As filed with the Securities and Exchange Commission on May 18, 2001
                                                 Registration No. [333--_______]


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   Form S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                    Kemper Investors Life Insurance Company
            (Exact name of registrant as specified in its charter)


                 Illinois                                  36-3050975
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)


             1 Kemper Drive
       Long Grove, Illinois 60049
             (847) 550-5500                                   6312
(Address, including zip code, and telephone        (Primary Standard Industrial
number, including area code, of registrant's        Classification Code Number)
       principal executive offices)


                            Debra P. Rezabek, Esq.
                    Kemper Investors Life Insurance Company
                                1 Kemper Drive
                          Long Grove, Illinois 60049
                                (847) 550-7390
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


                                  Copies to:

          Frank Julian, Esq.                          Joan E. Boros, Esq.
Kemper Investors Life Insurance Company                Jorden Burt LLP
           1 Kemper Drive                     1025 Thomas Jefferson Street, N.W.
      Long Grove, Illinois 60049                          Suite 400E
                                                    Washington, D.C. 20007


Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                                             CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                     Proposed Maximum    Proposed Maximum
                                                       Amount to be   Offering Price        Aggregate            Amount of
Title of Each Class of Securities to be Registered      Registered       per Unit         Offering Price     Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Market Value Adjusted Deferred Annuity Contracts
and Participating Interests  therein................         *               *             $50,000,000*         $12,500.00
-----------------------------------------------------------------------------------------------------------------------------


*The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit is not applicable in that these contracts are not issued in predetermined amounts of units.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

                    KEMPER INVESTORS LIFE INSURANCE COMPANY

                                   Form S-1
                             CROSS REFERENCE SHEET

                    Pursuant to Regulation S-K, Item 501(b)


Item No.                   Form S-1 Caption                             Caption in Prospectus
-------                    ----------------                             ---------------------

1         Forepart of the Registration Statement
          and Outside Front Cover Page of
          Prospectus..........................................   Facing Page and Outside Front Cover
                                                                 Page of Prospectus.

2.        Inside Front and Outside Back Cover Pages of
          Prospectus..........................................   Table of Contents.

3.        Summary Information, Risk Factors and Ratio of
          Earnings to Fixed Charges...........................   Summary; Not Applicable to Ratio of
                                                                 Earnings to Fixed Charges.

4.        Use of Proceeds.....................................   KILICO, The Separate Account and The
                                                                 Funds; The MVA and Fixed Account
                                                                 Options; Business-- Investments.

5.        Determination of Offering Price.....................   Not Applicable.

6.        Dilution............................................   Not Applicable.

7.        Selling of Security Holders.........................   Not Applicable.

8.        Plan of Distribution................................   Distribution of Contracts.

9.        Description of Securities to be Registered..........   Summary; The Contracts; The
                                                                 Accumulation Period; Contract Charges
                                                                 and Expenses.

10.       Interests of Named Experts and Counsel..............   Experts; Legal Matters.

11.       Information with Respect to the Registrant..........   Federal Income Taxes; Business;
                                                                 Management's Discussion and Analysis of
                                                                 Financial Condition and Results of
                                                                 Operations; Legal Proceedings; Financial
                                                                 Statements.

12.       Disclosure of Commission Position on
          Indemnification For Securities Act Liabilities......   Part II, Items 14 and 17.


                                PROSPECTUS FOR
                    KEMPER INVESTORS LIFE INSURANCE COMPANY

     INDIVIDUAL AND GROUP FLEXIBLE PREMIUM VARIABLE, MARKET VALUE ADJUSTED
                     AND FIXED DEFERRED ANNUITY CONTRACTS

                                   Issued By
                   KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
                                      and
                    KEMPER INVESTORS LIFE INSURANCE COMPANY

This Prospectus describes Flexible Premium Variable, Market Value Adjusted and Fixed Deferred Annuity Contracts (the "Contract(s)") offered by Kemper Investors Life Insurance Company ("KILICO"). The Contract is designed to provide annuity benefits for retirement which may or may not qualify for certain federal tax advantages. Depending on particular state requirements, the Contracts may be issued on a group or individual basis. Contracts issued on an individual basis are represented by an individual annuity contract. For purposes of this Prospectus, the term "Contract" refers both to certificates and to individual annuity contracts.

You may allocate purchase payments to one or more of the Subaccount options, the Fixed Account option or the Market Value Adjustment ("MVA") option. The Contract currently offers 40 variable options, each of which is a Subaccount of KILICO Variable Annuity Separate Account. Currently, you may choose among Subaccounts that invest in the following Portfolios or Funds:

 .    The Alger American Fund:
         .   Alger American Balanced
         .   Alger American Leveraged AllCap
 .    Credit Suisse Warburg Pincus Trust:
         .   Credit Suisse Warburg Pincus Trust-Emerging Markets
         .   Credit Suisse Warburg Pincus Trust-Global Post-Venture Capital
 .    Dreyfus Investment Portfolios (Initial Share Class):
         .   MidCap Stock ("Dreyfus I.P. MidCap Stock")
 .    The Dreyfus Socially Responsible Growth Fund, Inc. (Initial Share
     Class)
 .    INVESCO Variable Investment Funds, Inc.:
         .   INVESCO VIF-Utilities Fund
 .    Scudder Variable Series I  :
         .   Scudder 21st Century Growth
         .   Scudder Capital Growth
         .   Scudder Global Discovery
         .   Scudder Growth and Income
         .   Scudder Health Sciences
         .   Scudder International
 .    Scudder Variable Series II :
         .   Scudder Aggressive Growth
         .   Scudder Blue Chip
         .   Scudder Contrarian Value
         .   Scudder Global Blue Chip
         .   Scudder Government Securities
         .   Scudder Growth
         .   High Yield
         .   Scudder International Research
         .   Scudder Investment Grade Bond
         .   Scudder Money Market
         .   Scudder New Europe
         .   Scudder Small Cap Growth
         .   Scudder Small Cap Value
         .   Scudder Strategic Income
         .   Scudder Technology Growth
         .   Scudder Total Return
         .   SVS Dreman Financial Services
         .   SVS Dreman High Return Equity
         .   SVS Dynamic Growth
         .   SVS Focus Value+Growth
         .   SVS Focused Large Cap Growth
         .   SVS Growth And Income
         .   SVS Growth Opportunities
         .   SVS Index 500
         .   SVS Mid-Cap Growth
         .   SVS Strategic Equity
         .   SVS Venture Value

Subaccounts and Portfolios may be added or deleted in the future. Contract values allocated to any of the Subaccounts vary, reflecting the investment experience of the selected Subaccounts. Contract values allocated to the Fixed Account option or one or more Guarantee Periods of the Market Value Adjustment option accumulate on a fixed basis.

If you elect the Value Credit rider, we will add a credit of 2% to each of your Purchase Payments made during the first Contract Year and 2% of Contract Value every fifth Contract Anniversary. The expenses for a Contract with a Value Credit rider will be higher than those for a Contract without a Value Credit rider, and in some cases, the amount of a Value Credit may be more than offset by the expenses associated with it.

The Contracts are not insured by the FDIC. They are obligations of the issuing insurance company and are not a deposit of, or guaranteed by, any bank or savings institution and are subject to risks, including possible loss of principal.

This Prospectus contains important information about the Contracts that you should know before investing. You should read it before investing and keep it for future reference. We have filed a Statement of Additional Information ("SAI") with the Securities and Exchange Commission. The current SAI has the same date as this Prospectus and is incorporated by reference in this Prospectus. You may obtain a free copy by writing us or calling (847) 550-5500. A table of contents for the SAI appears on page 85. You may also find this Prospectus and other information about the Separate Account required to be filed with the Securities and Exchange Commission ("SEC") at the SEC's web site at http://www.sec.gov.

The date of this Prospectus is ________________, 2001.

The Securities and Exchange Commission has not approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

                                                                    Page
                                                                    ----
DEFINITIONS.......................................................     1
SUMMARY...........................................................     4
SUMMARY OF EXPENSES...............................................     7
KILICO, THE SEPARATE ACCOUNT AND THE FUNDS........................    17
THE MVA AND FIXED ACCOUNT OPTIONS.................................    22
THE CONTRACTS.....................................................    24
CONTRACT CHARGES AND EXPENSES.....................................    41
THE ANNUITY PERIOD................................................    46
FEDERAL INCOME TAXES..............................................    51
DISTRIBUTION OF CONTRACTS.........................................    59
VOTING RIGHTS.....................................................    59
REPORTS TO CONTRACT OWNERS AND INQUIRIES..........................    59
EXPERTS...........................................................    60
LEGAL MATTERS.....................................................    60
SPECIAL CONSIDERATIONS............................................    60
AVAILABLE INFORMATION.............................................    60
BUSINESS..........................................................    61
PROPERTIES........................................................    67
LEGAL PROCEEDINGS.................................................    67
SELECTED FINANCIAL DATA...........................................    68
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.............................................    69
KILICO'S DIRECTORS AND EXECUTIVE OFFICERS.........................    81
EXECUTIVE COMPENSATION............................................    84
TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION............    85
FINANCIAL STATEMENTS..............................................    86
APPENDICES........................................................    87

                                  DEFINITIONS

The following terms, as used in this Prospectus, have the indicated meanings:

     Accumulated Guarantee Period Value--The sum of the Guarantee Period Values.

     Accumulation Period--The period, between the Date of Issue and the Annuity Date.

     Accumulation Unit--An accounting unit of measure used to calculate the value of each Subaccount during the Accumulation Period. Each Subaccount will have an Accumulation Unit for each combination of charges.

     Annuitant--The person during whose lifetime the Annuity is to be paid.

     Annuity Date--The date on which your Contract matures, and we begin to make annuity payments to you. The original Annuity Date you selected in your Contract application is stated in your Contract Schedule.

     Annuity Option--One of several forms in which you may elect to have annuity payments made to you after the Annuity Date.

     Annuity Period--The period starting on the Annuity Date during which we make annuity payments to you.

     Annuity Unit--An accounting unit of measure used to calculate the amount of Variable Annuity payments after the first annuity payment.

     Beneficiary--The person you designate to receive any benefits under a Contract upon your death prior to the Annuity Period or upon the death of the Annuitant thereafter.

     Company, we, us, our, KILICO--Kemper Investors Life Insurance Company, Long Grove, Illinois 60049.

     Contract--A Flexible Premium Variable, Market Value Adjusted ("MVA") and Fixed Deferred Annuity Contract offered on an individual or group basis. Contracts issued on a group basis are represented by a certificate. Contracts issued on an individual basis are represented by an individual annuity contract.

     Contract Anniversary--An anniversary of the Date of Issue.

     Contract Quarter--Periods between quarterly Contract Anniversaries.

     Contract Schedule--The schedule pages appearing at the beginning of your Contract

     Contract Value--The sum of the Fixed Account Contract Value plus the Separate Account Contract Value, plus the Accumulated Guarantee Period Value.

     Contract Year--A one-year period starting on the Date of Issue and successive Contract Anniversaries.

     Contribution Year--Each one-year period following the date a Purchase Payment is made.

     Date of Issue--The Date of Issue is stated in your Contract Schedule. It is the date your initial Purchase Payment begins to be credited with interest and/or investment experience.

     Debt--The principal of any outstanding loan plus any accrued interest. Loans are available under certain Qualified Plans.

     Fixed Account--The General Account of KILICO to which you may allocate all or a portion of Purchase Payments or Contract Value.

     Fixed Account Contract Value-- The (1) Purchase Payment allocated or amount transferred to the Fixed Account; plus (2) interest credited; minus (3) withdrawals, previously assessed withdrawal charges and transfers on any Valuation Date.

     Fixed Annuity--Annuity payments we pay you that do not vary in dollar amount with investment experience.

     Fund(s)--An investment company which provides the Portfolios available for investment by a Subaccount.

     General Account--Our assets other than those allocated to any of our separate accounts.

     Guaranteed Interest Rate--The rate of interest we establish for a given Guarantee Period.

     Guarantee Period--A period of time during which an amount is to be credited with a Guaranteed Interest Rate assuming no partial withdrawal or surrender prior to the end of that Guarantee Period. The Guarantee Periods initially offered are stated in your Contract Schedule.

     Guarantee Period Value--The (1) Purchase Payment allocated or amount transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals, previously assessed withdrawal charges and transfers; adjusted for (4) any applicable Market Value Adjustment previously made.

     Market Adjusted Value--A Guarantee Period Value adjusted by the Market Value Adjustment formula prior to the end of a Guarantee Period.

     Market Value Adjustment--An adjustment of Guarantee Period Values in accordance with the Market Value Adjustment formula that applies to amounts used to purchase an Annuity Option on the Annuity Date, partial or total withdrawals, or transfers prior to the end of the Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced.

     Non-Qualified Plan Contract--This Contract issued other than as a Qualified Plan Contract.

     Owner, Contract Owner, you, your, yours--The person(s) named as Owner unless later changed as provided in this Contract. When more than one person is named as Owner, the terms, "you," "your," and "yours" mean joint Owners.

     Payee--A recipient of periodic payments under the Contract.

     Portfolio--A series of a Fund with its own objective and policies, which represents shares of beneficial interest in a separate portfolio of securities and other assets.

     Purchase Payment--The dollar amount we receive in U.S. currency to buy the benefits this Contract provides.

     Qualified Plan Contract--A Contract issued under a retirement plan which qualifies for favorable income tax treatment under Sections 401, 403, 408, 408A and 457 of the Internal Revenue Code as amended.

     Separate Account--A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as the KILICO Variable Annuity Separate Account.

     Separate Account Contract Value--The sum of the Subaccount Values on a Valuation Date.

     Subaccounts--The Separate Account has multiple Subaccounts. Each Subaccount invests all of its assets in a specified Portfolio.

     Subaccount Value--The value of your interest in each Subaccount.

     Valuation Date--Each business day that we value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

     Valuation Period--The period that starts at the close of the New York Stock Exchange on a Valuation Date and ends at the close of the New York Stock Exchange on the next succeeding Valuation Date.

     Variable Annuity--An annuity payment plan which varies in dollar amount because of Subaccount investment experience.

     Withdrawal Value--Contract Value, minus any applicable withdrawal charge, plus or minus any applicable Market Value Adjustment, minus any premium tax payable if the Contract is being annuitized.

                                    SUMMARY

     Because this is a summary, it does not contain all of the information that may be important. Read the entire Prospectus before deciding to invest.

     The Contracts provide for investment on a tax-deferred basis and annuity benefits. This Prospectus describes both Non-Qualified Plan and Qualified Plan Contracts. A Contract may not be issued to you on or after your 91st birthday.

     The minimum initial and subsequent Purchase Payment will vary depending on whether the Contract is issued as a Qualified or Non-Qualified Plan Contract, and the method of payment. In either case, our prior approval is required for Purchase Payments over $1,500,000. (See "The Contracts," page 24.) An allocation to a Subaccount or Fixed Account must be at least $50. An allocation to a Guarantee Period must be at least $500.

     Variable accumulations and benefits are provided by crediting Purchase Payments to one or more Subaccounts that you select. Each Subaccount invests in one of the following corresponding Portfolios:

 .    Alger American Balanced
 .    Alger American Leveraged AllCap
 .    Credit Suisse Warburg Pincus Trust-Emerging Markets
 .    Credit Suisse Warburg Pincus Trust-Global Post-Venture Capital
 .    Dreyfus I.P. MidCap Stock (Initial Share Class)
 .    The Dreyfus Socially Responsible Growth Fund, Inc. (Initial Share Class)
 .    INVESCO VIF-Utilities Fund
 .    Scudder 21st Century Growth
 .    Scudder Capital Growth
 .    Scudder Global Discovery
 .    Scudder Growth and Income
 .    Scudder Health Sciences
 .    Scudder International
 .    Scudder Aggressive Growth
 .    Scudder Blue Chip
 .    Scudder Contrarian Value
 .    Scudder Global Blue Chip
 .    Scudder Government Securities
 .    Scudder Growth
 .    Scudder High Yield
 .    Scudder International Research
 .    Scudder Investment Grade Bond
 .    Scudder Money Market
 .    Scudder New Europe
 .    Scudder Small Cap Growth
 .    Scudder Small Cap Value
 .    Scudder Strategic Income
 .    Scudder Technology Growth
 .    Scudder Total Return
 .    SVS Dreman Financial Services
 .    SVS Dreman High Return
 .    SVS Dynamic Growth
 .    SVS Focus Value+Growth
 .    SVS Focused Large Cap Growth

 .    SVS Growth And Income
 .    SVS Growth Opportunities
 .    SVS Index 500
 .    SVS Mid-Cap Growth
 .    SVS Strategic Equity
 .    SVS Venture Value

The Fixed Account provides fixed accumulations and benefits. We guarantee that Purchase Payments allocated to the Fixed Account earn a minimum fixed interest rate of 3%. In our discretion, we may credit interest in excess of 3%. (See "Fixed Account Option," page 24.)

The MVA Option also provides fixed accumulations. The MVA Option is only available during the Accumulation Period. You may allocate amounts to one or more initial Guarantee Periods available under the Contract. We may offer additional Guarantee Periods at our discretion. For new contracts, we may limit the number of Guarantee Period options available to [three]. We calculate the interest credited to the Guarantee Period Value by compounding daily at daily interest rates which would produce at the end of a Contract Year a result identical to the one produced by applying an annual interest rate. We declare the rate at our sole discretion. We guarantee amounts allocated to the MVA Option at Guaranteed Interest Rates for the Guarantee Periods you select. These guaranteed amounts are subject to any applicable withdrawal charge, Market Value Adjustment or records maintenance charge. We will not change a Guaranteed Interest Rate for the duration of the Guarantee Period. However, Guaranteed Interest Rates for subsequent Guarantee Periods are set at our discretion. At the end of a Guarantee Period, a new Guarantee Period for the same duration starts, unless you timely elect another Guarantee Period. The offering of interests under the Contract relating to the MVA Option is registered under the Securities Act of 1933 ("1933 Act"), but the separate account holding our assets in connection with those interests is not registered under the Investment Company Act of 1940 ("1940 Act"). (See "The MVA Option," page 22.)

You bear the investment risk under the Contracts, unless you allocate your Contract Values to:

     . the MVA Option and are guaranteed to receive the Guaranteed Interest Rate, or

     .    the Fixed Option and are guaranteed to earn at least 3% interest.

Transfers among Subaccounts are permitted before and after annuitization, subject to certain limitations. A transfer from a Guarantee Period is subject to a Market Value Adjustment unless the transfer is effective within 30 days after the end of the applicable Guarantee Period. (See "Transfers During Accumulation Period" and "Transfers During the Annuity Period," pages 30 and 47, respectively.)

You may withdraw Contract Value subject to withdrawal charges, any applicable Market Value Adjustment, and other specified conditions. (See "Withdrawals During the Accumulation Period," page 32.) Withdrawals may be subject to income tax, a 10% penalty tax, and other tax consequences. Withdrawals from Qualified Plan Contracts may be limited by the Internal Revenue Code (the "Code"). (See "Federal Income Taxes," page 51.)

We do not deduct sales charges from Purchase Payments. Each Contract Year, you may make a partial or total withdrawal of the Contract, without withdrawal charge, up to the greatest of:

     .    Purchase Payments that are no longer subject to withdrawal charges;
     . Contract Value less Purchase Payments that are subject to withdrawal charges minus any Purchase Payments subject to withdrawal charges (including any withdrawal charges); and
     . 10% of Purchase Payments that are subject to withdrawal charges minus any Purchase Payments subject to a withdrawal charge previously withdrawn (including any withdrawal charges).

The Contract may be purchased in connection with retirement plans qualifying under Sections 401, 403, 408, 408A and 457 of the Code including the following types of Qualified Plans: IRA's, SEP-IRA's, SIMPLE IRA's, Roth IRA's, HR-10 and Keogh Pension and Profit-Sharing Plans, Tax-Sheltered Annuities, and Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations. The Contract is also available in connection with non-qualified deferred compensation plans. (See "Taxation of Annuities in General," page 52 and "Qualified Plans," page 55.)

Loans against your Contract may be taken any time prior to the Annuity Date if your Contract was issued under Sections 401(a) or 403(b) of the Code and your plan permits loans. (See "Contract Loans," page 35.)

You may examine a Contract and return it for a refund during the "free look" period. The length of the free look period will depend on the state in which the Contract is issued. However, it will be at least ten days from the date you receive the Contract. (See "The Contracts," page 24.) In addition, a special free look period applies in some circumstances to Contracts issued as an Individual Retirement Annuity ("IRA"), a Roth IRA or a Simplified Employee Pension.

                              SUMMARY OF EXPENSES

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments)......None
Withdrawal Charge (as a percentage of amount surrendered)(1)

Contribution Year                   Without Bonus                     With Bonus
-----------------                   -------------                     ----------
First year                          7.00%............................8.50%
Second year                         6.00%............................8.50%
Third year                          5.00%............................8.50%
Fourth year                         5.00%............................8.50%
Fifth year                          4.00%............................7.50%
Sixth year                          3.00%............................6.50%
Seventh year                        2.00%............................5.50%
Eighth year                         0.00%............................3.50%
Ninth year                          0.00%............................1.50%
Tenth year and thereafter           0.00%............................0.00%

Exchange Fee......................................................None(2)

Annual Contract Fee (Records Maintenance Charge)(3)..............$30

Separate Account Annual Expenses
(as a percentage of average daily account value)

Mortality and Expense Risk.................. 1.25%
Administration..............................  .15%
                                            ------
Total Separate Account Annual Expenses...... 1.40%

Optional Benefit Annual Expenses
(as a percentage of average daily account value)

Guaranteed Retirement Income Benefit Charge.....................      .40%(4)
Earning Based Death Benefit Charge (issue ages 0-80)............      .25%
Earnings Based Death Benefit Charge (issue ages 81 and higher)..      .85%
Value Credit Rider Charge(5) ...................................      .40%
                                                                    -----------
Total Maximum Optional Benefit Annual Expense...................     1.90%

Fund Annual Expenses (After Any Fee Waivers and Expense Reductions)
(as percentage of each Portfolio's average net assets for the period ended December 31, 2000)

[The following information regarding Fund Annual Expenses is to be completed by pre-effective amendment.]

--------------------------------------------------------------------------------
                                                                    Total Annual
                                          Management      Other       Portfolio
       Portfolio                             Fees       Expenses       Expenses
--------------------------------------------------------------------------------
Alger American Balanced                      0.75%        0.13%         0.88%
--------------------------------------------------------------------------------
Alger American Leveraged AllCap              0.85%        0.05%         0.90%
--------------------------------------------------------------------------------
Credit Suisse Warburg Pincus
Trust-Emerging Markets (6)                   1.09%        0.31%         1.40%
--------------------------------------------------------------------------------
Credit Suisse Warburg Pincus
Trust-Global Post-Venture Capital (6)        1.14%        0.26%         1.40%
--------------------------------------------------------------------------------
Dreyfus I.P. MidCap Stock (11)               0.75%        0.25%         1.00%
--------------------------------------------------------------------------------
The Dreyfus Socially Responsible Growth
Fund, Inc.                                   0.75%        0.03%         0.78%
--------------------------------------------------------------------------------
INVESCO VIF-Utilities Fund (17)(18)          0.60%        0.62%         1.22%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          Management      Other     Total Annual
        Portfolio                            Fees       Expenses      Portfolio
                                                                       Expenses
--------------------------------------------------------------------------------
Janus Aspen Growth (13)(15)                  0.65%        0.02%         0.67%
--------------------------------------------------------------------------------
Janus Aspen Growth and Income (13)(15)       0.65%        0.13%         0.78%
--------------------------------------------------------------------------------
Scudder 21st Century Growth (9)              0.88%        0.47%         1.35%
--------------------------------------------------------------------------------
Scudder Capital Growth                       0.46%        0.03%         0.49%
--------------------------------------------------------------------------------
Scudder Global Discovery (9)(14)             0.95%        0.30%         1.25%
--------------------------------------------------------------------------------
Scudder Growth and Income                    0.48%        0.08%         0.56%
--------------------------------------------------------------------------------
Scudder Health Sciences (9)(10)              0.75%        0.20%         0.95%
--------------------------------------------------------------------------------
Scudder International                        0.82%        0.14%         0.96%
--------------------------------------------------------------------------------
Scudder Aggressive Growth (8)(16)            0.75%        0.19%         0.94%
--------------------------------------------------------------------------------
Scudder Blue Chip (8)                        0.65%        0.06%         0.71%
--------------------------------------------------------------------------------
Scudder Contrarian Value (8)                 0.75%        0.05%         0.80%
--------------------------------------------------------------------------------
Scudder Global Blue Chip (8)(14)(16)         0.85%        0.71%         1.56%
--------------------------------------------------------------------------------
Scudder Government Securities (16)           0.55%        0.05%         0.60%
--------------------------------------------------------------------------------
Scudder Growth                               0.60%        0.05%         0.65%
--------------------------------------------------------------------------------
Scudder High Yield                           0.60%        0.08%         0.68%
--------------------------------------------------------------------------------
Scudder International Research               0.75%        0.09%         0.84%
--------------------------------------------------------------------------------
Scudder Investment Grade Bond (8)(16)        0.60%        0.07%         0.67%
--------------------------------------------------------------------------------
Scudder Money Market                         0.50%        0.08%         0.58%
--------------------------------------------------------------------------------
Scudder New Europe (8)(14)(16)               0.00%        1.12%         1.12%
--------------------------------------------------------------------------------
Scudder Small Cap Growth                     0.65%        0.07%         0.72%
--------------------------------------------------------------------------------
Scudder Small Cap Value (8)(16)              0.75%        0.06%         0.81%
--------------------------------------------------------------------------------
Scudder Strategic Income (8)(12)(16)         0.65%        0.40%         1.05%
--------------------------------------------------------------------------------
Scudder Technology Growth (8)                0.75%        0.07%         0.82%
--------------------------------------------------------------------------------
Scudder Total Return                         0.55%        0.06%         0.61%
--------------------------------------------------------------------------------
SVS Dreman Financial Services (8)(16)        0.75%        0.15%         0.90%
--------------------------------------------------------------------------------
SVS Dreman High Return Equity (8)(16)        0.75%        0.09%         0.84%
--------------------------------------------------------------------------------
SVS Dynamic Growth (7)(8)                    1.00%        0.30%         1.30%
--------------------------------------------------------------------------------
SVS Focus Value+Growth (8)                   0.75%        0.06%         0.81%
--------------------------------------------------------------------------------
SVS Focused Large Cap Growth                 0.95%        0.20%         1.15%
(8)(14)(16)
--------------------------------------------------------------------------------
SVS Growth Opportunities (8)(13)             0.95%        0.11%         1.06%
--------------------------------------------------------------------------------
SVS Index 500 (8)(14)(16)                    0.34%        0.21%         0.55%
--------------------------------------------------------------------------------
SVS Mid-Cap Growth (7)(8)                    1.00%        0.30%         1.30%
--------------------------------------------------------------------------------
SVS Strategic Equity (7)(8)                  0.95%        0.20%         1.15%
--------------------------------------------------------------------------------
SVS Venture Value (7)(8)                     0.95%        0.20%         1.15%
--------------------------------------------------------------------------------

(1) A Contract Owner may withdraw up to the greatest of the following withdrawal assessment of any charge:

        . Purchase Payments that are no longer subject to withdrawal charges,

        . Contract Value less Purchase Payments that are subject to withdrawal charges minus any Purchase Payments subject to withdrawal charges (including any withdrawal charges), and

        . 10% of Purchase Payments that are subject to withdrawal charges minus any Purchase Payments subject to a withdrawal charge previously withdrawn (including any withdrawal charges).

        In certain circumstances we may reduce or waive the contingent deferred sales charge.

(2) We reserve the right to charge a fee of $10 for each transfer of Contract Value in excess of 12 transfers per calendar year.


(3) Applies to Contracts with a Contract Value less than $50,000 on the date of assessment. In certain circumstances we may reduce or waive the annual Records Maintenance Charge.

(4) The Guaranteed Retirement Income Benefit Charge is only 0.30% if you elect a ten-year waiting period instead of a seven-year waiting period. Charges for new Contracts may be increased to .80% and .60%, respectively for the seven and ten-year waiting periods.

(5) The charge for the Bonus rider will be imposed only for the first 15 Contract Years.

(6) The expense figures shown are net of certain fee waivers or reductions from the Portfolios' investment adviser and its affiliates based on actual expenses for fiscal year ended December31, 2000. Without such waivers, Management Fees,

        Other Expenses and Total Portfolio Annual Expenses for the Portfolios would have been 1.25%, 0.44% and 1.69%, respectively, for the Credit Suisse Warburg Pincus Trust-Emerging Markets Portfolio; and 1.25%, .28% and 1.53%, respectively, for the Credit Suisse Warburg Pincus Trust-Global PostVenture Capital Portfolio. Fee waivers and expense reimbursements may be discontinued at any time.

(7) Portfolios became effective and commenced operations on May 1, 2001, therefore other expenses are annualized. Actual expenses may be greater or less than shown.

(8) Pursuant to their respective agreements with Scudder Variable Series II, the investment manager and the accounting agent have agreed, for the one year period commencing on May 1, 2001, to limit their respective fees and to reimburse other expenses to the extent necessary to limit total operating expenses of the following described Portfolios to the amounts set forth after the Portfolio names: SVS Dynamic Growth (1.30%), SVS Mid-Cap Growth (1.30%), SVS Strategic Equity (1.15%), SVS Venture Value (1.15%), SVS Dreman High Return Equity (0.87%), SVS Focus Value+Growth (0.84%), SVS Focused Large Cap Growth (1.15%), SVS Dreman Financial Services (0.99%), SVS Growth Opportunities (1.15%), SVS Growth And Income (1.15%), Scudder Aggressive Growth (0.95%), Scudder Technology Growth (0.95%), Scudder Contrarian Value (0.80%), Scudder Small Cap Value (0.84%), Scudder Investment Grade Bond (0.80%), Scudder Strategic Income (1.05%), Scudder Blue Chip (0.95%), SVS Index 500 (0.55%), Scudder New Europe (1.12%) and Scudder Global Blue Chip (1.56%). In addition, for Scudder New Europe and Scudder Global Blue Chip, the investment manager has agreed to limit its management fees to 0.70% and 0.85%, respectively of such Portfolios for one year, commencing May 1, 2001.

(9) Pursuant to their respective agreements with Scudder Variable Series I, the investment manager and the accounting agent have agreed, for the one year period commencing on May 1, 2001, to limit their respective fees and to reimburse other expenses to the extent necessary to limit total operating expenses of the following described Portfolios to the amounts set forth after the Portfolio names: Scudder Global Discovery Portfolio (1.25%), Scudder 21st Century Growth Portfolio (1.50%) and Scudder Health Sciences Portfolio (0.95%).

(10) The Scudder Health Sciences Portfolio became effective and commenced operations May 1, 2001, therefore Other Expenses are annualized. Actual expenses may be greater or less than shown.

(11) The expenses shown are for the Initial Share Class for the fiscal year ended December 31, 2000 and reflect the investment adviser's waiver of fees or reimbursement of expenses for such fiscal year. Without such waivers or reimbursements, the Management Fee, Other Expenses and Total Portfolio Annual Expenses for December 31, 2000 for the Dreyfus I.P. MidCap Stock Portfolio would have been, as a percentage of assets:
        0.75%, .0.29% and 1.04%, respectively. For the fiscal year ended December 31, 2000, Dreyfus further reimbursed the Portfolio for other expenses so that the total annual Portfolio operating expenses for the Initial Share Class was 0.98% instead of 1.00%. This additional expense reimbursement was voluntary and the expense information provided in the table has been restated to reflect the amount the fees would have been without such voluntary reimbursement. The Dreyfus Corporation has agreed, until December 31, 2001, to waive receipt of its fees and/or assume the expenses of the Portfolio so that the expenses of the Initial Share Class (excluding taxes, brokerage commissions, extraordinary expenses, interest expenses and commitment fees on borrowings) do not exceed 1.00%.

(12) The expense figures shown are net of certain fee waivers or reductions from the investment adviser based on actual expenses for fiscal year ended December 31, 2000. Without such waivers, the Management Fee, Other Expenses and Total Portfolio Annual Expenses for the Scudder Strategic Income Portfolio would have been 0.65%, 0.42% and 1.07%, respectively. Due to a new management agreement, the management fee of Scudder Strategic Income has been restated to 0.65%.

(13) SVS Growth Opportunities and SVS Growth And Income are only available under Contracts issued on or after May 1, 2000. Janus Aspen Growth and Janus Aspen Growth and Income are only available under Contracts issued before May 1, 2000.

(14) The expense figures shown are net of certain fee waivers or reductions from the Portfolios' investment manager based on actual expenses for fiscal year ended December 31, 2000. Without such waivers, the Management Fee, Other Expenses and Total Portfolio Annual Expenses would have been: 0.98%, 0.30% and 1.28%, respectively, for the Scudder Global Discovery Portfolio; 1.00%, 0.76% and 1.76%, respectively, for the Scudder Global Blue Chip Portfolio; 1.00%, 1.62% and 2.62%, respectively, for the Scudder New Europe Portfolio; 0.44%, 0.43% and 0.87%, respectively, for the SVS Index 500 Portfolio; and 0.95%, 0.36% and 1.31%, respectively, for the SVS Focused Large Cap Growth Portfolio.

(15) Expenses are based upon expenses for the fiscal year ended December 31, 2000, restated to reflect a reduction in the management fees for Janus Aspen Growth and Janus Aspen Growth and Income Portfolios. Expenses are shown without the effect of any expense offset arrangements.

(16)    "Other Expenses" have been restated to exclude reorganization costs.

(17) The Fund's actual Other Expenses and Total Annual Fund Operating Expenses were lower than the figures shown, because its custodian fees were reduced under an expense offset arrangement.

(18) Certain expenses of the Fund were voluntarily absorbed by INVESCO pursuant to a commitment to the Fund and INVESCO. This commitment may be changed at any time following the consultation of the Board of Directors. Without absorption, the Fund's Management Fees, Other Expenses and Total Annual Fund Operating Expenses were 0.60%, 0.81% and 1.41%, respectively.

EXAMPLE 1
---------

If you surrender your Contract, you would pay the following expenses on a $1,000 investment, assuming:

 .   5% annual return on assets, and
 .   the current level of fund expenses for all years shown.

The example assumes that any fund expense caps, waivers or reimbursement arrangements described in the footnotes above are in effect for the time periods presented below. The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

--------------------------------------------------------------------------------------------------
         Subaccount                                   1 year      3 years      5 years    10 years
--------------------------------------------------------------------------------------------------
Alger American Balanced
--------------------------------------------------------------------------------------------------
Alger American Leveraged AllCap
--------------------------------------------------------------------------------------------------
Credit Suisse Warburg Pincus Trust-Emerging Markets
--------------------------------------------------------------------------------------------------
Credit Suisse Warburg Pincus Trust-Global
--------------------------------------------------------------------------------------------------
Post-Venture Capital
--------------------------------------------------------------------------------------------------
Dreyfus I.P. MidCap Stock
--------------------------------------------------------------------------------------------------
Dreyfus Socially Responsible Growth
--------------------------------------------------------------------------------------------------
INVESCO VIF-Utilities Fund
--------------------------------------------------------------------------------------------------
Janus Aspen Growth
--------------------------------------------------------------------------------------------------
Janus Aspen Growth and Income
--------------------------------------------------------------------------------------------------
Scudder 21st Century Growth
--------------------------------------------------------------------------------------------------
Scudder Capital Growth
--------------------------------------------------------------------------------------------------
Scudder Global Discovery
--------------------------------------------------------------------------------------------------
Scudder Growth and Income
--------------------------------------------------------------------------------------------------
Scudder Health Sciences
--------------------------------------------------------------------------------------------------
Scudder International
--------------------------------------------------------------------------------------------------
Scudder Aggressive Growth
--------------------------------------------------------------------------------------------------
Scudder Blue Chip
--------------------------------------------------------------------------------------------------
Scudder Contrarian Value
--------------------------------------------------------------------------------------------------
Scudder Global Blue Chip
--------------------------------------------------------------------------------------------------
Scudder Government Securities
--------------------------------------------------------------------------------------------------
Scudder Growth
--------------------------------------------------------------------------------------------------
Scudder High Yield
--------------------------------------------------------------------------------------------------
Scudder International Research
--------------------------------------------------------------------------------------------------
Scudder Investment Grade Bond
--------------------------------------------------------------------------------------------------
Scudder Money Market #1 (1)
--------------------------------------------------------------------------------------------------
Scudder New Europe
--------------------------------------------------------------------------------------------------
Scudder Small Cap Growth
--------------------------------------------------------------------------------------------------
Scudder Small Cap Value
--------------------------------------------------------------------------------------------------
Scudder Strategic Income
--------------------------------------------------------------------------------------------------
Scudder Technology Growth
--------------------------------------------------------------------------------------------------
Scudder Total Return
--------------------------------------------------------------------------------------------------
SVS Dreman Financial Services
--------------------------------------------------------------------------------------------------
SVS Dreman High Return Equity
--------------------------------------------------------------------------------------------------
SVS Dynamic Growth
--------------------------------------------------------------------------------------------------
SVS Focus Value+Growth
--------------------------------------------------------------------------------------------------
SVS Focused Large Cap Growth
--------------------------------------------------------------------------------------------------
SVS Growth And Income
--------------------------------------------------------------------------------------------------
SVS Growth Opportunities
--------------------------------------------------------------------------------------------------
SVS Index 500
--------------------------------------------------------------------------------------------------
SVS Mid-Cap Growth
--------------------------------------------------------------------------------------------------
SVS Strategic Equity
--------------------------------------------------------------------------------------------------
SVS Venture Value
--------------------------------------------------------------------------------------------------

EXAMPLE 2

Same assumptions as Example 1 above, except that you decide not to surrender your Contract at the end of each period.

---------------------------------------------------------------------------------------------
                       Subaccount                          1 year  3 years  5 years  10 years
---------------------------------------------------------------------------------------------
Alger American Balanced
---------------------------------------------------------------------------------------------
Alger American Leveraged AllCap
---------------------------------------------------------------------------------------------
Credit Suisse Warburg Pincus Trust-Emerging Markets
---------------------------------------------------------------------------------------------
Credit Suisse Warburg Pincus Trust-Global
Post-Venture Capital
---------------------------------------------------------------------------------------------
Dreyfus I.P. MidCap Stock
---------------------------------------------------------------------------------------------
Dreyfus Socially Responsible Growth
---------------------------------------------------------------------------------------------
INVESCO VIF-Utilities Fund
---------------------------------------------------------------------------------------------
Janus Aspen Growth
---------------------------------------------------------------------------------------------
Janus Aspen Growth and Income
---------------------------------------------------------------------------------------------
Scudder 21st Century Growth
---------------------------------------------------------------------------------------------
Scudder Capital Growth
---------------------------------------------------------------------------------------------
Scudder Global Discovery
---------------------------------------------------------------------------------------------
Scudder Growth and Income
---------------------------------------------------------------------------------------------
Scudder Health Sciences
---------------------------------------------------------------------------------------------
Scudder International
---------------------------------------------------------------------------------------------
Scudder Aggressive Growth
---------------------------------------------------------------------------------------------
Scudder Blue Chip
---------------------------------------------------------------------------------------------
Scudder Contrarian Value
---------------------------------------------------------------------------------------------
Scudder Global Blue Chip
---------------------------------------------------------------------------------------------
Scudder Government Securities
---------------------------------------------------------------------------------------------
Scudder Growth
---------------------------------------------------------------------------------------------
Scudder High Yield
---------------------------------------------------------------------------------------------
Scudder International Research
---------------------------------------------------------------------------------------------
Scudder Investment Grade Bond
---------------------------------------------------------------------------------------------
Scudder Money Market #1 (1)
---------------------------------------------------------------------------------------------
Scudder New Europe
---------------------------------------------------------------------------------------------
Scudder Small Cap Growth
---------------------------------------------------------------------------------------------
Scudder Small Cap Value
---------------------------------------------------------------------------------------------
Scudder Strategic Income
---------------------------------------------------------------------------------------------
Scudder Technology Growth
---------------------------------------------------------------------------------------------
Scudder Total Return
---------------------------------------------------------------------------------------------
SVS Dreman Financial Services
---------------------------------------------------------------------------------------------
SVS Dreman High Return Equity
---------------------------------------------------------------------------------------------
SVS Dynamic Growth
---------------------------------------------------------------------------------------------
SVS Focus Value+Growth
---------------------------------------------------------------------------------------------
SVS Focused Large Cap Growth
---------------------------------------------------------------------------------------------
SVS Growth And Income
---------------------------------------------------------------------------------------------
SVS Growth Opportunities
---------------------------------------------------------------------------------------------
SVS Index 500
---------------------------------------------------------------------------------------------
SVS Mid-Cap Growth
---------------------------------------------------------------------------------------------
SVS Strategic Equity
---------------------------------------------------------------------------------------------
SVS Venture Value
---------------------------------------------------------------------------------------------

(1) Scudder Money Market Subaccount #2 is not shown because it is available only for dollar cost averaging that will deplete your Subaccount Value entirely at least by the end of the first Contribution Year.

The purpose of the preceding tables is to assist you in understanding the various costs and expenses that an Owner in a Subaccount will bear directly or indirectly. The tables reflect expenses of the Separate Account and the Portfolios or Funds but not the MVA Option. These tables are limited to disclosure with regard to the variable portion of the Contract. See "Contract Charges and Expenses" and "The MVA Option" for more information regarding the various costs and expenses. The Examples should not be considered to be a representation of past or future expenses and do not include the deduction of state premium taxes, which may be assessed before or upon annuitization. Actual expenses may be greater or less than those shown. "Management Fees" and "Other Expenses" in the "SUMMARY OF EXPENSES" for the Portfolios or Funds have been provided by the investment managers or advisers of the Portfolios or Funds, and have not been independently verified. The Examples assume a 5% annual rate of return pursuant to requirements of the

Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance of any Subaccount. The Records Maintenance Charge is a single charge, it is not a separate charge for each Subaccount. In addition, the effect of the Records Maintenance Charge has been reflected in the Examples by applying the percentage derived by dividing the total amounts of annual Records Maintenance Charge collected by the total net assets of all the Subaccounts in the Separate Account. See "Contract Charges and Expenses" for more information regarding the various costs and expenses.

EXAMPLE 3
---------

If you surrender your Contract, you would pay the following expenses on a $1,000 investment, assuming:

 .   5% annual return on assets,
 .   you elect the Guaranteed Retirement Income Benefit, the Value Credit and the
    Earnings Based Death Benefit, and
 .   the current level of fund expenses for all years shown.

The example assumes that any fund expense caps, waivers or reimbursement arrangements described in the footnotes above are in effect for the time periods presented below. The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

------------------------------------------------------------------------------------------
     Subaccount                            1 year      3 years      5 years    10 years
------------------------------------------------------------------------------------------
Alger American Balanced
------------------------------------------------------------------------------------------
Alger American Leveraged AllCap
------------------------------------------------------------------------------------------
Credit Suisse Warburg Pincus
Trust-Emerging Markets
------------------------------------------------------------------------------------------
Credit Suisse Warburg Pincus
Trust-Globa Post-Venture Capital
------------------------------------------------------------------------------------------
Dreyfus I.P. MidCap Stock
------------------------------------------------------------------------------------------
Dreyfus Socially Responsible Growth
------------------------------------------------------------------------------------------
INVESCO VIF-Utilities Fund
------------------------------------------------------------------------------------------
Janus Aspen Growth
------------------------------------------------------------------------------------------
Janus Aspen Growth and Income
------------------------------------------------------------------------------------------
Scudder 21st Century Growth
------------------------------------------------------------------------------------------
Scudder Capital Growth
------------------------------------------------------------------------------------------
Scudder Global Discovery
------------------------------------------------------------------------------------------
Scudder Growth and Income
------------------------------------------------------------------------------------------
Scudder Health Sciences
------------------------------------------------------------------------------------------
Scudder International
------------------------------------------------------------------------------------------
Scudder Aggressive Growth
------------------------------------------------------------------------------------------
Scudder Blue Chip
------------------------------------------------------------------------------------------
Scudder Contrarian Value
------------------------------------------------------------------------------------------
Scudder Global Blue Chip
------------------------------------------------------------------------------------------
Scudder Growth
------------------------------------------------------------------------------------------
Scudder High Yield
------------------------------------------------------------------------------------------
Scudder International Research
------------------------------------------------------------------------------------------
Scudder Investment Grade Bond
------------------------------------------------------------------------------------------
Scudder Money Market #1 (1)
------------------------------------------------------------------------------------------
Scudder New Europe
------------------------------------------------------------------------------------------
Scudder Small Cap Growth
------------------------------------------------------------------------------------------
Scudder Small Cap Value
------------------------------------------------------------------------------------------
Scudder Strategic Income
------------------------------------------------------------------------------------------
Scudder Technology Growth
------------------------------------------------------------------------------------------
Scudder Total Return
------------------------------------------------------------------------------------------
SVS Dreman Financial Services
------------------------------------------------------------------------------------------
SVS Dreman High Return Equity
------------------------------------------------------------------------------------------
SVS Dynamic Growth
------------------------------------------------------------------------------------------
SVS Focus Value+Growth
------------------------------------------------------------------------------------------
SVS Focused Large Cap Growth
------------------------------------------------------------------------------------------
SVS Growth And Income
------------------------------------------------------------------------------------------
SVS Growth Opportunities
------------------------------------------------------------------------------------------
SVS Index 500
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
SVS Mid-Cap Growth
------------------------------------------------------------------------------------------
SVS Strategic Equity
------------------------------------------------------------------------------------------
SVS Venture Value
------------------------------------------------------------------------------------------

EXAMPLE 4
---------

Same assumptions as Example 3 above, except that you decide not to surrender your Contract at the end of each period.

------------------------------------------------------------------------------------------
              Subaccount                   1 year      3 years      5 years    10 years
------------------------------------------------------------------------------------------
Alger American Balanced
------------------------------------------------------------------------------------------
Alger American Leveraged AllCap
------------------------------------------------------------------------------------------
Credit Suisse Warburg Pincus
Trust-Emerging Markets
------------------------------------------------------------------------------------------
Credit Suisse Warburg Pincus
Trust-Global
Post-Venture Capital
------------------------------------------------------------------------------------------
Dreyfus I.P. MidCap Stock
------------------------------------------------------------------------------------------
Dreyfus Socially Responsible Growth
------------------------------------------------------------------------------------------
INVESCO VIF-Utilities Fund
------------------------------------------------------------------------------------------
Janus Aspen Growth
------------------------------------------------------------------------------------------
Janus Aspen Growth and Income
------------------------------------------------------------------------------------------
Scudder 21st Century Growth
------------------------------------------------------------------------------------------
Scudder Capital Growth
------------------------------------------------------------------------------------------
Scudder Global Discovery
------------------------------------------------------------------------------------------
Scudder Growth and Income
------------------------------------------------------------------------------------------
Scudder Health Sciences
------------------------------------------------------------------------------------------
Scudder International
------------------------------------------------------------------------------------------
Scudder Aggressive Growth
------------------------------------------------------------------------------------------
Scudder Blue Chip
------------------------------------------------------------------------------------------
Scudder Contrarian Value
------------------------------------------------------------------------------------------
Scudder Global Blue Chip
------------------------------------------------------------------------------------------
Scudder Government Securities
------------------------------------------------------------------------------------------
Scudder Growth
------------------------------------------------------------------------------------------
Scudder High Yield
------------------------------------------------------------------------------------------
Scudder International Research
------------------------------------------------------------------------------------------
Scudder Investment Grade Bond
------------------------------------------------------------------------------------------
Scudder Money Market #1 (1)
------------------------------------------------------------------------------------------
Scudder New Europe
------------------------------------------------------------------------------------------
Scudder Small Cap Growth
------------------------------------------------------------------------------------------
Scudder Small Cap Value
------------------------------------------------------------------------------------------
Scudder Strategic Income
------------------------------------------------------------------------------------------
Scudder Technology Growth
------------------------------------------------------------------------------------------
Scudder Total Return
------------------------------------------------------------------------------------------
SVS Dreman Financial Services
------------------------------------------------------------------------------------------
SVS Dreman High Return Equity
------------------------------------------------------------------------------------------
SVS Dynamic Growth
------------------------------------------------------------------------------------------
SVS Focus Value+Growth
------------------------------------------------------------------------------------------
SVS Focused Large Cap Growth
------------------------------------------------------------------------------------------
SVS Growth And Income
------------------------------------------------------------------------------------------
SVS Growth Opportunities
------------------------------------------------------------------------------------------
SVS Index 500
------------------------------------------------------------------------------------------
SVS Mid-Cap Growth
------------------------------------------------------------------------------------------
SVS Strategic Equity
------------------------------------------------------------------------------------------
SVS Venture Value
-----------------------------------------------------------------------------------------

(1) Scudder Money Market Subaccount #2 is not shown because it is available only for dollar cost averaging that will deplete your Subaccount Value entirely at least by the end of the first Contribution Year.

The purpose of the preceding tables is to assist you in understanding the various costs and expenses that an Owner in a Subaccount will bear directly or indirectly. The tables reflect expenses of the Separate Account and the Portfolios or Funds but not the MVA Option. These tables are limited to disclosure with regard to the variable portion of the Contract. See "Contract Charges and Expenses" and "The MVA Option" for more information regarding the various costs and expenses. The Examples should not be considered to be a representation of past or future expenses and do not include the deduction of state premium taxes, which may be assessed before or upon annuitization. Actual expenses may be greater or less than those shown. "Management Fees" and "Other Expenses" in the "SUMMARY OF EXPENSES" for the Portfolios or Funds have been provided by the investment managers or advisers of the Portfolios or Funds, and have not been independently verified. The Examples assume a 5% annual rate of return pursuant to requirements of the Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance of any Subaccount. The above Examples assume the election of the Guaranteed Retirement Income Benefit, the Value Credit and the Earnings Based Death Benefit. If these features were not elected, the expense figures shown above would be lower. The Records Maintenance Charge is a single charge, it is not a separate charge for each Subaccount. In addition, the effect of the Records Maintenance Charge has been reflected in the Examples by applying the percentage derived by dividing the total amounts of annual Records Maintenance Charge by the total net assets of all the Subaccounts in the Separate Account. See "Contract Charges and Expenses" for more information regarding the various costs and expenses.

Because this is a new product, there is no Condensed Financial Information.

                  KILICO, THE SEPARATE ACCOUNT AND THE FUNDS

Kemper Investors Life Insurance Company

We were organized under the laws of the State of Illinois in 1947 as a stock life insurance company. Our offices are located at 1 Kemper Drive, Long Grove, Illinois 60049. We offer annuity and life insurance products and are admitted to do business in the District of Columbia and all states except New York. We are a wholly-owned subsidiary of Kemper Corporation ("Kemper"), a non-operating holding company. Kemper is a wholly-owned subsidiary of Zurich Group Holding ("ZGH" or "Zurich"), a Swiss holding company, formerly known as Zurich Financial Services. ZGH is wholly-owned by Zurich Financial Services ("ZFS"), a new Swiss holding company. ZFS was formerly Zurich Allied AG, which was merged with Allied Zurich p.l.c. in October 2000.

The Separate Account

We established the KILICO Variable Annuity Separate Account on May 29, 1981 pursuant to Illinois law. It is a separate investment account used to fund the Contract and other of our variable annuity contracts. The SEC does not supervise the management, investment practices or policies of the Separate Account or KILICO.

Benefits provided under the Contracts are our obligations. Although the assets in the Separate Account are our property, they are held separately from our other assets. Moreover, the assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities arising out of any other business we may conduct. Income, capital gains and capital losses, whether or not realized, from the assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to the income, capital gains and capital losses arising out of any other business we may conduct.

There are currently 40 Subaccounts available under this Contract, each of which invests exclusively in shares of one of the Portfolios. We may, from time to time, combine or remove Subaccounts and establish additional Subaccounts. In such cases, we may permit you to select other Subaccounts under the Contract. However, the right to select any other Subaccount is limited by the terms and conditions we may impose on such transactions. Not all Subaccounts may be available in all jurisdictions or under all Contracts.

The Separate Account purchases and redeems Portfolio shares at net asset value. We redeem Portfolio shares as necessary to provide benefits, to deduct Contract charges and to transfer assets from one Subaccount to another as you request. All dividends and capital gains distributions received by the Separate Account from a Portfolio are reinvested in that Portfolio at net asset value and retained as assets of the corresponding Subaccount.

The Separate Account's financial statements appear in the Statement of Additional Information.

The Funds

The Separate Account currently invests in the shares of the following open-end management investment companies:

    .   The Alger American Fund

    .   Credit Suisse Warburg Pincus Trust

    .   Dreyfus Investment Portfolios

    .   The Dreyfus Socially Responsible Growth Fund, Inc.

    .   INVESCO Variable Investment Funds, Inc.

    .   Scudder Variable Series I

    .   Scudder Variable Series II

The Funds provide investment vehicles for variable life insurance and variable annuity contracts and certain qualified retirement plans. Fund Shares are sold only to insurance company separate accounts and qualified retirement plans. Fund Shares may be sold to separate accounts of other insurance companies, whether or not affiliated with us. It is conceivable that in the future it may be disadvantageous for variable life insurance separate accounts and variable annuity separate accounts of companies unaffiliated with us, or for variable life insurance separate accounts, variable annuity separate accounts and qualified retirement plans to invest simultaneously in the Funds' Portfolios. Currently, we do not foresee disadvantages to variable life insurance owners, variable annuity owners or qualified retirement plans. The Funds monitor events for material conflicts between owners and determine what action, if any, should be taken. In addition, if we believe that a Fund's response to any of those events or conflicts insufficiently protects Owners, we will take appropriate action.

The assets of each Portfolio are held separate from the assets of the other Portfolios, and each Portfolio has its own distinct investment objective and policies. Each Portfolio operates as a separate investment fund, and the investment performance of one Portfolio has no effect on the investment performance of any other Portfolio.

The Portfolios are summarized below:

The Alger American Fund

Alger American Balanced Portfolio seeks current income and long-term capital appreciation.

Alger American Leveraged AllCap Portfolio seeks long-term capital appreciation.

Credit Suisse Warburg Pincus Trust

Credit Suisse Warburg Pincus Trust-Emerging Markets (formerly Warburg Pincus Emerging Markets) Portfolio seeks long-term growth of capital by investing in equity securities of emerging markets.

Credit Suisse Warburg Pincus Trust-Global Post-Venture Capital (formerly Warburg Pincus Global Post-Venture Capital) Portfolio seeks long-term growth of capital by investing primarily in equity securities of U.S. and foreign companies considered to be in their post-venture-capital stage of development.

Dreyfus Investment Portfolios (Initial Share Class)

Dreyfus I.P. MidCap Stock seeks to provide investment results that are greater than the total return performance of publicly traded common stocks of medium-size domestic companies in the aggregate, as represented by the Standard & Poor's MidCap 400(R) Index.

The Dreyfus Socially Responsible Growth Fund, Inc. (Initial Share Class)

The Fund's primary goal is to provide capital growth with current income as a secondary goal by investing in common stocks of companies that, in the opinion of the Fund's management, not only meet traditional investment standards, but also conduct their business in a manner that contributes to the enhancement of the quality of life in America.

INVESCO Variable Investment Funds, Inc.

INVESCO VIF-Utilities Fund seeks capital appreciation and income by investing primarily in companies engaged in the utilities sector.

Scudder Variable Series I

Scudder 21st Century Growth Portfolio seeks long-term growth of capital by investing primarily in equity securities issued by emerging growth companies.

Scudder Capital Growth Portfolio seeks to maximize long-term capital growth through a broad and flexible investment program.

Scudder Global Discovery Portfolio seeks above-average capital appreciation over the long term by investing primarily in the equity securities of small companies located throughout the world.

Scudder Growth and Income Portfolio seeks long-term growth of capital, current income and growth of income.

Scudder Health Sciences Portfolio seeks long-term growth of capital by investing primarily in the equity securities of companies in the health care industry.

Scudder International Portfolio seeks long-term growth of capital primarily through diversified holdings of marketable foreign equity investments.

Scudder Variable Series II

Scudder Aggressive Growth Portfolio seeks capital appreciation through the use of aggressive investment techniques.

Scudder Blue Chip Portfolio seeks long-term capital growth.

Scudder Contrarian Value Portfolio seeks to achieve a high rate of total return.

Scudder Global Blue Chip Portfolio seeks growth of capital and of income.

Scudder Government Securities Portfolio seeks high current income consistent with preservation of capital.

Scudder Growth Portfolio seeks maximum appreciation of capital.

Scudder High Yield Portfolio seeks to provide a high level of current income.

Scudder International Research Portfolio seeks long term capital appreciation.

Scudder Investment Grade Bond Portfolio seeks high current income.

Scudder Money Market Portfolio seeks maximum current income to the extent consistent with stability of principal.

Scudder New Europe Portfolio seeks long-term capital appreciation.

Scudder Small Cap Growth Portfolio seeks maximum appreciation of investors' capital.

Scudder Small Cap Value Portfolio seeks long-term capital appreciation.

Scudder Strategic Income Portfolio seeks high current return.

Scudder Technology Growth Portfolio seeks growth of capital.

Scudder Total Return Portfolio seeks high total return, a combination of income and capital appreciation.

SVS Dreman Financial Services Portfolio seeks long-term capital appreciation.

SVS Dreman High Return Equity Portfolio seeks to achieve a high rate of total return.

SVS Dynamic Growth Portfolio seeks long-term capital growth.

SVS Focus Value+Growth Portfolio seeks growth of capital through a portfolio of growth and value stocks. A secondary objective of the portfolio is the reduction of risk over a full market cycle compared to a portfolio of only growth stocks or only value stocks.

SVS Focused Large Cap Growth Portfolio seeks growth through long-term capital appreciation.

SVS Growth And Income Portfolio seeks long-term capital growth and current income.

SVS Growth Opportunities Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital.

SVS Index 500 Portfolio seeks returns that, before expenses, correspond to the total return of U.S. common stocks as represented by the Standard & Poor's 500 Composite Stock Price Index*

SVS Mid-Cap Growth Portfolio seeks capital appreciation.

SVS Strategic Equity Portfolio seeks growth of capital.

SVS Venture Value Portfolio seeks long-term capital growth.

The Portfolios may not achieve their stated objective. More detailed information, including a description of risks involved in investing in the Portfolios is found in the Funds' prospectuses accompanying this Prospectus and Statements of Additional Information, available from us upon request.

Advisers and Managers

Fred Alger Management, Inc. ("Alger") serves as the investment adviser for the Alger American Balanced Portfolio and the Alger American Leveraged AllCap Portfolio. Credit Suisse Asset Management, LLC is the investment adviser for the two available Portfolios of the Credit Suisse Warburg Pincus Trust. The Dreyfus Corporation ("Dreyfus") is the investment adviser for the Dreyfus I.P. MidCap Stock Portfolio and The Dreyfus Socially Responsible Growth Fund, Inc. NCM Capital Management Group, Inc. ("NCM") serves as the sub-adviser for The Dreyfus Socially Responsible Growth Fund, Inc. INVESCO Funds Group, Inc. is the investment adviser for the available Portfolio of the INVESCO Variable Investment Funds, Inc. Zurich Scudder Investments, Inc. ("ZSI") is the investment manager for the six available Portfolios of Scudder Variable Series I and the twenty-seven available Portfolios of Scudder Variable Series II. Scudder Investments (U.K.)

________________
* "Standard & Poor's (R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of The McGraw-Hill Companies, Inc., and have been licensed for use by Zurich Scudder Investments, Inc. The SVS Index 500 Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's, and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio. Additional information may be found in the Portfolio's Statement of Additional Information.

Limited ("Scudder U.K."), an affiliate of ZSI, is the sub-adviser for the Kemper International Portfolio. Under the terms of the sub-advisory agreement with ZSI, Scudder U.K. renders investment advisory and management services with regard to that portion of these Portfolios' assets as may be allocated by ZSI to Scudder U.K. from time to time for management, including services related to foreign securities, foreign currency transactions and related investments. Dreman Value Management L.L.C. ("DVM") serves as sub-adviser for the SVS Dreman High Return Equity and SVS Dreman Financial Services Portfolios. Under the terms of the sub-advisory agreement between ZSI and DVM for each such Portfolio, DVM manages the day-to-day investment and trading functions for each such Portfolio. Deutsche Asset Management ("DAM") is the sub-adviser for the SVS Index 500 Portfolio. Under the terms of the sub-advisory agreement with ZSI, DAM will handle day-to-day investment and trading functions for the Scudder Index 500 Portfolio. Eagle Asset Management, Inc. ("Eagle") is the sub-adviser for the SVS Focused Large Cap Growth Portfolio. Under the terms of a sub-advisory agreement with ZSI, Eagle will handle day-to-day investment and trading functions for the SVS Focused Large Cap Growth Portfolio under the guidance of ZSI. Janus Capital Corporation ("Janus") serves as the sub-adviser for the SVS Growth Opportunities Portfolio and the SVS Growth And Income Portfolio. Under the terms of sub-advisory agreements with ZSI, Janus will handle day-to-day investment and trading functions for the SVS Growth Opportunities Portfolio and the SVS Growth And Income Portfolio under the guidance of ZSI. The investment advisers are paid fees for their services by the Funds they manage. We may receive compensation from the Funds or the investment advisers of the Funds for services related to the Funds. Such compensation will be consistent with the services rendered or the cost savings resulting from the arrangement.

Change of Investments

If we establish additional Subaccounts, each new Subaccount will invest in a new series of a Fund or in shares of another investment company. We may also substitute other investment companies.

We reserve the right, subject to compliance with the current law or as it may be changed in the future:

 .    to operate the Separate Account in any form permitted by law;

 . to take any action necessary to comply with or obtain and continue any exemptions from applicable law;

 . to transfer any assets in any Subaccount to another Subaccount or to one or more Separate Accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account;

 . to delete the shares of any of the portfolios of a Fund or any other open-end diversified investment company and to substitute, for the Fund shares held in any Subaccount, the shares of another Portfolio of a Fund or the shares of another investment company or any other investment permitted by law; and

 . to change the way we assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the Funds in connection with the Contract.

When required by law, we will obtain your approval of such changes and the approval of any regulatory authority.

Performance Information

The Separate Account may advertise several types of performance information for the Subaccounts. All Subaccounts may advertise standardized "average annual total return" and nonstandardized "total return." The Kemper High Yield Subaccount, Kemper Investment Grade Bond Subaccount, Kemper Government Securities Subaccount and Kemper Strategic Income (formerly Kemper Global Income) Subaccount may also advertise "yield". The Kemper Money Market Subaccount may advertise "yield" and "effective yield." Each of these figures is based upon historical earnings and is not necessarily representative of a Subaccount's future performance.

Standardized average annual total return and nonstandardized total return calculations measure a Subaccount's net income plus the effect of any realized or unrealized appreciation or depreciation of the Subaccount's underlying investments.

Standardized average annual total return and nonstandardized total return will be quoted for periods of at least one year, three years, five years and ten years, if applicable. In addition, we will show standardized average annual total return for the life of the Subaccount, meaning the time the underlying Portfolio has been held in the Subaccount. We will show nonstandardized total return for the life of the Portfolio, meaning the time the underlying Portfolio has been in existence. Standardized average annual total return will be current to the most recent calendar quarter. Nonstandardized total return will be current to the most recent calendar month. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount investment over the applicable period. Nonstandardized total return may include annualized and nonannualized (cumulative) figures. Nonannualized figures represent the actual percentage change over the applicable period. However, the staff of the Securities and Exchange Commission has determined that nonstandardized performance that reflects a variable annuity bonus feature must also reflect any applicable withdrawal charge.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (seven-day period for the Kemper Money Market Subaccount) expressed as a percentage of the value of the Subaccount's Accumulation Units. Yield is an annualized figure, which means that it is assumed that the Subaccount generates the same level of net income over a one year period, compounded on a semi-annual basis. The effective yield for the Kemper Money Market Subaccount is calculated similarly, but includes the effect of assumed compounding calculated under rules prescribed by the SEC. The Kemper Money Market Subaccount's effective yield will be slightly higher than its yield due to this compounding effect.

The Subaccounts' units are credited at Accumulation Unit value. The Subaccounts' performance figures and Accumulation Unit values fluctuate. The standardized performance figures reflect the deduction of all expenses and fees, including a prorated portion of the records maintenance charge. Redemptions within the first seven years may be subject to a withdrawal charge that ranges from 7% the first year to 0% after seven years, or if the Value Credit is elected, 8.50% the first year to 0% after nine years. The calculation of yield, current yield and effective yield does not normally reflect the effect of applicable withdrawal charges. In addition, nonstandardized total return figures may not include the effect of all other recurring expenses and fees, including a prorated portion of the records maintenance charge. Nonstandardized total return figures may be higher than if these charges were deducted.

The Subaccounts may be compared to relevant indices and performance data from independent sources, including, but not limited to, the Dow Jones Industrial Average, the Standard & Poor's 500 Stock Index, the Consumer Price Index, the CDA Certificate of Deposit Index, the Salomon Brothers High Grade Corporate Bond Index, the Lehman Brothers Government/Corporate Bond Index, the Merrill Lynch Government/Corporate Master Index, the Lehman Brothers Long Government/Corporate Bond Index, the Lehman Brothers Government/Corporate 1-3 Year Bond Index, the Standard & Poor's Midcap 400 Index, the NASDAQ Composite Index, the Russell 2000 Index and the Morgan Stanley Capital International Europe, Australia, Far East Index. Please note the differences and similarities between the investments which a Subaccount may purchase and the investments measured by the indexes. In particular, it should be noted that the comparative information with regard to the indexes will not reflect the deduction of any Contract charges or fees. Similarly, the indexes are unmanaged and do not reflect the fees and expenses of management and acquisition costs. In addition, certificates of deposit may offer fixed or variable yields and principal is guaranteed and may be insured. The value of the Subaccounts will fluctuate and is not insured.

From time to time, the Separate Account may quote information from publications such as Morningstar, Inc., The Wall Street Journal, Money Magazine, Forbes, Barron's, Fortune, The Chicago Tribune, USA Today, Institutional Investor, National Underwriter, Selling Life Insurance, Broker World, Registered Representative, Investment Advisor and VARDS.

Additional information concerning a Subaccount's performance and independent sources is provided in the Statement of Additional Information.

                       THE MVA AND FIXED ACCOUNT OPTIONS

The MVA Option

You may allocate amounts in the Market Value Adjustment ("MVA") Option to one or more Guarantee Periods with durations of one to ten years during the Accumulation Period, unless otherwise restricted by state law. We calculate the interest credited to the Guarantee Period Value by compounding daily at daily interest rates which would produce at the end of a Contract Year a result identical to the one produced by applying an annual interest rate. At our discretion, we may offer additional Guarantee Periods or limit, for new Contracts, the number of Guarantee Periods available to [three]. At the end of a Guarantee Period, a new Guarantee Period for the same duration starts, unless you timely elect another Guarantee Period. Moreover, interest rates in the Guarantee Periods may vary based on the riders you select.

The amounts allocated to the MVA Option under the Contracts are invested under the laws regulating our General Account. Assets supporting the amounts allocated to Guarantee Periods are held in a "non-unitized" separate account. However, our General Account assets are available to fund benefits under the Contracts. A non-unitized separate account is a separate account in which you do not participate in the performance of the assets through unit values. The assets of the non-unitized separate account are held as reserves for our guaranteed obligations under the Contracts and other contracts we may issue. The assets of the non-unitized separate account are not chargeable with liabilities arising out of the business conducted by any other separate account or out of any other business we may conduct.

State insurance laws concerning the nature and quality of investments regulate our General Account investments and any non-unitized separate account investments. These laws generally permit investment in federal, state and municipal obligations, preferred and common stocks, corporate bonds, real estate mortgages, real estate and certain other investments. (See "Management's Discussion and Analysis--INVESTMENTS" and "FINANCIAL STATEMENTS" for information on KILICO's investments.) Our affiliate, Zurich Scudder Investments, Inc. ("ZSI"), manages our General Account.

We consider the return available on the instruments in which Contract proceeds are invested when establishing Guaranteed Interest Rates. This return is only one of many factors considered in establishing Guaranteed Interest Rates. (See "The Accumulation Period--5. Establishment of Guaranteed Interest Rates.")

Our investment strategy for the non-unitized separate account is generally to match Guarantee Period liabilities with assets, such as debt instruments. We expect to invest in debt instruments such as:

     . securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government;

     . debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's") (Aaa, Aa, A or Baa), Standard & Poor's Corporation ("Standard & Poor's") (AAA, AA, A or BBB), or any other nationally recognized rating service;

     . other debt instruments including issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's or Standard & Poor's, are deemed by our management to have an investment quality comparable to securities which may be otherwise purchased; and

     .    options and futures transactions on fixed income securities.

Our invested assets portfolio as of December 31, 2000, included approximately
83.9 percent in cash, short-term investments and investment grade fixed maturities, 3.2 percent in below investment grade (high risk) bonds. 3.7 percent in mortgage loans and other real estate-related investments and 9.2 percent in all other investments. (See "Management's Discussion and Analysis--INVESTMENTS.")

We are not obligated to invest the amounts allocated to the MVA Option according to any particular strategy, except as state insurance laws may require. (See "Management's Discussion and Analysis--INVESTMENTS.")

Fixed Account Option

Amounts allocated or transferred to the Fixed Account are part of our General Account, supporting insurance and annuity obligations. The offering of interests in the Fixed Account is not registered under the 1933 Act, and the Fixed Account is not registered as an investment company under the 1940 Act. Accordingly, neither the Fixed Account nor any interests therein generally are subject to the provisions of the 1933 or 1940 Acts. We have been advised that the staff of the SEC has not reviewed the disclosures in this Prospectus relating to the Fixed Account. Disclosures regarding the Fixed Account, however, may be subject to the general provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Under the Fixed Account Option, we pay a fixed interest rate for stated periods. This Prospectus describes only the aspects of the Contract involving the Separate Account, unless we refer to fixed accumulation and annuity elements.

We guarantee that payments allocated to the Fixed Account earn a minimum fixed interest rate of 3%. At our discretion, we may credit interest in excess of 3%. We reserve the right to change the rate of excess interest credited. We also reserve the right to declare different rates of excess interest depending on when amounts are allocated or transferred to the Fixed Account. As a result, amounts at any designated time may be credited with a different rate of excess interest than the rate previously credited to such amounts and to amounts allocated or transferred at any other designated time. Moreover, interest rates in the Fixed Account may vary based on the riders you select.

The initial interest rate for a Purchase Payment is guaranteed through the end of the Contract Year in which it was received. Succeeding interest rates are guaranteed one Contract Year at a time.

                                 THE CONTRACTS

A. GENERAL INFORMATION.

The Contract, whether issued on an individual or group basis, along with any enrollment application attached to the Contract and any endorsements shall constitute the entire contract. We may not contest the Contract after two years from the Date of Issue.

The Contract must be issued to an Owner before his or her ninety-first birthday. Further, the Owner may not elect the Value Credit or Guaranteed Retirement Income Benefit riders on or after his or her eighty-first birthday or the Earnings Based Death Benefit rider on or after his or her ninety-first birthday.

The Contract does not pay dividends and will not share in our surplus or earnings.

The minimum initial Purchase Payment is $1,000 and the minimum subsequent payment is $500. However, the minimum subsequent payment is $100 if you authorize us to automatically draw on your bank account and provide us with a voided check. Thereafter, we will draw Purchase Payments from your bank account on a monthly, quarterly, semi-annual or annual basis and apply them according to your initial allocation instructions unless you otherwise instruct us. The minimum initial and subsequent Purchase Payment under a Qualified Plan is $50. Our prior approval is required for cumulative Purchase Payments over $1,500,000. Purchase Payments and any applicable Value Credit will be allocated to a Subaccount, Fixed Account or Guarantee Period immediately according to your instructions regardless of the free look period. We reserve the right to waive or modify these limits.

You may examine your Contract and return it for a refund during the free look period. The length of the free look period depends upon the state in which the Contract is issued. The amount of the refund also depends on the state in which the Contract is issued. Generally, the amount of the refund will be one of the following:

    . the Separate Account Contract Value plus Market Adjusted Value on the date we receive the returned Contract plus Purchase Payments allocated to the Fixed Account, without any deduction for withdrawal charges or records maintenance charges; or

    .   the return of Purchase Payments.

The Value Credit is not part of the amount refunded to you if you cancel your Contract during the free look period. We will retain any market gain on the Value Credit portion and will bear any market loss on the Value Credit portion. In addition, a special free look period applies in some circumstances to Contracts issued as IRAs, Roth IRAs or Simplified Employee Pensions.

The Owner, prior to the distribution of any death benefit, has the exclusive right to exercise every option and right conferred by this Contract. Joint Owners are only permitted in Non-Qualified Plans.

You may write to us prior to the distribution of a death benefit or the first annuity payment date to request a change of the Annuity Date. The new Annuity Date must not be earlier than two years from the Date of Issue or beyond the maximum allowable Annuity Date. (See "The Annuity Period.")

Before the Annuity Date or any distribution of a death benefit, you have the right to cancel or amend your Contract if we agree. Only our president, secretary and assistant secretaries have the power to approve a change or waive any provisions of the Contract. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions of the Contract. You may exercise every option and right conferred by the Contract including the right of assignment. The Joint Owners must agree to any change if more than one Owner is named.

The Owner may designate a Joint Annuitant who will become the Annuitant if the Annuitant dies before the Annuity Date. Joint Annuitants are only permitted in Non-Qualified Plans. If the Joint Annuitant is not alive at the date of the Annuitant's death or if the Joint Annuitant dies within ten days of the Annuitant's death, the Joint Annuitant provision will not apply. If the Annuitant dies and the Joint Annuitant is not named or alive, the youngest Owner becomes the Annuitant.

No assignment under the Contract is binding unless we receive it in writing. We assume no responsibility for the validity or sufficiency of any assignment. Once filed, the rights of the Owner, Annuitant and Beneficiary are subject to the assignment. Any claim is subject to proof of interest of the assignee. An assignment may subject you to immediate tax liability, possibly including a 10% tax penalty. (See "Tax Treatment of Withdrawals, Loans and Assignments.")

The provisions of an applicable Qualified Plan may prohibit a change of Beneficiary. Generally, an interest in a Qualified Plan Contract may not be assigned. Further, if this Contract is issued as a Qualified Plan Contract, additional provisions may apply. The rider or amendment to the Contract used to qualify it under the applicable section of the Internal Revenue Code will indicate the extent of change in its provisions.

On a calendar quarterly basis , we will send you a report showing Purchase Payments received, interest credited, investment experience, and charges made since the last report, as well as any other information required by law. Additionally, confirmations are issued for your financial transactions and credits when paid.

B.  THE ACCUMULATION PERIOD.

1.  Allocation of Purchase Payments.

All Purchase Payments must be paid to us at our home office or an alternative location we may select. We will notify you and any other interested parties in writing of any alternative location. Purchase Payments received by an agent will begin earning interest only after we receive them.

You allocate your Purchase Payments to the Subaccount(s), Guarantee Periods, or Fixed Account. The minimum allocation to a Subaccount or to the Fixed Account is $50. The minimum allocation to a Guarantee Period is $500. The number of Accumulation Units credited to your Contract when you allocate a Purchase Payment to a Subaccount usually will be based on the Accumulation Unit value next computed after we receive your Purchase Payment (except that the allocation of your initial Purchase Payment to Subaccounts will be at the Accumulation Unit values calculated no later than two days after your application is complete). Similarly, Purchase Payments that you allocate to a Guarantee Period or to the Fixed Account begin earning interest after we receive them (except that initial Purchase Payments so allocated will be credited interest only after we determine to issue the Contract, but no later than the second day after we receive your initial Purchase Payment).

If we are not provided with information sufficient to establish a Contract or to properly credit the initial Purchase Payment, we will promptly request the necessary information. If the requested information is not furnished within five business days after we receive the initial Purchase Payment, or if we determine that we cannot issue the Contract within the five-day period, we will return the initial Purchase Payment to you, unless you consent to our retaining the Purchase Payment until the application is completed.

Our "Protect Your Future Program" allows you to choose a Guarantee Period and one or more Portfolios. The percentage allocated to a Guarantee Period will depend on the current interest rate and length of the Guarantee Period chosen. At the end of the Guarantee Period, the Purchase Payment amount in that account will have grown to the full value of the initial Purchase Payment. The balance will be invested in one or more Portfolios. Due to interest rate changes, the amount of the Purchase Payment allocated to a Guarantee Period will not be known until the Contract is actually issued.

We will issue a Contract without a signed application if:

          . a dealer provides us with application information, electronically or in writing,

          .    we receive the initial Purchase Payment, and

          . you confirm in writing, after the Contract is delivered, that all information provided and in the Contract is correct. Until we receive the written confirmation, your ability to request financial transactions under the Contract will be restricted.

2.   Value Credit Rider.

If you elect the Value Credit rider in your application, we will;

          . add a Value Credit to your Contract equal to 2% of each Purchase Payment made in the first Contract Year; and

          . every fifth Contract Anniversary thereafter, we will add to your Contract 2% of your Contract Value less Debt on that date.

In order to elect the Value Credit rider, the Contract must be issued to you prior to your 81st birthday. We will allocate the Value Credit in the first Contract Year pro rata among the investment options in which you have an interest in the same proportion as the corresponding Purchase Payment. Value Credits in each fifth Contract anniversary will be allocated pro rata among the investment options in which you have an interest.

If you cancel your Contract during the free look period, the Value Credit will not be included in the refund amount you receive.

For the first 15 Contract Years, the Contract has a .40%, charge that is deducted only if you elect to receive Value Credits. If you elect to receive Value Credits, your withdrawal charge will be higher and will apply longer than would be the case if you do not elect to receive Value Credits. If you make a total withdrawal within one year of a Value Credit awarded during or after the tenth Contract Year, the amount of that Value Credit will be deducted from the proceeds paid upon the total withdrawal. If you make a partial withdrawal within one year of a Value Credit awarded during or after the tenth Contract Year, we will reduce the Value Credit by the same proportion that the partial withdrawal amount bears to the Contract Value and deduct the amount of the reduction from the remaining Contract Value.

Neither death benefit payouts nor any withdrawal of Contract Value arising under one of the following circumstances shall constitute a "partial withdrawal" made within one year of a Value Credit during or after the tenth Contract Year:

          . after you have been confined in a skilled health care facility for at least 45 consecutive days and you remain confined at the time of the request;

          . within 45 days following your discharge from a skilled health care facility after a confinement of at least 45 days; or

          . if you become disabled after the Contract is issued and before age sixty-five (65).

The Value Credit is not considered to be "investment in the contract" for federal income tax purposes. (See "Federal Income Taxes.")

3.   Employee Program (Friends of Firm Program).

Brokers, employees and their immediate families are entitled to receive a Bonus equal to 6% of their initial Purchase Payments, in lieu of any commission ("Employee Bonus"). We will allocate the Employee Bonus credit pro rata among the investment options in the same proportion as the corresponding initial Purchase Payment.

If the Contract is cancelled during the free look period, the Employee Bonus will be deducted from any amount refunded to you. We assume all investment risk on the forfeited Employee Bonus. If the Employee Program is elected, an endorsement rider will be added to the Contract. Further, the Value Credit rider will be available to Contracts issued under the Employee Program, and the same rules regarding withdrawal charges, total withdrawals and partial withdrawals during or after the tenth Contract Year will apply.

4.   Accumulation Unit Value.

Each Subaccount has an Accumulation Unit value for each combination of asset-based charges. When Purchase Payments or other amounts are allocated to a Subaccount, a number of units are credited based on the Subaccount's Accumulation Unit value at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are cancelled in a similar manner. The Subaccount Value of any Subaccount on any Valuation Date is the number of Accumulation Units held in the Subaccount times the Accumulation Unit value on that Valuation Date.

The Accumulation Unit value for each Valuation Period is the relevant investment experience factor for that period multiplied by the Accumulation Unit value for the period immediately preceding. The Accumulation Unit values for each Valuation Period are applied to each day in the Valuation Period. The number of Accumulation Units will not change as a result of investment experience.

Each Subaccount has its own investment experience factor for each combination of charges. The investment experience factor of a Subaccount for a combination of charges for a Valuation Period is determined by dividing a. by b. and subtracting c. from the result, where:

        a.  is the net result of:

               . the net asset value per share of the Portfolio held in the Subaccount determined at the end of the current Valuation Period; plus

               . the per share amount of any dividend or capital gain distributions made by the Portfolio held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

               . a credit or charge for any taxes reserved for the current Valuation Period which we determine have resulted from the investment operations of the Subaccount;

        b. is the net asset value per share of the Portfolio held in the Subaccount determined at the end of the preceding Valuation Period; and

        c. is the factor representing the sum of the Separate Account charges, stated in the Contract Schedule, for the number of days in the Valuation Period

5.   Guarantee Periods.

You may allocate Purchase Payments to one or more Guarantee Periods with durations of one to ten years. The number of Guarantee Periods available may vary by state. Each Guarantee Period has a Guaranteed Interest Rate which will not change during the Guarantee Period.

On any Valuation Date, the Guarantee Period Value includes the following:

        . your Purchase Payments or transfers allocated to the Guarantee Period Value at the beginning of its Guarantee Period; plus

        .      interest credited; minus

        . withdrawals, previously assessed withdrawal charges and transfers; minus

        . any applicable portion of the records maintenance charge and charges for other benefits; adjusted for

        .      any applicable Market Value Adjustment previously made.

On any Valuation Date, the Accumulated Guarantee Period Value is the sum of the Guarantee Period Values. At any time during the Accumulation Period, the Accumulated Guarantee Period Value may be allocated to a maximum of 40 Guarantee Periods.

We calculate the interest credited to the Guarantee Period Value by compounding daily at daily interest rates which would produce at the end of a Contract Year a result identical to the one produced by applying an annual interest rate. The interest rate will be reduced for the cost of any riders you have elected.

An example illustrating how we credit a Guaranteed Interest Rate is provided in Appendix A to this Prospectus.

At the end of any Guarantee Period, we send written notice of the beginning of a new Guarantee Period. A new Guarantee Period for the same duration starts unless you elect another Guarantee Period within 30 days after the end of the prior Guarantee Period. You may choose a different Guarantee Period by preauthorized telephone instructions or by giving us written notice. You should not select a new Guarantee Period extending beyond the Annuity Date. The Guarantee Period amount available for annuitization is subject to Market Value Adjustments and may be subject to withdrawal charges. (See "Market Value Adjustment" and "Withdrawal Charge" below.)

The amount reinvested at the beginning of a new Guarantee Period is the Guarantee Period Value for the Guarantee Period just ended. The Guaranteed Interest Rate in effect when the new Guarantee Period begins applies for the duration of the new Guarantee Period.

You may call us at 1-800-621-5001 or write to Kemper Investors Life Insurance Company, Customer Service, at 1 Kemper Drive, Long Grove, Illinois 60049 for the new Guaranteed Interest Rates.

6.   Establishment of Guaranteed Interest Rates.

Any Guarantee Period(s) you initially elect and the interest rate(s) initially credited are specified in your Contract Schedule. The interest rate credited to subsequent Purchase Payments or transfers will be declared at the time a Purchase Payment is received or transfer is made. At the end of a Guarantee Period, we will declare a Guaranteed Interest Rate applicable for the subsequent Guarantee Period. Once established, rates are guaranteed for their respective Guarantee Periods.

Withdrawals of Accumulated Guarantee Period Value are subject to withdrawal charges and records maintenance charges and may be subject to a Market Value Adjustment.

We have no specific formula for establishing the Guaranteed Interest Rates. The determination may be influenced by, but not necessarily correspond to, the current interest rate environment. We may also consider, among other factors, the duration of a Guarantee Period, regulatory and tax requirements, sales commissions and administrative expenses we bear, and general economic trends.

Interest rates are adjusted for the cost of any riders you have elected.

We make the final determination of the Guaranteed Interest Rates to be declared.

We cannot predict or guarantee the level of future Guaranteed Interest Rates.

7.   Contract Value.

On any Valuation Date, Contract Value equals the total of:

        . the number of Accumulation Units credited to each Subaccount, times

        . the corresponding Accumulation Unit value for each Subaccount, plus

        .      your Accumulated Guarantee Period Value in the MVA Option, plus

        .      your Fixed Account Contract Value.

8.   Change of Ownership, Beneficiary and Annuitant.

You may change the Owner by written request at any time while the Owner is alive. You must furnish information sufficient to clearly identify the new Owner to us. The change is subject to any existing assignment of this Contract. When we record the effective date for the change, it will be the date the notice was signed except for action taken by us prior to

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

receiving the request. Any change is subject to the payment of any proceeds. We may require you to return this Contract to us for endorsement of a change of ownership. A change of ownership may result in adverse tax consequences. See "Federal Income Taxes -- 2. Taxation of Partial and Full Withdrawals."

A Beneficiary must be designated initially. You may change the Beneficiary if you send us a written change form. Changes are subject to the following conditions:

          . the change form must be filed while the Owner is alive and prior to the Annuity Date;

          . this Contract must be in force at the time you file a change form;

          . a change must not be prohibited by the terms of an existing assignment, Beneficiary designation or other restriction;

          . after we receive the change form, it will take effect on the date the change form was signed, but action taken by us before the change form was received will remain in effect; and

          . the request for change must provide information sufficient to clearly identify the new Beneficiary to us.

We may require you to return this Contract to us for endorsement of a change of Beneficiary.

If joint Owners have been designated, the surviving joint owner is automatically the designated beneficiary. Any other beneficiary designations by you will be void.

The interest of a Beneficiary who dies before the distribution of the death benefit will pass to the other beneficiaries, if any, to share and share alike, unless otherwise provided in the Beneficiary designation. If no Beneficiary survives or is named, the distribution will be made to your estate when you die. If a Beneficiary dies within ten days of the date of your death, the death benefit will be paid as if you had survived the Beneficiary.

The Annuitant is shown in the Contract Schedule. Prior to the Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. There must be at least one Annuitant at all times. If the Annuitant dies, the youngest Owner will become the new Annuitant unless there is a surviving joint Annuitant or a new Annuitant is otherwise named. Upon the death of an Annuitant prior to the Annuity Date, a death benefit is not paid unless the Owner is a non-natural person. If joint Annuitants are designated, the survivor will become the Annuitant if one of the joint Annuitants dies before the Annuity Date. Joint Annuitants are only permitted in Non-Qualified Plans.

9.   Transfers During the Accumulation Period.

During the Accumulation Period, you may transfer Contract Value among the Subaccounts, the Guarantee Periods and the Fixed Account subject to the following conditions:

          . the minimum amount which may be transferred is $100 or, if smaller, the remaining value in the Fixed Account, a Guarantee Period or Subaccount;

          . no partial transfer will be made if the remaining Contract Value of the Fixed Account or any Guarantee Period or Subaccount will be less than $500, unless the transfer will eliminate your interest in the applicable account;

          . no transfer may be made within seven calendar days of the date on which the first annuity payment is due;

          . any transfer from a Guarantee Period is subject to a Market Value Adjustment unless the transfer is effective within 30 days after the end of the applicable Guarantee Period; and

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

          . multiple transfers requested on one business day will be counted as one transfer.

          . we reserve the right to restrict transfers for a period of 15 days after each transfer in excess of twelve in a Contract Year. Any transfer request submitted during such a period will not be processed unless resubmitted after the 15-day period.

We may charge a $10 fee for each transfer in excess of 12 in a Contract Year. However, transfers made pursuant to the Dollar Cost Averaging or Automatic Asset Rebalancing programs do not count toward these 12 transfers for purposes of determining whether the fee will apply or whether the 15-day transfer restriction described above will apply. Because a transfer before the end of a Guarantee Period is subject to a Market Value Adjustment, the amount transferred from the Guarantee Period may be more or less than the requested dollar amount.

We make transfers pursuant to your written or telephone request specifying in detail both the amount which is to be transferred and the names of the accounts which are affected. We will transfer from the Fixed Account or Guarantee Periods as of the Valuation Date following the date we receive your written or telephone transfer request. Telephone transfers require the proper authorization from us, and all telephone transfer request will be recorded for your protection.

In the case of transfers from a Subaccount, we will redeem the necessary number of Accumulation Units to achieve the requested dollar amount and then reduce the number of Accumulation Units credited in each Subaccount by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units is determined based on the Accumulation Unit value at the end of the Valuation Period in which we received your request.

If a transfer is to be made from a Subaccount, we may suspend the right of transfer:

          . during any period when the New York Stock Exchange is closed other than customary weekend and holiday closings;

          . when trading in the markets normally utilized is restricted, or an emergency exists as determined by the SEC so that disposal of investments or determination of the Accumulation Unit value is not practical; or

          . for such other periods as the SEC by order may permit for the protection of Owners.

We may defer the payment of a transfer from the Fixed Account or Guarantee Periods, for the period permitted by law. This can never be more than six months after we receive your written or telephone request. During the period of deferral, we will continue to credit interest, at the then current interest rate(s), to the Fixed Account Contract Value and/or each Guarantee Period Value.

If you authorize a third party to transact transfers on your behalf, we will reallocate the Contract Value pursuant to the third party's instructions. However, we do not offer or participate in any asset allocation program or investment advisory service and we take no responsibility for any third party asset allocation program or investment advisory service. We may suspend or cancel acceptance of a third party's instructions at any time and may restrict the Subaccounts available for transfer under third party authorizations.

We reserve the right at any time and without notice to any party, to terminate, suspend or modify these or any other transfer rights. Further, we disclaim all liability if we follow in good faith instructions given in accordance with our procedures, including requests for personal identifying information, that are designed to limit unauthorized use of the privilege. Therefore, you bear the risk of loss in the event of a fraudulent telephone transfer.

10.  Dollar Cost Averaging Program.

Under our Dollar Cost Averaging ("DCA") program, a predesignated portion of any Subaccount or Fixed Account option is automatically transferred on a monthly, quarterly, semi-annual or annual basis for a specified duration to any other accounts, except for the Scudder Money Market Subaccount #2, based on your allocation of accounts.

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

The theory of a DCA program is that by investing at regular and level increments over time, you will be able to purchase more Accumulation Units when the Accumulation Unit value is relatively low and less Accumulation units when the Accumulation Unit value is relatively high. DCA generally helps reduce the risk of purchasing when market prices are high and selling when market prices are low. However, participation in the DCA program does not assure you of greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market. Moreover, while we refer to this program of periodic transfers generally as Dollar Cost Averaging, periodic transfers from a Subaccount other than a Subaccount (such as the Scudder Money Market Subaccount #2) which maintains a stable net asset value, are less likely to produce the desired effect of the DCA program and may have the effect of reducing the average price of the Subaccount shares being redeemed.

The Owner may select any day of the month except for the 29th, 30th or 31st for the DCA transfers to occur, and if not specified, the transfer will occur on the same day as the Date of Issue. The DCA program is available only during the Accumulation Period. You may enroll any time by completing our Dollar Cost Averaging form. We must receive the enrollment form at least five business days before the first transfer date.

We will waive the mortality and expense risk charge on the Scudder Money Market Subaccount #2 if you allocate all or a portion of the initial Purchase Payment to that account with the purpose of Dollar Cost Averaging the total allocation into other accounts within one year. If you terminate Dollar Cost Averaging or do not deplete all Subaccount Value in Scudder Money Market Subaccount #2 within one year, we automatically transfer any remaining value in the Scudder Money Market Subaccount #2 to Scudder Money Market Subaccount #1.

The minimum transfer amount is $100 per Subaccount or Fixed Account. The total Contract Value in an account at the time Dollar Cost Averaging is elected must be at least equal to the amount designated to be transferred on each transfer date times the duration selected.

Dollar Cost Averaging ends if:

          .    the number of designated monthly transfers has been completed,

          . Contract Value in the transferring account is insufficient to complete the next transfer; the remaining amount is transferred,

          . we receive your written termination at least five business days before the next transfer date, or

          .    the Contract is surrendered or annuitized.

If the Fixed Account balance is at least $10,000, you may elect automatic calendar quarter transfers of interest accrued in the Fixed Account to one or more of the Subaccounts or Guarantee Periods. You may enroll in this program any time by completing our Dollar Cost Averaging form. Transfers are made within five business days of the end of the calendar quarter. We must receive the enrollment form at least ten days before the end of the calendar quarter. The scudder Money Market Subaccount #2 may only be used in a DCA program where DCA transfers are made monthly.

11.  Automatic Asset Rebalancing Program.

Under our Automatic Asset Rebalancing program, transfers among the accounts, except for Guarantee Periods, will automatically be made periodically on a quarterly, semi-annual or annual basis to achieve the Owner's pre-defined asset allocations. Transfers under this program are not subject to the $100 transfer minimum. An election to participate in this plan must be in writing on our form and returned to us.

You may not simultaneously elect both the Dollar Cost Averaging and Automatic Asset Rebalancing programs.

12.  Withdrawals During the Accumulation Period.

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

During the Accumulation Period, you may make an unlimited number of partial withdrawals or a total withdrawal (also known as a "surrender") of the Contract Value reduced by any withdrawal charge, Debt, applicable premium taxes, and applicable withholding tax adjusted by any applicable Market Value Adjustment. The Market Value Adjustment formula will be applied to the applicable portion of the total value withdrawn unless a withdrawal is effective within 30 days after the end of the applicable Guarantee Period(s). You must return the Contract to us if you elect a total withdrawal. Withdrawals may have tax consequences. (See "Federal Income Taxes.")

Each Contract Year, you may make a partial or total withdrawal from the Contract without incurring a withdrawal charge, a "partial free withdrawal," up to the greatest of:

          . Purchase Payments that are no longer subject to withdrawal charges;

          . Contract Value less Purchase Payments that are subject to withdrawal charges minus any Purchase Payments subject to withdrawal charges (including any withdrawal charges); and

          . 10% of Purchase Payments that are subject to withdrawal charges minus any Purchase Payments subject to a withdrawal charge previously withdrawn (including any withdrawal charges).

The 10% of Contract Value is per Contract Year and is not cumulative for future Contract Years.

Partial withdrawals are subject to the following conditions:

          . partial withdrawals must be at least $100 or, if smaller, the remaining value in the Fixed Account or a Guarantee Period or Subaccount;

          . no partial withdrawal will be made if the remaining Contract Value of the Fixed Account or any Guarantee Period or Subaccount will be less than $500 unless the withdrawal will eliminate your interest in the applicable account;

          . if an account is not specified for the partial withdrawal, it will be deducted on a pro rata basis from all the Subaccounts in which the Owner has an interest;

          . partial withdrawals from the Fixed Account are not permitted during the first Contract Year; and

          . partial withdrawals made within one year of a Value Credit awarded during or after the tenth Contract Year will reduce the Value Credit by the same proportion that the partial withdrawal amount bears to the Contract Value and the amount of the reduction will be deducted from the remaining Contract Value.

We make withdrawals pursuant to your written or telephone request specifying in detail both the amount which is to be withdrawn and the names of the accounts which are affected. Telephone transfers require the proper authorization from us, and all telephone transfer request will be recorded for your protection. We will make withdrawals from the Fixed Account or Guarantee Periods as of the Valuation Date following the date we receive your written or telephone withdrawal request.

In the case of withdrawals from a Subaccount, we will redeem the necessary number of Accumulation Units to achieve the requested dollar amount and then reduce the number of Accumulation Units credited in each Subaccount by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units is determined based on the Accumulation Unit value at the end of the Valuation Period in which we received your request. We will pay the amount within seven calendar days after we receive the request, except as provided below.

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

If the withdrawal is to be made from a Subaccount, we may suspend the right of withdrawal, or delay payment beyond seven calendar days;

          . during any period when the New York Stock Exchange is closed other than customary weekend and holiday closings;

          . when trading in the markets normally utilized is restricted, or an emergency exists as determined by the SEC so that disposal of investments or determination of the Accumulation Unit value is not practical; or

          . for such other periods as the SEC by order may permit for the protection of Owners.

We may defer the payment of a withdrawal from the Fixed Account or Guarantee Periods, for the period permitted by law. This can never be more than six months after we receive your written or telephone request. During the period of deferral, we will continue to credit interest, at the then current interest rate(s), to the Fixed Account Contract Value and/or each Guarantee Period Value.

Withdrawals of principal subject to a withdrawal charge will reduce the Guaranteed Minimum Death Benefit ("GMDB") and Guaranteed Retirement Income Benefit base dollar for dollar up to 5% of the principal in any year and in the proportion that the withdrawal bears to the principal thereafter. For example, if the GMDB is $200,000 and the principal (Purchase Payments) is $150,000, and a withdrawal of $75,000 is taken, the GMDB is then reduced to $102,025 as shown below.

          .    $150,000 principal x 5% = $7,500 dollar for dollar reduction;

          . $75,000 withdrawal - $7,500 = $67,500 withdrawal amount after dollar for dollar reduction;

          . $150,000 principal - $7,500 = $142,500 principal amount after dollar for dollar reduction;

          . $67,500/$142,500 = 47% ratio of withdrawal to principal after dollar for dollar reduction;

          . $200,000 GMDB - $7,500 = $192,500 GMDB after dollar for dollar reduction;

          . $192,500 x 47% = $90,475 ratio of GMDB after dollar for dollar reduction;

          .    $90,475 + $7,500 = $97,975

          .    $200,000 GMDB - $97,975 = $102,025 remaining GMDB

13.  Systematic Withdrawal Plan.

We offer a Systematic Withdrawal Plan ("SWP") allowing you to pre-authorize periodic withdrawals during the Accumulation Period. You instruct us to withdraw a selected amount, or amounts based on your life expectancy, from the Fixed Account, or from any of the Subaccounts or Guarantee Periods on a monthly, quarterly, semi-annual or annual basis. You may select the day of the month on which the withdrawals will occur, other than the 29th, 30th, or 31st of the month. The SWP is available when you request a minimum $100 periodic payment. A Market Value Adjustment applies to any withdrawals under the SWP from a Guarantee Period, unless effected within 30 days after that Guarantee Period ends. SWP withdrawals from the Fixed Account are not available in the first Contract Year and are limited to the amount not subject to withdrawal charges. If the amounts distributed under the SWP from the Subaccounts or Guarantee Periods exceed the partial free withdrawal amount, the withdrawal charge is applied on any amounts exceeding the partial free withdrawal amount. Withdrawals taken under the SWP may be subject to the 10% tax penalty on early withdrawals and to income taxes and withholding. If you are interested in SWP, you may obtain an application and information concerning this program and its restrictions from us or your agent. We give 30 days notice if we amend the SWP, and you may

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

terminate the SWP at any time. Withdrawals made pursuant to the SWP will not constitute partial withdrawals for purposes of any pro rata reduction of the Value Credit for partial withdrawals taken within one year of a Value Credit during or after the tenth Contract Year.

14.  Contract Loans.

Loans will not be available for Contracts issued as Non-Qualified Plan
Contracts.

Qualified Plans under 401(a) and 403(b)

Loans are available for Contracts issued under Sections 401(a) or 403(b) of the Code and may be taken any time prior to the Annuity Date. The loan rules may differ depending on whether the qualified plan is subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

The minimum loan amount is $1,000. An Owner may not have more than 4 loans per Contract at any one time and must maintain a minimum total Withdrawal Value of $500 unless stated otherwise. Loans are issued for five-year terms unless used toward the purchase of a principal residence in which case the term may be for 10, 15 or 20 years. Once an Owner has defaulted on a single loan, no further loans will be permitted until after the Owner has repaid all existing loans.

If the current KILICO Contract Value is greater than or equal to $20,000 or the Contract is part of an ERISA qualified plan, the maximum loan permitted under the Contract is the lesser of:

          . 50% of the KILICO vested Contract Value minus the current loan balance; or

          . $50,000 minus the highest loan balance outstanding during the prior 12 months.

          Loans in the prior 12 months from other employer sponsored retirements plan may count against the $50,000 limit and consequently reduce the maximum loan available through your Contract.

If the current Contract Value is less than $20,000 and is not part of an ERISA qualified plan, the maximum loan permitted under the Contract is the lesser of:

          .    $10,000; or

          . 80% of the Contract Value minus the current loan balance and remaining withdrawal charges.

For non-ERISA loans under Section 403(b), the loan interest rate is 5.5% per year. For loans issued under ERISA qualified plans, the loan interest rate will vary based on current rates. Interest that is not paid when due is added to the loan and bears interest at the same rate as the loan. While the loan is outstanding, the portion of the General Account Contract Value that equals the Debt will earn interest at a rate 2.5% less than the loan rate.

Loans must be repaid in substantially equal quarterly payments within 5 years. Loans used to purchase your principal residence may be repaid over 10, 15, or 20 years.

If a loan payment is not made when due, interest will continue to accrue. On
Section 403(b) Qualified Plan Contracts, to the extent permitted by law, the amount of the defaulted payment plus accrued interest will be deducted from the Contract and paid to us. Any loan payment which is not made when due, plus interest, is treated as a distribution of the entire outstanding loan balance and may be taxable to the borrower, and may be subject to early withdrawal tax penalty.

If there is an outstanding loan balance when the Contract is surrendered or annuitized, or when a death benefit is paid, the amount payable will be reduced by the amount of the loan outstanding plus accrued interest. Any loans made under a Contract will be subject to Code requirements, our administrative procedures as reflected under our loan agreements, and, if applicable, ERISA.

15.  Market Value Adjustment.

The Market Value Adjustment formula stated below is applicable for both an upward or downward adjustment to a Guarantee Period Value when, prior to the end of a Guarantee Period, that value is:

        .     taken as a total or partial withdrawal;

        .     applied to purchase an Annuity Option; or

        . transferred to another Guarantee Period, the Fixed Account or a Subaccount.

However, a Market Value Adjustment will not be applied to any Guarantee Period Value transaction effected within 30 days after the end of the applicable Guarantee Period or during the free look period. The Market Value Adjustment applies before the deduction of any withdrawal charges and before deduction of a Value Credit from Contract Value.

The Market Value Adjustment reflects the relationship between:

        . the currently established interest rate ("Current Interest Rate") for a Guarantee Period equal to the remaining length of the Guarantee Period, rounded to the next higher number of complete years, and

        . the Guaranteed Interest Rate applicable to the amount being withdrawn.

Generally, if the Guaranteed Interest Rate is the same or lower than the applicable Current Interest Rate, the Market Value Adjustment reduces Market Adjusted Value and results in a lower payment. Thus, if interest rates increase, the withdrawal could be less than the original Purchase Payment or the original amount allocated to a Guarantee Period. Conversely, if the Guaranteed Interest Rate is higher than the applicable Current Interest Rate, the Market Value Adjustment increases Market Adjusted Value and results in a higher payment.

The Market Value Adjustment (MVA) uses this formula:

        MVA = GPV x {[(1+I)/(1+J)] t/365  - 1}

        Where:

        I is the Guaranteed Interest Rate being credited to the Guarantee Period Value (GPV) subject to the Market Value Adjustment;

        J is the Current Interest Rate declared by us as of the effective date of the application of the Market Value Adjustment, for current allocations to a Guarantee Period the length of which is equal to the balance of the Guarantee Period for the Guarantee Period Value subject to the Market Value Adjustment, rounded to the next higher number of complete years; and

        t is the number of days remaining in the Guarantee Period.

An illustration showing an upward and a downward adjustment is provided in Appendix B to this Prospectus.


16.  Guaranteed Minimum Death Benefit.

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

We compute the death benefit at the end of the Valuation Period following our receipt of due proof of death and the return of this Contract. The proof may be a certified death Certificate, the written statement of a physician or any other written proof satisfactory to us.

The death benefit will be equal to the greatest of the following less Debt:

    (1)  Contract Value;

    (2) the total amount of Purchase Payments less withdrawals and withdrawal charges accumulated at 5.00% per year to the earlier of your 85th birthday or date of death, increased by Purchase Payments made from your 85th birthday to the date of death and decreased by any withdrawals and withdrawal charges from your 85th birthday to the date of death ; or

    (3) the greatest Anniversary Value immediately preceding the earlier of your 85th birthday or date of death, increased by Purchase Payments made since the date of the greatest Anniversary Value and decreased by any withdrawals and withdrawal charges.

The amount of the decrease in death benefit for a withdrawal and withdrawal charges is the sum of any amount available as a DOLLAR FOR DOLLAR REDUCTION, and a PROPORTIONATE REDUCTION. The maximum dollar for dollar reduction is 5% of the Dollar for Dollar Base, less any prior dollar for dollar withdrawals in the Contract Year. The Dollar for Dollar Base is total premiums less withdrawals assessed a withdrawal charge and less any withdrawal charges. A PROPORTIONATE REDUCTION is applicable when the withdrawal and any withdrawal charges exceed the maximum dollar for dollar reduction. The PROPORTIONATE REDUCTION is the amount in (2) or (3), reduced by any DOLLAR FOR DOLLAR REDUCTION, multiplied by (a) divided by (b), where:

               (a) is the withdrawal plus any withdrawal  charges reduced by any dollar for dollar reduction, and

               (b) is the contract Value, adjusted by any Market Value
                   Adjustment, reduced by any dollar for dollar reduction.

A death benefit will be paid to the designated Beneficiary upon the death of the Owner during the Accumulation Period. Upon the death of a joint Owner during the Accumulation Period, a death benefit will be paid to the surviving joint Owner.

If the Owner is not a natural person, we will pay the death benefit upon the death of an Annuitant. We will pay the death benefit to the Beneficiary when we receive due proof of death. We will then have no further obligation under this Contract.

The death benefit may be paid in a lump sum. This sum may be deferred for up to five years from the date of death. Instead of a lump sum payment, the Beneficiary may elect to have the death benefit distributed as stated in Annuity Option 1 for a period not to exceed the Beneficiary's life expectancy; or Annuity Option 2 or 3 based upon the life expectancy of the Beneficiary as prescribed by federal regulations. The Beneficiary must make this choice within 60 days of the time we receive due proof of death, and distribution must commence within one year of the date of death.

If the Beneficiary is not a natural person, the Beneficiary must elect that the entire death benefit be distributed within five years of your death. Distribution of the death benefit must start within one year after your death. It may start later if prescribed by federal regulations.

If this Contract was issued as a Non-Qualified Plan Contract, an IRA or Roth IRA and your spouse is the only primary Beneficiary when you die, your surviving spouse may elect among three Surviving Spouse Options.

Surviving Spouse Option 1--Death Benefit Payout

Under the first option, the surviving spouse Beneficiary may take the death benefit and terminate the Contract. No withdrawal charges would apply to the death benefit under this option.

Surviving Spouse Option 2--GRIB, EBDB and Value Credit Date Grandfathered, No Step-up in Cash Value

Under this option, the surviving spouse Beneficiary may elect to be the successor Owner of this Contract by completing the spousal continuation section of the claim form submitted with due proof of your death. Your surviving spouse shall then become the Annuitant if no Annuitant or Joint Annuitant is living at the time of your death. If your surviving spouse elects to become the successor Owner of this Contract on your death, thereby waiving claim to the death benefit otherwise payable, a death benefit will not be paid on your death. Upon the death of your surviving spouse before the Annuity Date, following the date of continuance, a death benefit will be paid and calculated as if your surviving spouse had been the original Owner from the Date of Issue. If Guaranteed Retirement Income Benefit ("GRIB"), Earnings Based Death Benefit ("EBDB") or Value Credit coverage was effective under your Contract, coverage will continue to remain in effect, and all other rights, benefits and charges will continue.

Surviving Spouse Option 3--Step-up in Cash Value, GRIB and EBDB not
Grandfathered

Under this option, your surviving spouse Beneficiary may elect to continue coverage under this Contract at a Contract Value equal to the death benefit, subject to the following.

     . The Contract Value will be increased to reflect the amount of the death benefit. The increase, if any, between the death benefit and the Contract Value will be credited to the Kemper Money Market Subaccount [#1]. The new Owner may subsequently transfer this amount from the Kemper Money Market Subaccount [#1] to other investment options under the Contract.

     . Upon the death of your surviving spouse before the Annuity Date, the amount of the death benefit payable will be determined as if this Contract was issued on the date of continuance and the Contract Value on the date of continuance resulted from receipt of a Purchase Payment.

     . Withdrawal charges, if any, will be limited to withdrawals of Purchase Payments made after the date of continuance.

     . Your surviving spouse may elect to terminate any GRIB, Earnings Based Death Benefit ("EBDB") and Value Credit coverage in effect under this Contract if requested within 30 days of the date on which he or she elects to become the successor Owner of this Contract. If not terminated within 30 days of the date the surviving spouse elects to become the successor owner, GRIB , EBDB and Value Credit coverage will remain in effect but all charges and benefits will be calculated as if the coverage was issued to the surviving spouse on the date of continuance and the Contract Value on the date of continuance resulted from receipt of a Purchase Payment.

     . All other rights, benefits and charges under this Contract will continue.

     . Any subsequent spouse of the surviving spouse Beneficiary will not be entitled to continue this Contract upon the death of the surviving spouse Beneficiary.

17.  Earnings Based Death Benefit Rider.

The Earnings Based Death Benefit ("EBDB") is an optional Contract rider. EBDB may be elected if the Owner is 90 years old or younger at the time the Contract is issued based on the age of the oldest Owner. The cost of the EBDB rider is
 .20% of the Contract Value when issued at ages 0-80, and 0.85% when issued at ages 81 and higher.

If elected, the death benefit would be as follows:

     .     the Guaranteed Minimum Death Benefit; plus

     .     the EBDB factor times the lesser of:

           a.   remaining principal, and

           b.   Contract Value minus remaining principal.

The EBDB factor is .40 if death occurs in the first nine Contract Years, .50 if death occurs in Contract Years ten through fifteen and .70 if death occurs in Contract Year sixteen or later.

REMAINING PRINCIPAL equals total Purchase Payments less total principal withdrawn. The amount of TOTAL PRINCIPAL WITHDRAWN is calculated by totaling the amount of principal withdrawn with each withdrawal. For any withdrawal, the AMOUNT OF PRINCIPAL WITHDRAWN is the amount by which the withdrawal exceeds the earnings in the Contract at the time of the withdrawal. EARNINGS, at any given time, is the amount by which the Contract Value exceeds the excess of total Purchase Payments over total withdrawals. Purchase Payments which we receive less than one year prior to death ( other than the initial Purchase Payment) are not used in calculating the amount of remaining principal.

The EBDB is calculated prior to the application of the Guaranteed Minimum Death Benefit and includes, if applicable, the Employee Bonus and Value Credit rider.

18.  Guaranteed Retirement Income Benefit.

The Guaranteed Retirement Income Benefit ("GRIB") is an optional Contract rider. GRIB provides a guaranteed amount of annuity payments for the lifetime of the Annuitant or a period certain upon annuitization as described below. You may elect GRIB on the initial Contract application or within 30 days after a Contract Anniversary anytime the Contract is in force prior to your 81st birthday. If elected after the date the Contract was issued, the GRIB benefit and waiting period will begin on the day the election takes effect.

You are permitted to upgrade your existing GRIB rider to a new GRIB rider prior to your 81st birthday and within 30 days after the second Contract Anniversary or any Contract Anniversary thereafter. The new GRIB benefit and waiting period will begin on the day the election takes effect. If you upgrade your GRIB, the GMDB and GRIB values will be different from the upgrade date forward, aside from differences due to the age limitations on the GMDB.

GRIB may be exercised only within 30 days after a Contract Anniversary after the end of your seven or ten year waiting period. The waiting period may not extend beyond the Annuity Date.

The charge for the GRIB rider is .40% and .30% of the Contract Value, respectively, for the seven and ten year waiting periods. You may terminate your GRIB rider anytime during or after the Contract Anniversary following the end of the applicable waiting period.

Annuity payments are based on the greater of:

     . the income provided by applying the GRIB base to the guaranteed annuity factors, or

     . the income provided by applying the Contract Value to the current annuity factors.

The GRIB base is the greatest of the following amounts less Debt:

     .     Contract Value,

     . Purchase Payments decreased by previous withdrawals and withdrawal charges, accumulated at 5.00% interest per year to the earlier of the initial Annuitant's 85th birthday or the GRIB exercise date and increased by Purchase Payments made from you 85th birthday to the GRIB exercise date and decreased by any withdrawals and withdrawal charges from your 85th birthday to the GRIB exercise date, or

     . the greatest Anniversary Value immediately preceding the earlier of the Annuitant's 85th birthday or the GRIB exercise date, increased by Purchase Payments made since the date of the greatest Anniversary Value and decreased by any withdrawals and withdrawal charges.

The amount of the decrease in death benefit for a withdrawal and withdrawal charges is the sum of any amount available as a DOLLAR FOR DOLLAR REDUCTION, and a PROPORTIONATE REDUCTION. The maximum DOLLAR FOR DOLLAR REDUCTION is 5% of the Dollar for Dollar Base, less any prior dollar for dollar withdrawals in the certificate year. The Dollar for Dollar Base is total premiums less withdrawals assessed a withdrawal charge and less any withdrawal charges. A PROPORTIONATE REDUCTION is applicable when the withdrawal and any withdrawal charges exceed the maximum DOLLAR FOR DOLLAR REDUCTION. The PROPORTIONATE REDUCTION is the amount in (2) and or (3), reduced by any DOLLAR FOR DOLLAR REDUCTION, multiplied by (a) divided by (b), where:

           (a) is the withdrawal plus any withdrawal charges reduced by any dollar for dollar reduction, and

           (b) is the Certificate Value, adjusted by any Market Value Adjustment, reduced by any dollar for dollar reduction.

The guaranteed annuity factors are based on the "1983 Table a" individual Annuity mortality table developed by the Society of Actuaries, projected using Projection Scale G, with interest at 2.5%. However, for GRIB elections, interest at 3.00% is assumed for all years. Contracts issued in the state of Montana or in connection with certain employer sponsored employee benefit plans are required to use unisex annuity factors. In such cases, the guaranteed annuity factors will be based on unisex rates.

Since GRIB is based on conservative actuarial factors, the income guaranteed may often be less than the income provided under the regular provisions of the Contract. If the regular annuitization provisions would provide a greater benefit than GRIB, the greater amount will be paid.

GRIB is paid for the life of a single Annuitant or the lifetimes of two Annuitants. If paid for the life of a single Annuitant, GRIB is paid in the amount determined above. If paid for the lifetimes of two Annuitants, GRIB is paid in the amount determined above, but the age of the older Annuitant is used to determine the GRIB base.

If you elect a GRIB payable for the life of a single Annuitant, you may elect a period certain of 5, 10, 15, or 20 years, or life. If the Annuitant dies before GRIB has been paid for the period elected, the remaining GRIB payments are paid as they fall due to the Beneficiary, if the Beneficiary is a natural person. If the Beneficiary is not a natural person, the remaining payments may be commuted at a minimum 2.50% interest rate and paid in a lump sum.

If you elect a GRIB payable for the lifetimes of two Annuitants, the period certain is 25 years. The full GRIB is payable as long as at least one of the two Annuitants is alive, but for no less than 25 years. If both Annuitants die before GRIB has been paid for 25 years, the remaining GRIB payments are paid as they fall due to the Beneficiary, if the Beneficiary is a natural person. If the Beneficiary is not a natural person, the remaining payments may be commuted at a minimum 2.50% interest rate and paid in a lump sum.

In addition to the guaranteed fixed option, GRIB payments are available based on a variable payout. If you elect to receive payments based on a variable payout, your payments are not guaranteed and may be less than the original payment. Payments will vary according to the investment performance of the investments options you select. The assumed investment rate for a variable payout is 3% for the initial payment and 5% for subsequent payments. See "The Annuity Period" for additional information on variable payouts.

If you elect a variable payout during the first five years after your waiting period, you may also elect an option that will guarantee that the payments during the first five years of the annuity period will not be less than the initial payment. The following additional provisions will apply if you elect this option:

 .    the guaranteed payments during the first five years are based on an assumed investment rate of 2% instead of the 3% rate that otherwise would apply.
     The assumed investment rate for determining the second and subsequent non-guaranteed payments is 4% instead of the 5% rate that would otherwise apply.
 .    any calculations of commuted values will be based on the payment amounts without the guarantee.
 .    after the five year guarantee period, the calculation of subsequent payments will be determined without regard to any prior guaranteed payments.
 .    a daily asset charge as a percentage of Contract Value will apply during the first five years during the annuity period. This charge will be based on our current charge in effect at the time your payments commence. Currently, this charge is .85% per annum. We guarantee this charge will not exceed 2.00% per annum.

GRIB payments are also available on a quarterly, semi-annual or annual basis. We may make other annuity options available.

If you exercise the GRIB option to receive guaranteed benefits, you may elect to have payments made under a commutable annuitization option. Under the commutable annuitization option, partial lump sum payments are permitted, subject to the following requirements:

     . At the time you exercise the GRIB option, you must elect the commutable annuitization option in order to be eligible for the lump sum payments.

     . Lump sum payments are available only during the period certain applicable under the payout option you elected; for example, lump sum payments can be elected only during the 5, 10, 15, 20 or 25 year certain period that applies to the payout.

     . Lump sum payments are available once in each calendar year and may not be elected until one year after annuitization has started.

     . You may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is still living after the period certain is over, the Annuitant will begin receiving the original annuitization payment amount again.

     . Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. For Non-Qualified Plan Contracts, the sum of these percentages over the life of the Contract cannot exceed 75%. For Qualified Plan Contracts, partial lump sum payments of up to 100% of the present value of the remaining installments in the period certain may be made.

     . In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the period certain will be calculated based on an interest rate equal to the GRIB annuity factor interest rate of 3% for fixed payouts and 5% for variable payouts, plus an interest rate adjustment. The interest rate adjustment is equal to the following:

                Number of years remaining                          Interest rate
                in the period certain                               adjustment
                ---------------------                               ----------
                15 or more years..................................       1.00%
                10 - 14 years.....................................       1.50%
                less than 10 years................................       2.00%


                          CONTRACT CHARGES AND EXPENSES

We deduct the following charges and expenses:

     .      mortality and expense risks,

     .      administrative expenses,

     .      records maintenance charge,

     .      withdrawal charge,

     .      Guaranteed Retirement Income Benefit Charge, if elected,

     .      Earnings Based Death Benefit Charge, if elected, and

     .      Value Credit Rider Charge, if elected.

Subject to certain expense limitations, you indirectly bear investment management fees and other Portfolio expenses. For Purchase Payments allocated to the Fixed Account or any Guarantee Periods, the applicable credited rates will be reduced to reflect any applicable asset-based charges.

1.  Mortality and Expense Risk Charge.

We assess each Subaccount a daily asset charge for mortality and expense risks at a rate of 1.25% per year. Variable Annuity payments reflect the investment experience of each Subaccount but are not affected by changes in actual mortality experience or by actual expenses we incur.

The mortality risk we assume arises from two contractual obligations. First, if you or Annuitant die before age 91 and before the Annuity Date, we may, in some cases, pay more than Contract Value. (See "Guaranteed Minimum Death Benefit", above.) Second, when Annuity Options involving life contingencies are selected, we assume the risk that Annuitants will live beyond actuarial life expectancies.

We also assume an expense risk. Actual expenses of administering the Contracts may exceed the amounts we recover from the records maintenance charge or the administrative cost portion of the daily asset charge.

2.  Administrative Charge.

We assess each Subaccount a daily asset charge for administrative costs at a rate of .15% per year. This charge reimburses us for expenses incurred for administering the Contracts. These expenses include processing Owner inquiries, changes in allocations, Owner reports, Contract maintenance costs, and data processing costs. The Administrative Charge covers the average anticipated administrative expenses incurred while the Contracts are in force. There is not necessarily a direct relationship between the amount of the charge and the administrative costs of a particular Contract.

3.  Records Maintenance Charge.

We deduct an annual records maintenance charge of $30 during the Accumulation Period. The charge is assessed:

     .     at the end of each Contract Year, and

     .     upon annuitization.

We reserve the right to also deduct the records maintenance charge on total withdrawal of the control.

However, we do not deduct the records maintenance charge for Contracts with a Contract Value of at least $50,000 on the Contract Anniversary. We will waive the Market Value Adjustment (positive or negative) on the $30 charge from the Guarantee Periods.

This charge reimburses us for the expenses of establishing and maintaining Contract records. The records maintenance charge reduces the net assets of each Subaccount, Guarantee Period and the Fixed Account and is prorated among all investment options in which you have an interest.

4.  Withdrawal Charge.

We do not deduct a sales charge from any Purchase Payment. However, the withdrawal charge (a contingent deferred sales charge) covers Contract sales expenses, including commissions and other promotional and acquisition expenses.

Each Contract Year, you may make a partial or total withdrawal from the Contract without incurring a withdrawal charge up to the greater of:

     .     Purchase Payments that are no longer subject to withdrawal charges;

     .     Earnings; and

     . 10% of Purchase Payments that are subject to withdrawal charges minus any Purchase Payments subject to a withdrawal charge previously withdrawn.

If you withdraw a larger amount, the excess Purchase Payments withdrawn are subject to a withdrawal charge. The amount and duration of the withdrawal charge varies according to whether you have elected the Value Credit rider as follows:

                                         Withdrawal Charge if                Withdrawal Charge if
Contribution Year                       Value Credit not Elected             Value Credit Elected
-----------------                       ------------------------             --------------------
First year..................................     7.0%                                8.5%
Second year.................................     6.0%                                8.5%
Third year..................................     5.0%                                8.5%
Fourth year.................................     5.0%                                8.5%
Fifth year..................................     4.0%                                7.5%
Sixth year..................................     3.0%                                6.5%
Seventh year................................     2.0%                                5.5%
Eighth year.................................     0.0%                                3.5%
Ninth year..................................     0.0%                                1.5%
Tenth year..................................     0.0%                                0.0%

Withdrawal charges are calculated as follows.

     . All amounts to be withdrawn and any applicable withdrawal charges will be charged against Purchase Payments in the chronological order we received them, beginning with your initial Purchase Payment.

     . Any amount withdrawn which is not subject to a withdrawal charge will be considered a "partial free withdrawal."

     . In the event of a partial withdrawal, a "partial free withdrawal" is applied against Purchase Payments and all related accumulations in the chronological order we received them, beginning with your initial Purchase Payment even though the Purchase Payments are no longer subject to a withdrawal charge.

When a withdrawal is requested, you receive a check in the amount requested. If a withdrawal charge applies, Contract Value is reduced by the withdrawal charge, plus the dollar amount sent to you.

As Contribution Years are based on the date each Purchase Payment is made, you may be subject to a withdrawal charge, even though the Contract may have been issued many years earlier. (For additional details, see "Withdrawal During Accumulation Period.")

Subject to certain exceptions and state approvals, withdrawal charges are not assessed on withdrawals:

     . after you have been confined in a skilled health care facility for at least 45 consecutive days and you remain confined at the time of the request;

     . within 45 days following your discharge from a skilled health care facility after a confinement of at least 45 days; or

     . if you become disabled after the Contract is issued and before age sixty-five (65).

According to the Social Security Administration, the following is the definition for "disability."

     "Inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months."

Restrictions and provisions related to the nursing care or disability waivers are described in the Contract endorsements.

The withdrawal charge compensates us for Contract distribution expense. Currently, we anticipate withdrawal charges will not fully cover distribution expenses. Unrecovered distribution expenses may be recovered from our general assets, including proceeds from other Contract charges.

The withdrawal charge also applies at annuitization if you select Annuity Option 1 for a period of less than ten years. See "The Annuity Period--Annuity Options" for a discussion of the Annuity Options available.

5.  Guaranteed Retirement Income Benefit Charge.

The annual charge for the Guaranteed Retirement Income Benefit ("GRIB") is .40% of Contract Value if you elect a seven year waiting period and .30% if you elect a ten year waiting period. For new Contracts, the GRIB Charge may be increased to .80% and .60% respectively for the seven and ten year waiting periods. For Purchase Payments allocated to the Fixed Account or any Guarantee Periods, the applicable credited rates will be reduced to reflect the relevant charge.

6.  Earnings Based Death Benefit Charge.

The charge for the Earnings Based Death Benefit is .25% of Contract Value for issue ages 0-80 and 0.85% of Contract Value for issue ages 81 and higher. For Purchase Payments allocated to the Fixed Account or any Guarantee Periods, the applicable credited rate will be reduced to reflect the relevant charge.

7.  Value Credit Rider Charge.

The charge for the Value Credit rider is .40% of Contract Value for the first 15 Contract Years. There is no charge for this rider after the 15th Contract Year. For Purchase Payments allocated to the Fixed Account or any Guarantee Periods, the applicable credited rate will be reduced to reflect the relevant charge.

8.  Investment Management Fees and Other Expenses.

Each Portfolio's net asset value reflects the deduction of investment management fees and certain general operating expenses. Subject to limitations, you indirectly bear these fees and expenses. Further detail is provided in the attached prospectuses for the Portfolios and the Funds' Statements of Additional Information.

9.  State Premium Taxes.

Certain state and local governments impose a premium tax ranging from 0% to 3.5% of Purchase Payments. If we pay state premium taxes, we reserve the right to charge the amount paid against Contract Value upon annuitization or total withdrawal. See "Appendix--State Premium Tax Chart" in the Statement of Additional Information.

10.  Exceptions.

We may decrease the mortality and expense risk charge, the administration charge, and the records maintenance charge without notice. However, we guarantee that they will not increase. We bear the risk that those charges will not cover our costs. On the other hand, should such charges exceed our costs, we will not refund any charges. Any profit is available for corporate purposes including, among other things, payment of distribution expenses.

We may also reduce or waive fees and charges, including but not limited to, the records maintenance charge, the withdrawal charge, mortality and expense risk charge and Administrative Charge, for certain sales that may result in cost savings, such as those where we incur lower sales expenses or perform fewer services because of economies due to the size of a group, the average contribution per participant, or the use of mass enrollment procedure. We may also reduce or waive fees and charges and/or credit additional amounts on Contracts issued to:

     . employees and registered representatives (and their families) of broker-dealers (or their affiliated financial institutions) that have entered into selling group agreements with Investors Brokerage Services, Inc. ("IBS"); and

     . officers, directors and employees (and their families) of KILICO and Scudder Variable Series I and II ("SVS"), SVS investment advisers and principal underwriters or certain affiliated companies, or to any trust, pension, profit-sharing or other benefit plan for such persons.

Reductions in these fees and charges will not unfairly discriminate against any Owner.

                              THE ANNUITY PERIOD

Annuity payments begin on the Annuity Date and under the selected Annuity Option. The Annuity Date must be prior to the later of the youngest Owner's 91st birthday (if the Contract is part of a Charitable Remainder Trust, the annuitant's 100th birthday) or ten years from the Date of Issue. The Annuity Date must not be earlier than two years from the Date of Issue. Annuitization may be delayed beyond the Annuity Date if we are making systematic withdrawals based on your life expectancy. In this case, annuitization begins when life expectancy withdrawals are stopped. You may write to us prior to the distribution of a death benefit or the first annuity payment date to request a change of the Annuity Date. The new Annuity Date must not be earlier than two years from the Date of Issue.

1.  Election of an Annuity Option.

In addition to GRIB, Contracts may be annuitized under one of several Annuity Options. We must receive an election of an Annuity Option in writing. You may make an election on or before the Annuity Date provided that the Annuitant is alive. The Beneficiary, subject to the terms of the death benefit provision, may elect to have the death benefit remain with us under one of the Annuity Options. An election may be revoked by a subsequent change of Beneficiary or an assignment of this Contract unless the assignment provides otherwise. Once elected, an Annuity Option cannot be changed after the first annuity payment is made.

If an Annuity Option is not elected by the maximum annuitization date, an annuity will be paid for a guaranteed period of ten years and for as long thereafter as the Annuitant is alive. If the total Contract Value is applied under one of the Annuity Options, this Contract must be surrendered to us.

Annuity payments will be made as a Fixed Annuity or Variable Annuity or a combination. Any Separate Account Contract Value or Guarantee Period Value is paid as a Fixed Annuity and any Separate Account Contract Value is paid as a Variable Annuity. The allocation between Fixed and Variable Annuities is based on allocation of your Contract Values on the seventh calendar day before the Annuity Date. Allocations will not be changed thereafter, except as permitted in the "Transfers During the Annuity Period" provision of the Contract.

2.  Annuity Payments.

Payments for all Annuity Options are derived from the applicable tables. Current annuity rates will be used if they produce greater payments than those quoted in the Contract. The "Age" in the tables represents the age of the Payee on the last birthday before the first annuity payment is due.

The guaranteed monthly payments are based on an interest rate of 2.5% per year, and where mortality is involved, the "1983 Table a" individual Annuity mortality table developed by the Society of Actuaries, projected using Projection Scale G. We may also make available Variable Annuity payment options based on assumed rates other than 2.5%.

The Annuity Option selected must result in a payment that is at least equal to our minimum payment, according to our rules, at the time the Annuity Option is chosen. If at any time the payments are less than our minimum payment, we have the right to increase the period between payments to quarterly, semi-annual or annual so that the payment is at least equal to the minimum payment or to make payment in one lump sum.

The amount of periodic annuity payments may depend upon:

     .   the Annuity Option selected;

     .   the age and sex of the Annuitant; and

     .   the investment experience of the selected Subaccount(s).

The age of the Annuitant influences the amount of periodic annuity payments because an older Annuitant is expected to have a shorter life span, resulting in larger payments. The sex of the Annuitant influences the amount of periodic payments because females live longer than males, resulting in smaller payments.

Annuity payments are made to the Owner or to the person designated in writing by the Owner to receive payment.

3.  Annuity Options.

You may elect one of the following Annuity Options.

Annuity Option 1--Fixed Installment Annuity.

Option 1 provides that we will make monthly annuity payments for a fixed number of installments. Payments must be made for at least five years but are not to exceed 30 years.

Annuity Option 2--Life Annuity.

Option 2 provides that we will make monthly annuity payments over the lifetime of the Payee.

Annuity Option 3--Life Annuity with Installments Guaranteed.

Option 3 provides that we will make monthly annuity payments for a guaranteed period and thereafter over the lifetime of the Payee. The guaranteed period must be selected at the time the Annuity Option is chosen. The guaranteed periods available are 5, 10, 15 and 20 years.

Annuity Option 4--Joint and Survivor Annuity.

Option 4 provides that we will pay the full monthly annuity payment/income over the lifetimes of both Payees. Upon the death of either Payee, we will continue to pay the surviving Payee a percentage of the original monthly annuity payment. The percentage payable to the surviving Payee must be selected at the time the Annuity Option is chosen. The percentages available to the surviving Payee are 50%, 66 2/3%, 75% and 100%.

Other Annuity Options--We may make other Annuity Options available. Payments are also available on a quarterly, semi-annual or annual basis.

A supplementary agreement will be issued to reflect payments that will be made under an Annuity Option. If payment is made as a death benefit distribution, the effective date will be the date of death. Otherwise, the effective date will be the date chosen by the Owner.

Interest under an Annuity Option will start to accrue on the effective date of the supplementary agreement. If the effective date falls on the 29/th/, 30/th/ or 31/st/ day of a month, the effective date will be the 28th day of that month.

4.  Transfers During the Annuity Period.

During the Annuity Period, you may make the following conversions:

     .   Fixed Annuity payments to Variable Annuity payments;

     .   Variable Annuity payments to Fixed Annuity payments; or

     . have Variable Annuity payments reflect the investment experience of other Subaccounts.

A transfer may be made from one Subaccount to another Subaccount or to the Fixed Account, subject to the following limitations.

     . We must receive written notice of a transfer from the Owner in a form satisfactory to us.

     . Transfers to a Subaccount are prohibited during the first year of the Annuity Period, and subsequent transfers are limited to one per year.

     .   All interest in a Subaccount must be transferred.

     . If we receive notice of transfer to a Subaccount more than seven days before an annuity payment date, the transfer is effective during the Valuation Period after the date we receive the notice.

     . If we receive notice of transfer to a Subaccount seven or less days before an annuity payment date, the transfer is effective during the Valuation Period after the annuity payment date.

     . Transfers to the Fixed Account are available only on an anniversary of the first Annuity Date. We must receive notice at least 30 days prior to the anniversary.

When a transfer is made between Subaccounts, the number of Annuity Units per annuity payment attributable to a Subaccount

To which transfer is made is equal to a. multiplied by b. divided by c. where:

     a. is the number of Annuity Units per annuity payment in the Subaccount from which transfer is being made;

     b. is the Annuity Unit value for the Subaccount from which transfer is being made; and

     c. is the Annuity Units value for the Subaccount to which transfer is being made.

When a transfer is made from the Fixed Account to a Subaccount, the number of Annuity Units per annuity payment attributable to a Subaccount to which transfer is made is equal to a. divided by b. divided by c. where:

     a. is the Fixed Account Annuity value being transferred where the Fixed Account Annuity value equals the present value of the remaining Fixed Annuity payments using the same interest and mortality basis used to calculate the Fixed Annuity payments;

     b. is the Annuity Units value for the Subaccount to which transfer is being made; and

     c. is the present value of $1.00 per payment period using the attained age(s) of the Payee(s) and any remaining payments that may be due at the time of the transfer.

When a transfer is made from a Subaccount to the Fixed Account, the amount of money allocated to the Fixed Account to which transfer is made is equal to the annuity reserve for the Payee's interest in the Subaccount. The annuity reserve is the product of a. multiplied by b. multiplied by c. where:

     a. is the number, per annuity payment, of Annuity Units representing the Payee's interest in the Subaccount from which transfer is being made;

     b. is the Annuity Units value for the Subaccount from which transfer is being made; and

     c. is the present value of $1.00 per payment period using the attained age(s) of the Payee(s) and any remaining payments that may be due at the time of the transfer.

Money allocated to the Fixed Account upon such transfers will be applied under the same Annuity Option as originally elected, and all amounts and Annuity Unit values will be determined as of the end of the Valuation Period preceding the effective date of the transfer.

We reserve the right at any time and without notice to any party to terminate, suspend or modify these transfer privileges.

5.  Annuity Unit Value.

The Annuity Unit value for each Subaccount is determined at the end of a Valuation Period by multiplying the result of a. times b. by c. where:

     a.  is the Annuity Unit value for the immediately preceding Valuation
         Period;

     b. is the net investment factor for the Valuation Period for which the Annuity Unit value is being calculated; and

     c. is the interest factor of .99993235 per calendar day of the subsequent Valuation Period to offset the effect of the assumed rate of 2.5% per year used in the Annuity Option Table. We may also make available Annuity Options based on assumed investment rates other than 2.5%.

The net investment factor for each Subaccount for any Valuation Period is determined by dividing a. by b. where:

     a. is the value of an Annuity Unit of the applicable Subaccount as of the end of the current Valuation Period, plus or minus the per share charge or credit for taxes reserved; and

     b. is the value of an Annuity Unit of the applicable Subaccount as of the end of the immediately preceding Valuation Period, plus or minus the per share charge or credit for taxes reserved.

6.  First Periodic Payment Under a Variable Annuity.

In a Variable Annuity, the Separate Account Contract Value, at the end of the Valuation Period preceding the Valuation Period that includes the date on which the first annuity payment is due, is first reduced by any applicable:

     .   withdrawal charge,
     .   records maintenance charge, and
     .   any premium taxes that apply.

The remaining value will then be used to determine the first monthly annuity payment which is based on the guaranteed annuity option shown in the Annuity Option Table in your Contract. You may elect any option available.

7.  Subsequent Periodic Payments Under a Variable Annuity.

The dollar amount of subsequent annuity payments may increase or decrease depending on the investment experience of each Subaccount. The number of Annuity Units per annuity payment will remain fixed for each Subaccount unless a transfer is made in which case, the number of Annuity Units per annuity payment will change.

The number of Annuity Units for each Subaccount is calculated by dividing a. by
b. where:

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

     a. is the amount of the monthly payment that can be attributed to that Subaccount; and

     b. is the Annuity Unit value for that Subaccount at the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

After the first annuity payment, subsequent monthly annuity payments are calculated by summing up, for each Subaccount, the product of a. times b. where:

     a.  is the number of Annuity Units per annuity payment in each Subaccount;
         and

     b. is the Annuity Unit value for that Subaccount at the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

After the first annuity payment, we guarantee that the dollar amount of each subsequent annuity payment will not be adversely affected by changes in mortality experience or actual expenses from the mortality and expense assumptions of which we based the first payment.

8.  Periodic Payments Under a Fixed Annuity.

In a Fixed Annuity, the Fixed Account Contract Value plus the Accumulated Guarantee Period Values adjusted for any applicable Market Value Adjustment, on the first day preceding the date on which the first annuity payment is due, is first reduced by any withdrawal charge, records maintenance charge and premium taxes that apply. The remaining value will then be used to determine the Fixed Annuity monthly payment in accordance with the Annuity Option selected.

9.  Death of Annuitant or Owner .

If the Annuitant dies and the Beneficiary is a natural person, we will automatically continue any unpaid installments to the Beneficiary for the remainder of the elected period under Annuity Option 1 or 3. If the Beneficiary elects, we will pay a commuted value of the remaining payments. The commuted value will be based on the interest rate used in determining the amount of the annuity payments plus, for annuity options that include a life contingency, an interest rate adjustment equal to the following:

    Number of years remaining                                    Interest rate
    in the period certain                                         adjustment
    ---------------------                                         ----------

      15 or more years...........................................     1.00%
      10-14 years................................................     1.50%
      less than 10 years.........................................     2.00%

If Annuity Option 2 is elected, annuity payments terminate automatically and immediately upon the Annuitant's death without regard to the number or total amount of payments made. Thus, it is possible for an individual to receive only one payment if death occurred prior to the date the second payment was due.

Under Annuity Option 4, Annuity payments terminate automatically and immediately upon the surviving Annuitant's death without regard to the number or total amount of payments received.

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

If an Owner, who is not also an Annuitant, dies after the Annuity Date, the following provisions apply:

     . If the Owner was the sole owner, the remaining annuity will be payable to the Beneficiary in accordance with the provisions described above. The Beneficiary will become the Owner of the Contract.

     . If the Contract has Joint Owners, the annuity payments will be payable to the surviving Joint Owner in accordance with the provisions described above. Upon the death of the surviving Joint Owner, the Beneficiary becomes the Owner.

10.  Protection of Benefits.

Unless otherwise provided in the supplementary agreement, the Owner or Payee may not commute, anticipate, assign, alienate or otherwise hinder the receipt of any annuity payment. Further, the proceeds of the Contract and any payment under an Annuity Option will be exempt from the claim of creditors and from legal process to the extent permitted by law.

11.  Age, Gender and Survival.

We may require satisfactory evidence of the age, gender and the continued survival of any person on whose life the income is based.

If the Payee's age or gender has been misstated, the amount payable under the Contract will be calculated as if those Purchase Payments sent to us had been made at the correct age or gender. Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments we may make under the Contract.

12.  Commutable Annuitization Option

For annuitizations under Fixed or variable Annuity Options, the Owner may elect to commute up to 75% of the remaining payments in the certain period for Non-Qualified Plans and up to 100% for Qualified Plans. This option is available 12 months or later after annuitizing the Contract and may be elected once in each calendar year. The interest rate used in discounting the remaining annuity payments is higher than the interest rate used to determine the annuity payments, by the following amounts:

          Number of years remaining                                Interest rate
          in the period certain                                     adjustment
          ---------------------                                     ----------

            15 or more years.......................................     1.00%
            10-14 years............................................     1.50%
            less than 10 years.....................................     2.00%

                              FEDERAL INCOME TAXES

A. INTRODUCTION

This discussion is not exhaustive and is not intended as tax advice. A qualified tax adviser should always be consulted with regard to the application of the law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

This discussion does not address state or local tax consequences, nor federal estate or gift tax consequences, associated with buying a Contract. In addition, we make no guarantee regarding any tax treatment--federal, state, or local--of any Contract or of any transaction involving a Contract.

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

B.  OUR TAX STATUS

We are taxed as a life insurance company and the operations of the Separate Account are treated as a part of our total operations. The Separate Account is not separately taxed as a "regulated investment company." Investment income and capital gains of the Separate Account are not taxed to the extent they are applied under a Contract. We do not anticipate that we will incur federal income tax liability attributable to the income and gains of the Separate Account, and therefore we do not intend to provide for these taxes. If we are taxed on investment income or capital gains of the Separate Account, then we may impose a charge against the Separate Account to provide for these taxes prior to or on the Annuity Date.

C. TAXATION OF ANNUITIES IN GENERAL

1.  Tax Deferral During Accumulation Period.

Under the Code, except as described below, increases in the Contract Value of a Non-Qualified Plan Contract are generally not taxable to you or the Annuitant until received as annuity payments or otherwise distributed. However, certain requirements must be satisfied for this general rule to apply, including:

     .   the Contract must be owned by an individual,

     .   Separate Account investments must be "adequately diversified",

     . we, rather than you, must be considered the owner of Separate Account assets for federal tax purposes, and

     . annuity payments must appropriately amortize Purchase Payments and Contract earnings.

Non-Natural Owner. As a general rule, deferred annuity contracts held by "non-natural persons," such as corporations, trusts or similar entities, are not annuity contracts for federal income tax purposes. The investment income on these contracts is taxed each year as ordinary income received or accrued by the non-natural owner. There are exceptions to this general rule for non-natural owners. Contracts are generally treated as held by a natural person if the nominal owner is a trust or other entity holding the contract as an agent for a natural person. However, this special exception does not apply to an employer who is the nominal owner of a contract under a non-qualified deferred compensation plan for its employees.

Additional exceptions to this rule include:

     .   contracts acquired by a decedent's estate,

     .   certain Qualified Plan Contracts,

     .   certain contracts used with structured settlement agreements, and

     . certain contracts purchased with a single premium when the annuity starting date is no later than a year from contract purchase and substantially equal periodic payments are made at least annually.

Diversification Requirements. For a contract to be treated as an annuity for federal income tax purposes, separate account investments must be "adequately diversified". The Treasury Secretary issued regulations prescribing standards for adequately diversifying separate account investments. If the Separate Account failed to comply with these diversification standards, the Contract would not be treated as an annuity contract for federal income tax purposes and the owner would generally be taxed on the difference between the Contract Value and the Purchase Payments.

Although we do not control Fund investments, we expect that each Portfolio of the Funds will comply with these regulations so that each Subaccount of the Separate Account will be considered "adequately diversified."

Ownership Treatment. In certain circumstances, a variable annuity contract owner may be considered the owner of the assets of the separate account supporting the contract. Then, income and gains from separate account assets are includible in the owner's gross income. The Internal Revenue Service ("IRS"), in published rulings, stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses the ability to exercise investment control over the assets. As of the date of this Prospectus, no comprehensive guidance has been issued by the IRS clarifying the circumstances when such investment control by a variable contract owner would exist. As a result, your right to allocate the Contract Value among the Subaccounts may cause you to be considered the owner of the assets of the Separate Account.

We do not know what limits may be set forth in any guidance that the IRS may issue, or whether any such limits will apply to existing Contracts. We therefore reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the owner of the Separate Account assets. However, there is no assurance that our efforts would be successful.

Delayed Annuity Dates. If the Annuity Date occurs (or is scheduled to occur) when the Annuitant is older than age 85, the Contract might not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.

The following discussion assumes that the Contract is treated as an annuity contract for tax purposes and that we are treated as the owner of Separate Account assets.

2.  Taxation of Partial and Full Withdrawals.

Partial or full withdrawals from a Non-Qualified Plan Contract are includible in income to the extent the Contract Value exceeds the "investment in the contract." This amount is referred to as the "income on the contract." Investment in the contract equals the total of Purchase Payments minus amounts previously received from the Contract that were not includible in your income. Credits we make to your Contract in connection with Value Credits, GRIB, or Market Value Adjustments are not part of your investment in your Contract (and thus, for tax purposes, are treated in the same way as investment gains).

Any assignment or pledge of, or agreement to assign or pledge, Contract Value is treated as a withdrawal. Investment in the contract is increased by the amount includible in income with respect to that assignment or pledge. If you transfer a contract interest, without adequate consideration, to someone other than your spouse (or to a former spouse incident to divorce), you will be taxed on the income on the contract. In this case, the transferee's investment in the contract is increased to reflect the increase in your income.

The Contract's death benefit may exceed Purchase Payments or Contract Value. As described in this Prospectus, we impose certain charges with respect to the death benefit. It is possible that those charges (or some portion) could be treated as a partial withdrawal.

If the Policy includes the Guaranteed Retirement Income Benefit Endorsement (the "GRIB Endorsement"), and the Guaranteed Retirement Income Benefit Base is greater than the Contract Value, it is possible that the income on the contract could be a greater amount than would otherwise be the case. This could result in a larger amount being included in your income in connection with a partial withdrawal, assignment, pledge or other transfer. There is also some uncertainty regarding the treatment of the market value adjustment for purposes of determining the income on the contract. This uncertainty could result in the income on the contract being a greater (or lesser) amount.

There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another. A tax adviser should be consulted in those situations.

3.  Taxation of Annuity Payments.

Normally, the portion of each annuity payment taxable as income equals the payment minus the exclusion amount. The exclusion amount for variable annuity payments is the "investment in the contract" allocated to the variable annuity option and adjusted for any period certain or refund feature, divided by the number of payments expected to be made. The exclusion amount for fixed annuity payments is the payment times the ratio of the investment in the contract allocated to the fixed annuity option and adjusted for any period certain or refund feature, to the expected value of the fixed annuity payments.

Once the total amount of the investment in the contract is excluded using these ratios, annuity payments will be fully taxable. If annuity payments stop because the Annuitant dies before the total amount of the investment in the contract is recovered, the unrecovered amount generally is allowed as a deduction to the Annuitant in the last taxable year.

With respect to a Contract issued with the GRIB Endorsement, the Annuitant may elect to receive a lump sum payment after the Annuity Date. In the case of a Non-Qualified Plan Contract, we will treat a portion of such a lump sum payment as includible in income, and will determine the taxable portion of subsequent periodic payments by applying an exclusion ratio to the periodic payments. However, the federal income tax treatment of such a lump sum payment, and of the periodic payments made thereafter, is uncertain. It is possible the IRS could take a position that greater amounts are includible in income than we currently believe is the case. Prior to electing a lump sum payment after the Annuity Date, you should consult a tax adviser about the tax implications of making such an election.

4.  Taxation of Death Benefits.

Amounts may be distributed upon your or the Annuitant's death. Before the Annuity Date, death benefits are includible in income and:

     .   if distributed in a lump sum are taxed like a full withdrawal, or

     .   if distributed under an annuity option are taxed like annuity payments.

After the Annuity Date, where a guaranteed period exists and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income and:

 . if received in a lump sum are includible in income to the extent they exceed the unrecovered investment in the contract, or

 . if distributed in accordance with the selected annuity option are fully excludable from income until the remaining investment in the contract is deemed to be recovered.

Thereafter, all annuity payments are fully includible in income.

5.  Penalty Tax on Premature Distributions.

A 10% penalty tax applies to a taxable payment from a Non-Qualified Plan Contract unless:

     .   received on or after you reach age 59 1/2,

     .   attributable to your disability,

     . made to a Beneficiary after your death or, for non-natural Owners, after the primary Annuitant's death,

     . made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and a designated Beneficiary (within the meaning of the tax law),

     . made under a Contract purchased with a single premium when the annuity starting date is no later than a year from Contract purchase and substantially equal periodic payments are made at least annually, or

     .   made with annuities used with certain structured settlement agreements.



6.  Aggregation of Contracts.

The taxable amount of an annuity payment or withdrawal from a Non-Qualified Plan Contract may be determined by combining some or all of the Non-Qualified Plan Contracts owned by an individual. For example, if a person purchases a Contract and also purchases an immediate annuity at approximately the same time, the IRS may treat the two contracts as one contract. Similarly, if a person transfers part of his interest in one annuity contract to purchase another annuity contract, the IRS might treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same company (or its affiliates) during any calendar year, these contracts are treated as one contract. The effects of this aggregation are not always clear. However, it could affect the taxable amount of an annuity payment or withdrawal and the amount which might be subject to the 10% penalty tax.

7. Loss of Interest Deduction Where Contracts are Held by or for the Benefit of Certain Non-Natural Persons.

For Contracts issued after June 8, 1997 to a non-natural owner, all or some portion of otherwise deductible interest may not be deductible by the owner. However, this interest deduction disallowance does not affect Contracts where the Owner is taxable each year on the investment income under the Contract. Entities considering purchasing the Contract, or entities that will be beneficiaries under a Contract, should consult a tax adviser.

D.  QUALIFIED PLANS

The Contracts are also available for use as Qualified Plan Contracts. Numerous special tax rules apply to the participants in Qualified Plans and to Qualified Plan Contracts. We make no attempt in this Prospectus to provide more than general information about use of the Contract with the various types of Qualified Plans. Persons intending to use the Contract in connection with qualified plans should consult a tax adviser.

The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan. For example, for both withdrawals and annuity payments under certain Qualified Plan Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Also, loans from Qualified Plan Contracts, where allowed, are subject to a variety of limitations, including restrictions on the amount that may be borrowed, the duration of the loan, the number of allowable loans and the manner in which the loan must be repaid. (Owners should always consult their tax advisers and retirement plan fiduciaries prior to exercising their loan privileges.) Both the amount of the contribution that may be made, and the tax deduction or exclusion that the Owner may claim for such contribution, are limited under Qualified Plans. If this Contract is used with a Qualified Plan, the Owner and Annuitant generally are the same individual. The Owner may also designate a Joint Annuitant who becomes the Annuitant if the Annuitant dies prior to the Annuity Date. However, a Joint Annuitant may not be elected under a Qualified Plan. If a Joint Annuitant is named, all distributions made while the Annuitant is alive must be made to the Annuitant. Also, if a Joint Annuitant is named who is not the Annuitant's spouse, the annuity options which are available may be limited, depending on the difference in their ages. Furthermore, the length of any Guarantee Period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code.

Qualified Plan Contracts are subject to special rules specifying the time at which distributions must begin and the amount that must be distributed each year. In the case of Individual Retirement Annuities ("IRAs"), distributions of minimum amounts must generally begin by April 1 of the calendar year following the calendar year in which the owner attains age 70 1/2. An excise tax is imposed for failure to comply with the minimum distribution requirements. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan.

If you purchase a Qualified Plan Contract with a GRIB Endorsement and elect to receive a lump sum payment of a portion of the annuity income payments, it is possible that the remaining annuity income payments will not satisfy the minimum distribution requirements. You should consult a tax adviser about the implications under the minimum distribution requirements of taking a lump sum payment under the GRIB Endorsement.

A 10% penalty tax may apply to the taxable amount of payments from Qualified Plan Contracts. For Individual Retirement Annuities, the penalty tax does not apply, for example, to a payment:

     .   received after you reach age 55 and have separated from service,

     .   received after you reach age 59 1/2,

     .   received after your death or because of your disability, or

     . made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and your designated Beneficiary.

In addition, the penalty tax does not apply to certain distributions used for qualified first time home purchases or for higher education expenses. Special conditions must be met to qualify for these exceptions. If you wish to take a distribution for these purposes you should consult your tax adviser. Other exceptions may apply.

Qualified Plan Contracts are amended to conform to plan requirements. However, you, are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, we are not bound by terms and conditions of qualified plans if they are inconsistent with the Contract.

1.  Qualified Plan Types.

We may issue Contracts for the following types of Qualified Plans.

Individual Retirement Annuities. The Code permits eligible individuals to contribute to an IRA. IRAs limit the amounts contributed, the persons eligible and the time when distributions start. Also, subject to direct rollover and mandatory withholding requirements, distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. The Contract may not fund an "Education IRA."

IRAs generally may not provide life insurance coverage, but they may provide a death benefit that equals the greater of the premiums paid or the account value. The Contract provides a death benefit that in some circumstances may exceed the greater of the purchase payments and the account value. It is possible that the Contract's death benefit could be viewed as providing life insurance with the result that the Contract would not qualify as an IRA.

Simplified Employee Pensions (SEP IRAs). The Code allows employers to establish simplified employee pension plans, using the employees' IRAs. Under these plans the employer may make limited deductible contributions on behalf of the employees to IRAs. Employers and employees intending to use the Contract in connection with these plans should consult a tax adviser. As discussed above (see "Individual Retirement Annuities"), there is some uncertainty regarding the characterization of the Contract's death benefit for purposes of the rules governing IRAs, and thus as to whether the Contract will qualify as a SEP IRA.

SIMPLE IRAs. The Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. As discussed above (see "Individual Retirement Annuities"), there is some uncertainty regarding the characterization of the Contract's death benefit for purposes of the rules governing IRAs, and thus as to whether the Contract will qualify as a SIMPLE IRA. Employers and employees intending to use the Contract in connection with such plans should consult a tax adviser.

Roth IRAs. The Code permits contributions to an IRA known as a "Roth IRA." Roth IRAs differ from other IRAs in certain other respects including:

     .   Roth IRA contributions are never deductible,

     .   "qualified distributions" from a Roth IRA are excludable from income,

     .   mandatory distribution rules do not apply before death,

     . a rollover to a Roth IRA must be a "qualified rollover contribution," under the Code,

     .   special eligibility requirements apply, and

     . contributions to a Roth IRA can be made after the Owner has reached age 70 1/2.

All or part of an IRA may be converted into a Roth IRA without taking an actual distribution. An individual may convert by notifying the IRA issuer or trustee. You must be eligible for a qualified rollover contribution to convert an IRA to a Roth IRA. A conversion typically results in the inclusion of some or all of the IRA value in gross income, except that the 10% penalty tax does not apply on the conversion. Persons with adjusted gross incomes in excess of $100,000 or who are married and file a separate return are not eligible to make a qualified rollover contribution or a transfer in a taxable year from a non-Roth IRA to a Roth IRA.

Any "qualified distribution," as defined in Section 408A, from a Roth IRA is excludible from gross income. A qualified distribution includes a distribution made after you reach age 59 1/2, after your death, because of your disability, or made to a first-time homebuyer.

As discussed above (see "Individual Retirement Annuities"), there is some uncertainty regarding the characterization of the Contract's death benefit for purposes of the rules governing IRAs, and thus as to whether the Contract will qualify as a Roth IRA.

Corporate and Self-Employed ("H.R. 10" and "Keogh") Pension and Profit-Sharing Plans. The Code permits corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contracts in order to provide benefits under the plans. The Contract provides a death benefit that in certain circumstances may exceed the greater of the Purchase Payments and the Contract Value. It is possible that such a death benefit could be characterized as an incidental death benefit. There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in current taxable income to participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

Tax-Sheltered Annuities. Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from taxable gross income. These annuity contracts are commonly referred to as "tax-sheltered annuities." If you purchase a Contract for such purposes, you should seek competent advice regarding eligibility, limitations on permissible amounts of purchase payments and other tax consequences associated with the Contracts. In particular, you should consider that the Contract provides a death benefit that in certain circumstances may exceed the greater of the Purchase Payments and the Contract Value. It is possible that such death benefit could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in currently taxable income to purchasers. In addition, there are limitations on the amount of incidental benefits that may be provided under a tax-sheltered annuity.

Tax-sheltered annuity contracts must contain restrictions on withdrawals of

     . contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988,

     .   earnings on those contributions, and

     . earnings after December 31, 1988 on amounts attributable to salary reduction contributions held as of December 31, 1988.

These amounts can be paid only if you have reached age 59 1/2, separated from service, died, or become disabled (within the meaning of the tax law), or in the case of hardship (within the meaning of the tax law). Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. Amounts subject to the withdrawal restrictions applicable to section 403(b)(7) custodial accounts may be subject to more stringent restrictions. (These limitations on withdrawals generally do not apply to the extent you direct us to transfer some or all of the Contract Value to the issuer of another tax-sheltered annuity or into a Section 403(b)(7) custodial account.)

Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations. The Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the Contracts in connection with such plans should seek competent advice.

2.  Direct Rollovers.

If the Contract is used in connection with a retirement plan that is qualified under sections 401(a), 403(a), or 403(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to "direct rollover" and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from such a qualified retirement plan, excluding certain amounts such as

     . minimum distributions required under section 401(a)(9) of the Code, and

     . certain distributions for life, life expectancy, or for ten years or more which are part of a "series of substantially equal periodic payments."

Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain Qualified Plans. Prior to receiving an eligible rollover distribution, a notice will be provided explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.

E.  FEDERAL INCOME TAX WITHHOLDING

We withhold and send to the U.S. Government a part of the taxable portion of each distribution unless the payee notifies us before distribution of an available election not to have any amounts withheld. In certain circumstances, we may be required to withhold tax. The withholding rates for the taxable portion of periodic annuity payments are the same as the withholding rates for wage payments. In addition, the withholding rate for the taxable portion of non-periodic payments (including withdrawals prior to the maturity date and conversions of, or rollovers from, non-Roth IRAs to Roth IRAs) is 10%. The withholding rate for eligible rollover distributions is 20%.

                            DISTRIBUTION OF CONTRACTS

The Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. The agents are also registered representatives of registered broker-dealers who are members of the National Association of Securities Dealers, Inc. Sales commissions may vary, but are not expected to exceed 6.25% of Purchase Payments. In addition to commissions, we may pay additional promotional incentives, in the form of cash or other compensation, to selling broker-dealers. These incentives may be offered to certain licensed broker-dealers that sell or are expected to sell certain minimum amounts during specified time periods. The Contracts are distributed through the principal underwriter for the Separate Account:

        Investors Brokerage Services, Inc.
        1 Kemper Drive
        Long Grove, Illinois, 60049

IBS is our wholly-owned subsidiary. IBS enters into selling group agreements with affiliated and unaffiliated broker-dealers. All of the investment options are not available to all Owners. The investment options are available only under Contracts that are sold or serviced by broker-dealers having a selling group agreement with IBS authorizing the sale of Contracts with the investment options specified in this Prospectus. Other distributors may sell and service contracts with different investment options.

                                  VOTING RIGHTS

Proxy materials in connection with any Fund shareholder meeting are delivered to each Owner with Subaccount interests invested in the Fund as of the record date. Proxy materials include a voting instruction form. We vote all Fund shares proportionately in accordance with instructions received from Owners. We will also vote any Fund shares attributed to amounts we have accumulated in the Subaccounts in the same proportion that Owners vote. A Fund is not required to hold annual shareholders' meetings. Funds hold special meetings as required or deemed desirable for such purposes as electing trustees, changing fundamental policies or approving an investment advisory agreement.

Owners have voting rights in a Portfolio based upon the Owner's proportionate interest in the corresponding Subaccount as measured by units. During the Annuity Period, voting rights decrease as Annuity Units decrease.

                    REPORTS TO CONTRACT OWNERS AND INQUIRIES

After each calendar quarter, we send you a statement showing Purchase Payments received, amounts credited to each Subaccount, the Guarantee Periods and to the Fixed Account Option, investment experience, and charges made since the last report, as well as any other information required by statute. In addition, you receive written confirmation of financial transactions and credits when received. We will also send a current statement upon your request. We also send you annual and semi-annual reports for the Portfolios that correspond to the Subaccounts in which you invest and a list of the securities held by that Portfolio.

You may direct inquiries to the selling agent or may call 1-800-621-5001 or write to Kemper Investors Life Insurance Company, Customer Service, 1 Kemper Drive, Long Grove, Illinois 60049.

                                     EXPERTS

The consolidated balance sheets of KILICO as of December 31, 2000 and 1999 and the related consolidated statements of operations, comprehensive income, stockholder's equity, and cash flows for the years ended December 31, 2000, 1999 and 1998 will be provided by pre-effective amendment.

                                  LEGAL MATTERS

Legal matters with respect to our organization, our authority to issue annuity contracts and the validity of the Contract have been passed upon by Frank Julian, Senior Vice President and Associate General Counsel. Jorden Burt LLP, Washington, D.C., has advised us on certain legal matters concerning federal securities laws applicable to the issue and sale of the Contracts.

                             SPECIAL CONSIDERATIONS

We reserve the right to amend the Contract to meet the requirements of federal or state laws or regulations. We will notify you in writing of these amendments.

Your rights under a Contract may be assigned as provided by law. An assignment will not be binding upon us until we receive a written copy of the assignment. You are solely responsible for the validity or effect of any assignment. You, therefore, should consult a qualified tax adviser regarding the tax consequences, as an assignment may be a taxable event.

                              AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC. These reports and other information can be inspected and copied at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and 500 West Madison, Suite 1400, Northwestern Atrium Center, Chicago, Illinois. Copies also can be obtained from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

We have filed registration statements (the "Registration Statements") relating to the Contracts with the SEC under the Securities Act of 1933. This Prospectus has been filed as part of the Registration Statements and does not contain all of the information set forth in the Registration Statements. These Registration Statements contain further information about us and the Contracts. The Registration Statements may be inspected and copied, and copies can be obtained at prescribed rates, as mentioned above.

                                   BUSINESS

Corporate structure

   KILICO was founded in 1947 and is incorporated under the insurance laws of the State of Illinois and is licensed in the District of Columbia and all states except New York. KILICO and its subsidiaries (collectively, "KILICO", "the Company", "we", "our" or "us") is a wholly-owned subsidiary of Kemper Corporation ("Kemper"), a non-operating holding company. Kemper is a wholly-owned subsidiary of Zurich Group Holding ("ZGH" or "Zurich"), a Swiss holding company, formerly known as Zurich Financial Services. ZGH is wholly-owned by Zurich Financial Services ("ZFS"), a new Swiss holding company. ZFS was formerly Zurich Allied AG, which was merged with Allied Zurich p.l.c. in October 2000.

Strategic initiatives

   Our management, operations and strategic directions are integrated with those of several other Kemper subsidiaries:

  . Federal Kemper Life Assurance Company ("FKLA")

  . Zurich Life Insurance Company of America ("ZLICA"), and

  . Zurich Direct, Inc. ("ZD")

   This integration streamlines management, controls costs, improves profitability, increases operating efficiencies and productivity, and helps to expand the companies' distribution capabilities. Headquartered in Long Grove, Illinois, FKLA markets term and interest-sensitive life insurance, as well as certain annuity products, including non-surrenderable funding agreements, primarily through brokerage general agents and other independent distributors. ZLICA primarily markets term life insurance products primarily through ZD. ZD is an affiliated direct marketing life insurance agency currently marketing basic, low-cost term life insurance through various marketing media.

   Over the last several years, we have increased the competitiveness of our variable annuity products by adding multiple variable subaccount investment options and investment managers to existing variable annuity products. In 1997, we introduced a non-registered individual and group variable business-owned life insurance contract ("BOLI") and a series of individual variable life insurance contracts. In 1998, we introduced a new registered individual variable annuity product with 37 variable subaccount investment options and various investment managers.

   In 2000, several new products were introduced. We introduced a registered individual and group variable annuity, a registered flexible premium variable universal life product, and an individual and group fixed annuity.

   In 2000, as part of our plan to sharpen our focus on the group retirement market, we purchased PMG Securities Corporation, PMG Asset Management, Inc., PMG Marketing, Inc., and PMG Life Agency, Inc. (collectively "PMG"), for $5.5 million. PMG is a well-respected broker-dealer in the eastern part of the country. We own 100% of the stock of PMG.

   Also in 2000, we transferred $63.3 million in fixed maturities and cash to fund the operations of our newly formed subsidiary, Zurich Kemper Life Insurance Company of New York ("ZKLICONY"). ZKLICONY received its insurance license from the state of New York in January 2001 and expects to begin writing business in the second quarter of 2001.

Narrative description of business

   We offer both individual fixed-rate (general account) and individual and group variable (separate account) annuity contracts, as well as individual and group term life, universal life and individual and group variable (separate account) life insurance products through various distribution channels. We offer investment-oriented products, guaranteed returns or a combination of both, to help policyholders meet multiple insurance and financial objectives. Financial institutions, securities brokerage firms, insurance agents and financial planners are important distribution channels for our products. Our sales mainly consist of deposits received on certain long duration fixed and variable annuities and variable life insurance contracts.

   Our fixed and variable annuities generally have surrender charges that are a specified percentage of policy values and decline as the policy ages. General account annuity and interest-sensitive life policies are guaranteed to accumulate at specified interest rates but allow for periodic crediting rate changes.

   Over the last several years, in part reflecting the current interest rate environment, we have increased our emphasis on marketing our existing and new separate account products. Unlike the fixed-rate annuity business where we manage spread revenue, such variable products pose minimal investment risk for us, as policyholders direct their premium to one or more subaccounts that invest in underlying investment funds that invest in stocks and bonds. We, in turn, receive administrative fee revenue on such variable products, which compensates us for providing death benefits potentially in excess of cash surrender values. In addition, on variable life insurance contracts, cost of insurance charges compensate us for providing death benefit coverage substantially in excess of surrender values.

   As a result of this strategy, our separate account assets and related sales of our variable annuity products have increased over the last couple of years. Our separate account assets and sales were as follows (in millions):

                                                           December 31,
                                                    ---------------------------
                                                      2000      1999     1998
                                                    --------- -------- --------
      Separate account assets...................... $11,179.6 $9,778.1 $7,099.2
                                                    ========= ======== ========

                                                      Year Ended December 31,
                                                    ---------------------------
                                                      2000      1999     1998
                                                    --------- -------- --------
      Variable annuity sales (1)................... $ 1,160.5 $  758.6 $  393.1
      Variable life sales..........................     856.1  1,661.1  1,523.0
                                                    --------- -------- --------
      Total separate account sales................. $ 2,016.6 $2,419.7 $1,916.1
                                                    ========= ======== ========

---------
(1) Includes the fixed account option of the variable contracts totaling $339.6 million, $289.7 million and $92.7 million in 2000, 1999 and 1998, respectively. The fixed account option is primarily used for dollar cost averaging into the separate account investment options. This allows contractholders the option to allocate amounts to the fixed account option and authorize pro-rated amounts to be automatically transferred into the separate account investment options over a specified period of time in order to reduce the effects of significant market fluctuations.

   In 2000, several new products were introduced. Zurich Preferred, a registered individual and group variable and market value adjusted deferred annuity, offers investors 27 different variable subaccount investment options with various investment managers. Zurich Kemper Lifeinvestor, a registered flexible premium variable universal life product, permits policyholders to allocate premiums among 31 different subaccount investment options with various investment managers. We also introduced a new individual and group fixed annuity, Zurich Classic.

   During mid-1998, we introduced DESTINATIONSSM, a registered individual and group variable, fixed and market value adjusted deferred annuity product. DESTINATIONSSM currently offers 37 variable subaccount investment options with various investment managers, ten guarantee periods, a fixed account option, dollar cost averaging and a guaranteed retirement income benefit option.

   During mid-1997, we introduced variable BOLI, a group variable life insurance contract that is primarily marketed to banks and other large corporate entities. Also in 1997, we issued a series of non-registered variable individual universal life insurance contracts that are marketed primarily to high net worth individuals. Significant fluctuations in our sales of the variable life products are due mainly to the nature of the BOLI product--high dollar volume per sale, low frequency of sales--and any potential changes to BOLI's tax advantaged status as proposed in the release of the Federal government's fiscal budgets.

   Investors Brokerage Services, Inc., ("IBS"), our wholly-owned subsidiary, and our affiliated broker-dealer, BFP Securities, LLC, are the principal underwriters of our registered variable annuity and variable life products. BFP Securities, LLC, is also the primary distributor of our BOLI and high net worth products.

   Current crediting rates, a conservative investment strategy, the interest rate environment and the equity markets have impacted our fixed annuity sales over the last several years. Our fixed annuity sales were as follows (in millions):

                                                                  Year Ended
                                                                 December 31,
                                                              ------------------
                                                               2000  1999  1998
                                                              ------ ----- -----
      Fixed annuity sales.................................... $168.6 $96.3 $89.3
                                                              ====== ===== =====

   KILICO's fixed annuity sales increased $72.3 million in 2000, compared with 1999. This increase is primarily a result of investors seeking a more stable return on their investments during a time of market volatility.

NAIC ratios

   The National Association of Insurance Commissioners (the "NAIC") annually calculates certain statutory financial ratios for most insurance companies in the United States. These calculations are known as the Insurance Regulatory Information System ("IRIS") ratios. Currently, twelve IRIS ratios are calculated. The primary purpose of the ratios is to provide an "early warning" of any negative developments. The NAIC reports a company's ratios to state regulators who may then contact the company if three or more ratios fall outside the NAIC's "usual ranges".

   Based on statutory financial data as of December 31, 2000, we had three ratios outside the usual ranges; the change in premium ratio, the change in product mix ratio and the change in reserving ratio. The results for the change in the premium ratio and the change in the product mix ratio reflect the following items:

  . Recapture of term life insurance business assumed from FKLA (discussed below in Reserves and reinsurance)

  . Assumption of $100.0 million of funding agreement business from FKLA
    (discussed below in Reserves and reinsurance)

  . Increased sales of the DESTINATIONSSM product, and

  . Decreased BOLI sales

   The result for the change in the reserving ratio is primarily caused by the recapture of the term business assumed from FKLA and the increase in individual variable universal life renewal premiums in 2000, compared to 1999. Other than certain states requesting quarterly financial reporting and/or explanations of the underlying causes for certain ratios, no state regulators have taken any action due to our IRIS ratios for 2000 or earlier years.

Risk-based capital, asset adequacy and codification

   Under Illinois' asset adequacy and risk-based capital rules, state regulators may mandate remedial action for inadequately reserved or inadequately capitalized companies. The asset adequacy rules are designed to assure that assets supporting reserves are adequate to cover liabilities under a variety of economic scenarios. The focus of risk-based capital rules is a risk-based formula that applies prescribed factors to various risk elements in an insurer's business and investments to develop a minimum capital requirement designed to be proportional to the amount of risk assumed by the insurer. We have capital levels substantially exceeding any that would mandate action under the risk-based capital rules and are in compliance with applicable asset adequacy rules.

   In 1998, the NAIC adopted the Codification of Statutory Accounting Principles ("Codification") guidance, which replaces the Accounting Practices and Procedures manual as the NAIC's primary guidance on statutory accounting as of January 1, 2001. The Codification provides guidance for areas where statutory accounting has been silent and changes current statutory accounting in some areas. The Illinois Insurance Department has adopted the Codification guidance, effective January 1, 2001. Our statutory surplus will be positively impacted upon adoption as a result of the net effect of recording a deferred tax asset, of non-admitting non-operating system software and of non-admitting net affiliated receivables and other changes caused by the Codification.

Reserves and reinsurance

   The following table provides a breakdown of our reserves for future policy benefits by product type (in millions):

                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
      General account annuities.......................    $2,635       $2,729
      Interest-sensitive life insurance and other.....       643          671
      Term life reserves..............................       --             9
      Ceded future policy benefits....................       310          310
                                                          ------       ------
          Total.......................................    $3,588       $3,719
                                                          ======       ======

   Ceded future policy benefits shown above reflect coinsurance (indemnity reinsurance) transactions where we insured liabilities of approximately $516 million in 1992 and $416 million in 1991 with an affiliate, Fidelity Life Association, A Mutual Legal Reserve Company ("FLA"). FLA shares directors, management, operations and employees with FKLA pursuant to an administrative and management services agreement. FLA issues policies not issued by FKLA or KILICO as well as other policies similar to certain FKLA policies. At December 31, 2000 and 1999, our reinsurance reserve credit from FLA relating to these coinsurance transactions totaled approximately $262.1 million and $309.7 million, respectively. Utilizing FKLA's employees, we are the servicing company for this coinsured business and we are reimbursed by FLA for the related servicing expenses.

   In 1996, we assumed, on a yearly renewable term basis, approximately $14.4 billion (face amount) of term life insurance from FKLA. Effective September 30, 2000, this reinsurance agreement with FKLA was terminated. Upon termination, we returned $7.7 million of premiums to FKLA, representing consideration for the recaptured reserves. Due to the difference in the generally accepted accounting principles basis and the statutory accounting basis of the reserves related to this recaptured business, we recorded a deemed dividend distribution to Kemper of $16.3 million. (See the note captioned "Reinsurance" in the Notes to Consolidated Financial Statements.)

   In the fourth quarter of 2000, we assumed from FKLA $100.0 million in premium deposits related to a Funding Agreement. Funding Agreements are insurance contracts similar to structured settlements, immediate annuities and guaranteed investment contracts ("GICs"). The contracts qualify as insurance under state laws and are sold as non-surrenderable immediate annuities to trusts established by a securities firm. The securities firm sold interests in these trusts to institutional investors. This Funding Agreement had a variable rate of interest, is an obligation of our general account and is recorded as future policy benefits. (See the note captioned "Reinsurance" in the Notes to Consolidated Financial Statements.)

   We are party to a funds withheld reinsurance agreement with a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"). Under the original terms of this agreement, we ceded, on a yearly renewable term basis, 90 percent of the net amount at risk (death benefit payable to the insured less the insured's separate account cash surrender value) related to BOLI, which is held in our separate accounts. As consideration for this reinsurance coverage, we cede separate account fees (cost of insurance charges) to ZICBB and retain a portion of such funds under the terms of the reinsurance agreement in a funds withheld account, which is included as a component of benefits and funds payable in the accompanying consolidated balance sheets. During 1998, we modified the reinsurance agreement to increase the reinsurance from 90 percent to 100 percent.

   The following table contains amounts related to the BOLI funds withheld reinsurance agreement (in millions):

Business Owned Life Insurance (BOLI)
(in millions)

                                                   Year Ended December 31,
                                                  ----------------------------
                                                    2000      1999      1998
                                                  --------  --------  --------
      Face amount in force....................... $ 85,358  $ 82,021  $ 66,186
                                                  ========  ========  ========
      Net amount at risk ceded................... $(78,169) $(75,979) $(62,160)
                                                  ========  ========  ========
      Cost of insurance charges ceded............ $  173.8  $  166.4  $  175.5
                                                  ========  ========  ========
      Funds withheld account..................... $  228.8  $  263.4  $  170.9
                                                  ========  ========  ========

   We have a funds withheld account ("FWA") supporting reserve credits on reinsurance ceded on the BOLI product. Amendments to the reinsurance contracts during 1998 changed the methodology used to determine increases to the FWA. A substantial portion of the FWA was marked-to-market based predominantly upon the total return of the Government Bond Division of the KILICO Variable Series I Separate Account. During 1998, we recorded a $2.5 million increase to the FWA related to this mark-to-market. In November 1998, to properly match revenue and expenses, we had also placed assets supporting the FWA in a segmented portion of the General Account. This portfolio was classified as "trading" under Statement of Financial Accounting Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. During 1998, we recorded a realized capital gain of $2.8 million upon transfer of these assets from "available for sale" to the trading portfolio as required by FAS 115. In addition, we recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair value of this portfolio during 1999 and 1998, respectively.

   Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, we no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through our operating results.

Competition

   We are in a highly competitive business. We compete with a large number of other stock and mutual life insurance companies, many of which are larger financially, although none is truly dominant in the industry. KILICO, with its emphasis on annuity products, also competes for savings dollars with securities brokerage and investment advisory firms as well as other institutions that manage assets, produce financial products or market other types of investment products.

   Our principal methods of competition continue to be innovative products, often designed for selected distribution channels and economic conditions, as well as appropriate product pricing, careful underwriting, expense control and the quality of services provided to policyholders and agents.

   To address our competition, we have adopted certain business strategies. These include:

  . customer segmentation and focus

  . continued focus on existing and new variable and fixed annuities and variable life insurance products

  . distribution through diversified channels

  . systematic review of investment risk and our capital position, and

  . ongoing efforts to continue as a low-cost provider of insurance products and high-quality services to agents and policyholders through the use of technology

Employees

   At December 31, 2000, we used the services of approximately 1,152 employees of FKLA, which are also shared with FLA and ZLICA. KILICO, FKLA, FLA and ZLICA collectively operate under the trade name Zurich Kemper Life.

Regulation

   We are generally subject to regulation and supervision by the insurance departments of Illinois and other jurisdictions where we are licensed to do business. These departments enforce laws and regulations designed to assure that insurance companies maintain adequate capital and surplus, manage investments according to prescribed character, standards and limitations and comply with a variety of operational standards. The departments also make periodic examinations of individual companies and review annual and other reports on the financial condition of each company operating within their respective jurisdictions. Regulations, which often vary from state to state, cover most aspects of the life insurance business, including market practices, policy forms and accounting and financial reporting procedures.

   Insurance holding company laws enacted in many states grant additional powers to state insurance commissioners to regulate acquisition of and by domestic insurance companies, to require periodic disclosure of relevant information and to regulate certain transactions with related companies. These laws also impose prior approval requirements for certain transactions with affiliates and generally regulate dividend distributions by an insurance subsidiary to its holding company parent.

   In addition, certain of our variable life insurance and variable annuity products, and the related separate accounts, are subject to regulation by the Securities and Exchange Commission (the "SEC").

   We believe we are in compliance in all material respects with all applicable regulations.

Investments

   A changing marketplace has affected the life insurance industry. To accommodate customers' increased preference for safety over higher yields, we have systematically reduced our investment risk and strengthened our capital position.

   Our cash flow is carefully monitored and our investment program is regularly and systematically planned to provide funds to meet all obligations and to optimize investment return. For investment securities, portfolio management is handled by an affiliated company, Zurich Scudder Investments, Inc. ("ZSI"), formerly Scudder Kemper Investments, Inc., and its subsidiaries and affiliates. Our real estate-related investments are handled by a majority-owned Kemper real estate subsidiary. Investment policy is directed by our board of directors. Our investment strategies take into account the nature of each annuity and life insurance product, the respective crediting rates and the estimated future policy benefit maturities.

Forward-looking statements

   All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in other filings by KILICO with the SEC, press releases, presentations by KILICO or its management or oral statements) about markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, among other things:

       (i) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the ability of KILICO to sell its products, the market value of our investments and the lapse rate and profitability of our contracts

       (ii) our ability to achieve anticipated levels of operational efficiencies through certain cost-saving initiatives

       (iii) customer response to new products, distribution channels and marketing initiatives

       (iv) mortality, morbidity, and other factors which may affect the profitability of our insurance products

       (v) changes in the federal income tax laws and regulations which may affect the relative tax advantages of some of our products

       (vi) increasing competition which could affect the sale of our products

       (vii) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulations of the sale and underwriting and pricing of insurance products, and

       (viii) the risk factors or uncertainties listed from time to time in our other filings with the SEC

                                  PROPERTIES

   We share 91,279 sq. ft. of office space leased by FKLA from Lumbermens Mutual Casualty Company, a former affiliate, ("Lumbermens"), located in Long Grove, Illinois. We also share 98,066 sq. ft. of office space leased by FKLA and ZLICA from Zurich American Insurance Company, an affiliate, located in Schaumburg, Illinois.

                               LEGAL PROCEEDINGS

   KILICO has been named as defendant in certain lawsuits incidental to our insurance business. Based upon the advice of legal counsel, our management believes that the resolution of these various lawsuits will not result in any material adverse effect on our consolidated financial position.

                            SELECTED FINANCIAL DATA

   The following table sets forth selected financial information for KILICO for the five years ended December 31, 2000. Such information should be read in conjunction with KILICO's consolidated financial statements and notes thereto included in this Prospectus. All amounts are shown in millions.

                         December 31, December 31, December 31, December 31, December 31,
                             2000         1999         1998         1997         1996
                         ------------ ------------ ------------ ------------ ------------
Total revenue...........  $   360.9    $   363.4    $   419.7    $   425.5     $  356.2
                          =========    =========    =========    =========     ========
Net income excluding
 realized investment
 results................  $    53.7    $    51.1    $    31.4    $    31.9     $   25.6
                          =========    =========    =========    =========     ========
Net income..............  $    48.3    $    44.9    $    65.1    $    38.7     $   34.4
                          =========    =========    =========    =========     ========
Financial summary
Total separate account
 assets.................  $11,179.6    $ 9,778.1    $ 7,099.2    $ 5,122.0     $2,127.2
                          =========    =========    =========    =========     ========
Total assets............  $16,006.6    $14,655.7    $12,239.7    $10,589.7     $7,717.9
                          =========    =========    =========    =========     ========
Future policy benefits,
 net of reinsurance.....  $ 3,278.0    $ 3,409.1    $ 3,561.6    $ 3,856.9     $4,256.5
                          =========    =========    =========    =========     ========
Stockholder's equity....  $   730.1    $   630.0    $   853.9    $   865.6     $  751.0
                          =========    =========    =========    =========     ========

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

RESULTS OF OPERATIONS

   We recorded net income of $48.3 million in 2000, compared with net income of $44.9 million in 1999 and $65.1 million in 1998. The increase in net income in 2000, compared with 1999, was due to an increase in operating earnings before amortization of goodwill and a decrease in net realized investment losses.

   The following table reflects the components of net income:

     Net income
     (in millions)

                                                    Year Ended December 31,
                                                    -------------------------
                                                     2000     1999     1998
                                                    -------  -------  -------
      Operating earnings before amortization of
       goodwill and other intangibles.............. $  66.8  $  63.8  $  44.1
      Amortization of goodwill and other
       intangibles.................................   (13.1)   (12.7)   (12.7)
      Net realized investment gains (losses).......    (5.4)    (6.2)    33.7
                                                    -------  -------  -------
          Net income............................... $  48.3  $  44.9  $  65.1
                                                    =======  =======  =======

     Net realized investment results, after tax
     (in millions)

                                                      Year Ended December 31,
                                                      -------------------------
                                                       2000     1999     1998
                                                      -------  -------  -------
      Real estate-related gains...................... $   1.1  $   2.7  $  26.9
      Fixed maturities and write-downs...............    (7.9)    (6.3)     1.4
      Trading account securities.....................     --      (4.7)     1.7
      Other gains, net...............................     1.4      2.1      3.7
                                                      -------  -------  -------
          Total...................................... $  (5.4) $  (6.2) $  33.7
                                                      =======  =======  =======

   Net realized investment losses on fixed maturities in 2000 were primarily related to other-than-temporary declines in value of certain securities due to credit-related concerns about a small number of issuers. Net realized investment losses on fixed maturities in 1999 were primarily the result of rising interest rates throughout the year, leading to lower market values in fixed maturity investments. Net realized investment gains on fixed maturities in 1998 were offset by other-than-temporary declines in the value of certain U.S. dollar denominated fixed maturity investments which had significant exposure to countries in Southeast Asia, as well as other U.S. dollar denominated securities that had other-than-temporary declines in value in 1998.

   The real estate-related gains over the last three years reflect the adoption of Zurich's strategy for disposition of real estate-related investments. This strategy to reduce exposure to real estate-related investments, as well as improving real estate market conditions in most areas of the country, generated the real estate-related gains during the last three years.

   Trading account securities were used to manage the reinsurance strategy on the BOLI product. Effective November 1, 1998, the methodology used to determine the increase to the FWA was changed and a substantial portion of this liability was marked-to-market based predominately upon the total return of the Government Bond Division of the KILICO Variable Series I Separate Account. We also placed assets supporting the FWA in a segmented portfolio and classified this asset segment as "trading" under Statement of Financial Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. During 1998, a net realized capital gain of $2.8 million was recorded upon transfer of these assets to the trading portfolio as required by FAS 115. We recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair values of this portfolio during 1999 and 1998, respectively. Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, we no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through operating results.

   Other realized investment gains, net, relate primarily to distributions from joint venture capital partnerships in 2000.

   Operating earnings before the amortization of goodwill and other intangibles increased to $66.8 million in 2000, compared with $63.8 million in 1999, primarily due to:

  . an increase in spread revenue (net investment income less interest credited to policyholders)

  . an increase in other income

  . a decrease in claims incurred and other benefits

  . a decrease in taxes, licenses and fees, and

  . a decrease in income tax expense, offset by

  . a decrease in premium income

  . a decrease in separate account fees

  . an increase in commissions and operating expenses, net of the deferral of insurance acquisition costs, and

  . an increase in the amortization of insurance acquisition costs and value of business acquired

   Operating earnings before the amortization of goodwill increased to $63.8 million in 1999, compared with $44.1 million in 1998, primarily due to:

  . an increase in spread revenue

  . an increase in separate account fees and charges

  . a decrease in claims incurred and other policyholder benefits

  . a decrease in the amortization of insurance acquisition costs and value of business acquired, offset by

  . an increase in commissions and operating expenses, net of the deferral of insurance acquisition costs

   The following table reflects our sales.

     Sales and reinsurance assumed
     (in millions)

                                                     Year Ended December 31,
                                                    ---------------------------
                                                      2000      1999     1998
                                                    --------  -------- --------
      Annuities:
        Variable................................... $1,160.5  $  758.6 $  393.1
        Fixed......................................    168.6      96.3     89.3
        Funding Agreements assumed.................    100.0       --       --
                                                    --------  -------- --------
          Total annuities..........................  1,429.1     854.9    482.4
                                                    --------  -------- --------
      Life Insurance:
        Separate account business-owned variable
         universal life ("BOLI")...................    819.6   1,622.0  1,501.0
        Separate account variable universal life...     36.5      39.1     22.0
        Term life..................................     (8.2)     21.9     22.4
        Interest-sensitive life....................      0.6       0.7      0.2
                                                    --------  -------- --------
          Total life...............................    848.5   1,683.7  1,545.6
                                                    --------  -------- --------
            Total sales............................ $2,277.6  $2,538.6 $2,028.0
                                                    ========  ======== ========

   Sales of annuity products consist of total deposits received, which are not recorded as revenue within the consolidated statements of operations. Variable annuity deposits, including deposits under the fixed account option, increased $401.9 million in 2000, compared with 1999. The increase in the variable annuity deposits is primarily due to continued strong sales of our product introduced in the second half of 1998 that offers both a variable and a fixed option, including dollar cost averaging. Dollar cost averaging allows contractholders the option to allocate amounts to the fixed account option and authorize pro-rated amounts to be automatically transferred into the separate account investment options over a specified period of time in order to reduce the effects of significant market fluctuations.

   Fixed annuity deposits increased $72.3 million in 2000 when compared with 1999 primarily due to investors seeking a more stable return on their investments during a time of market volatility.

   The $100.0 million Funding Agreement assumed in 2000 resulted from a new reinsurance agreement with FKLA. (See the note captioned "Reinsurance" in the Notes to Consolidated Financial Statements.)

   Sales of variable annuities increase administrative fees earned. In addition, they pose minimal investment risk to us, to the extent that policyholders allocate net premium to one or more subaccounts that invest in underlying investment funds that invest in stocks or bonds.

   Sales of BOLI decreased $802.4 million to $819.6 million in 2000, compared with $1,622.0 million in 1999. Sales of individual variable universal life insurance decreased $2.6 million to $36.5 in 2000, compared with $39.1 million in 1999. BOLI sales decreased primarily due to the nature of the product--high dollar volume per sale, low frequency of sales. The slight decrease in individual variable universal life insurance reflected the uncertain market conditions in 2000. Sales of these separate account variable products, like variable annuities, pose minimal investment risk as policyholders also direct their premium to one or more subaccounts that invest in underlying investment funds which invest in stocks and bonds. We receive premium tax and DAC tax expense loads from certain contractholders, as well as administrative fees and cost of insurance charges. These fees and charges are compensation for providing life insurance coverage to the contractholders potentially in excess of their cash surrender values. Face amount of new variable universal life insurance business issued amounted to $3.8 billion in 2000, compared with $16.6 billion in 1999 and $7.7 billion in 1998. The decrease in face amount issued in 2000, compared with 1999 is primarily due to the decrease in BOLI sales.

   The following table reflects our assets under management:

     Assets under management
     (in millions)

                                                     2000      1999      1998
                                                   --------- --------- ---------
      General account............................. $ 3,689.5 $ 3,831.0 $ 4,182.8
      Separate account--BOLI......................   6,905.9   5,750.5   4,104.6
      Separate account--non-BOLI..................   4,273.7   4,027.6   2,994.7
                                                   --------- --------- ---------
          Total................................... $14,869.1 $13,609.1 $11,282.1
                                                   ========= ========= =========

   Total assets under management have increased over the last few years primarily reflecting the volume of sales. The level of policyholder surrenders, withdrawals and death benefits also directly impacts the level of assets under management from year to year. Total assets under management were also affected by equity market and interest rate fluctuations. Increases in the equity markets in 1999 significantly increased non-BOLI separate account assets, while an equity market downturn in 2000 significantly reduced those assets.

   In 1999 and 1998 we assumed $21.3 million and $21.6 million, respectively, of term life insurance premiums from FKLA. Effective September 30, 2000, the reinsurance agreement with FKLA was terminated. Prior to the termination, we assumed $15.4 million of term life insurance premiums from FKLA. Upon termination, we returned $7.7 million of premiums to FKLA as consideration for the recaptured reserves. Excluding the amounts assumed from FKLA, total term life sales, including new and renewal premiums, amounted to $371 thousand in 2000, compared with $677 thousand in 1999 and $846 thousand in 1998. In the fourth quarter of 2000, the reinsurance agreement was recaptured by FKLA and resulted in a decrease in premiums of $13.6 million in 2000, compared with 1999.

   Spread revenue increased in 2000, compared with 1999 and 1998, due to a smaller decrease in investment income than in interest credited to policyholders. The decrease in investment income in 2000, compared with 1999 and 1998, was primarily due to a decrease in cash and invested assets from the 1999 and 1998 levels, reflecting the surrender and withdrawal activity during the last three years and the dividends paid to Kemper during 2000, 1999 and 1998. Also contributing to this decrease in cash and invested assets are the ongoing exchanges from the fixed to the variable option of in-force annuity policies, primarily reflecting the dollar cost averaging option mentioned previously. Net investment income was also negatively impacted in 2000 and 1999 by the placement of a real estate-related investment on non-accrual status effective January 1, 1999. Somewhat mitigating these factors was the reinvestment of 1999 and 2000 sales proceeds, maturities and prepayments at higher yields due to funds being directed to higher yielding securities, and overall increasing interest rate environment during 1999 and the first half of 2000.

   The decrease in interest credited in 2000, compared with 1999 and 1998, was primarily due to a decrease in policyholder liabilities due to surrender, withdrawal and exchange activity over the last three years and an overall decrease in crediting rates over the same period.

   Investment income was also reduced over the last three years reflecting purchase accounting adjustments related to the amortization of premiums on fixed maturity investments. Under purchase accounting, the fair value of the fixed maturity investments as of January 4, 1996, the date Kemper was acquired by Zurich, became the new cost basis in the investments. The difference between the new cost basis and original par is then amortized against investment income over the remaining effective lives of the fixed maturity investments. As a result of the interest rate environment as of January 4, 1996, the market value of the fixed maturity investments was approximately $133.9 million greater than original par. Premium amortization decreased investment income by approximately $4.5 million in 2000, compared with $7.8 million in 1999 and $14.4 million in 1998.

     Separate account fees and charges
     (in millions)

                                                     2000     1999     1998
                                                    -------  -------  -------
      Separate account fees on non-BOLI variable
       life and annuities.......................... $  62.1  $  47.0  $  38.8
      BOLI cost of insurance charges and fees--
       direct......................................   164.4    168.1    169.9
      BOLI cost of insurance charges--ceded........  (173.8)  (166.7)  (175.5)
      BOLI premium tax expense loads...............    15.6     26.3     28.8
                                                    -------  -------  -------
          Total.................................... $  68.3  $  74.7  $  62.0
                                                    =======  =======  =======

   Included in separate account fees and charges are administrative fees received from the separate account products of $61.4 million in 2000, compared with $46.1 million and $38.3 million in 1999 and 1998, respectively. Administrative fee revenue increased in each of the last three years due to growth in average separate account assets. Also included in separate account fees and charges are cost of insurance ("COI") charges related to variable universal life insurance, primarily BOLI, of $164.4 million, $167.9 million and $167.6 million in 2000, 1999 and 1998, respectively. Of these COI charges, $173.8 million, $166.4 million and $175.5 million were ceded, respectively, to a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"). In 2000, COI charges ceded were in excess of 100 percent of the COI charges received due to appreciation of the BOLI funds withheld account. In 1998, COI charges ceded were in excess of 100 percent of the COI charges received due to changes to the reinsurance agreement. Separate account fees and charges in 2000, 1999 and 1998 also include BOLI-related premium tax expense loads of $15.6 million, $26.3 million and $28.8 million, respectively.

   Other income increased $23.4 million in 2000, compared with 1999. The increase is primarily due to an increase in commission revenue from broker-dealer operations of approximately $20.6 million. This increase was mainly due to the inclusion of PMG's operating results effective April 1, 2000. (See discussion of the PMG acquisition in the note captioned "Related-Party Transactions" in the Notes to Consolidated Financial Statements.) The increase in broker-dealer commission revenue was substantially offset by an increase in broker-dealer commission expense. Other income also includes surrender charge revenue of $6.0 million in 2000, compared with $5.0 million and $4.0 million in 1999 and 1998, respectively. The increase in surrender charge revenue in 2000, compared with 1999 and 1998, reflects the increased policyholder surrender and withdrawal activity during 2000, compared with 1999 and 1998.

     Policyholder surrenders, withdrawals and death benefits
     (in millions)

                                                             2000   1999   1998
                                                            ------ ------ ------
      General account...................................... $579.1 $564.2 $645.5
      Separate account.....................................  393.3  399.8  260.9
                                                            ------ ------ ------
          Total............................................ $972.4 $964.0 $906.4
                                                            ====== ====== ======

   Reflecting the current interest rate environment and other competitive market factors, we adjust crediting rates on interest-sensitive products over time in order to manage spread revenue and policyholder surrender and withdrawal activity. Spread revenue can also be improved over time by increasing investment income.

   General account surrenders, withdrawals and death benefits increased $14.9 million in 2000, compared with 1999, reflecting an increase in overall surrenders and withdrawals as investors seek potentially higher returns from alternative investments and higher death benefits in 2000, compared to 1999.

   Separate account surrenders, withdrawals and death benefits decreased $6.5 million in 2000, compared with 1999. Excluding a partial withdrawal of $39.8 million on a BOLI contract in 1999, separate account surrenders, withdrawals and death benefits increased $33.3 in 2000, compared with 1999. The increase is primarily due to investors' seeking alternative investments during a period of market uncertainty.

   Claims incurred and other policyholder benefits decreased $4.5 million in 2000, compared with 1999, primarily due to the termination of the assumed term life reinsurance agreement with FKLA. Claims incurred and other policyholder benefits decreased in 1999, compared with 1998, primarily due to a decrease in death benefits.

   Taxes, licenses and fees primarily reflect premium taxes on BOLI. Excluding the taxes due on BOLI, for which we received a corresponding expense load in separate account fees and other charges, taxes, licenses and fees amounted to $2.3 million in 2000, compared with $3.4 million in 1999 and $1.5 million in 1998.

   Commission expense and the deferral of insurance acquisition costs increased in 2000, compared with 1999 and 1998, due to the higher level of sales, excluding BOLI. Commission expense related to broker-dealer operations increased approximately $17.2 million in 2000, compared with 1999. The increase is primarily due to the inclusion of PMG's operating results in 2000. The increase in commission expense and the deferral of insurance acquisition costs in 1999, compared with 1998, is primarily due to the increase in total sales, excluding BOLI.

   Amortization of insurance acquisition costs increased $17.7 million in 2000, compared with 1999. This increase was primarily due to a recoverability takedown resulting from management's periodic review of the estimated future gross profits on annuity contracts. The recoverability takedown increased the amortization by $10.5 million in 2000. The remaining increase in amortization of deferred insurance acquisition costs is primarily due to the higher volume of variable annuity business.

   The decrease in the amortization of deferred insurance acquisition costs in 1999 compared with 1998 is primarily due to significant appreciation in the separate account assets due to rising markets during 1999, as well as realized capital losses on post-purchase investments during 1999. Appreciation in separate account assets increased estimated future gross profits and shifted amortization to later years. Realized capital losses on post-purchase investments decreased current gross profits and deferred amortization into future periods. The deferred insurance acquisition cost asset was $240.8 million and $159.7 million at December 31, 2000 and 1999, respectively.

   Deferred insurance acquisition costs, and their related amortization, for policies sold prior to January 4, 1996 have been replaced under purchase accounting by the value of business acquired. The value of business acquired reflects the present value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. The amortization of the value of business acquired is calculated assuming an interest rate equal to the liability or contract rate on the value of the business acquired. Deferred insurance acquisition costs are established on all new policies sold after January 4, 1996.

   Operating expenses increased in 2000, to $61.7 million, compared with $45.9 million and $44.6 million in 1999 and 1998, respectively. This increase was primarily due to an increase in salaries and related benefits, and data processing expenses in the continued development of infrastructure to support various new business initiatives. Also contributing to the increase is the inclusion of PMG's operating expenses of approximately $2.2 million.

   The amortization of the value of business acquired increased in 2000, compared with 1999, primarily as a result of depreciation in the separate account assets due to the downturn in equity markets in 2000, compared with 1999. The depreciation in the separate account assets decreases estimated future gross profits and accelerates amortization in the current year.

   The amortization of the value of business acquired decreased in 1999, compared with 1998, as a result of:

  . significant appreciation in separate account assets, which increased estimated future gross profits and shifts amortization to later years

  . a decreasing block of business previously acquired, resulting in less amortization as gross profits on this business decrease, and

  . a significant decrease in realized investment results on pre-purchase investments.

   The difference between Zurich's cost of acquiring us and the net fair value of the assets and liabilities as of January 4, 1996 was recorded as goodwill. Goodwill is amortized on a straight-line basis over a twenty-year period. Other intangible assets in the amount of $4.9 million were recorded in 2000 in connection with the purchase of PMG. These intangible assets are being amortized on a straight-line basis over a ten-year period.

   Tax expense was favorably impacted in 2000 due to the release of $15.2 million of a valuation allowance related to the ultimate realization of losses on real estate assets disposed of before December 31, 1995. An additional $4.6 million benefit was realized on the termination of the reinsurance agreement with FKLA.

Operations by Business Segment

   KILICO, FKLA, ZLICA and FLA operate under the trade name Zurich Kemper Life. Zurich Life is segregated by Strategic Business Unit ("SBU"). The SBU concept employed by ZFS has each SBU concentrate on a specific customer market. The SBU is the focal point of Zurich Kemper Life, because it is at the SBU level that Zurich Kemper Life can clearly identify customer segments and then work to understand and satisfy the needs of each customer. For purposes of operating segment disclosure, Zurich Kemper Life includes the operations of Zurich Direct, Inc., an affiliated direct marketing life insurance agency and excludes FLA, as it is owned by its policyholders.

   Zurich Kemper Life is segregated into the Life Brokerage, Financial Institutions ("Financial"), Retirement Solutions Group ("RSG") and Direct SBUs. The SBUs are not managed at the legal entity level, but rather at the Zurich Kemper Life level. Since Zurich Kemper Life's SBUs cross legal entity lines, as certain similar products are sold by more than one legal entity, discussion regarding results of operations in this Prospectus relate solely to KILICO. The vast majority of our business is derived from the Financial and RSG SBUs. The contributions of Zurich Kemper Life's SBUs to combined revenues, operating results and certain balance sheet data pertaining thereto, are shown in the Notes to Consolidated Financial Statements.

   The principal products and markets of the Financial and RSG SBUs are as follows:

     Financial: The Financial SBU focuses on a wide range of products that provide for the accumulation, distribution and transfer of wealth and primarily includes variable and fixed annuities, variable universal life and bank-owned life insurance. These products are distributed to consumers through financial intermediaries such as banks, brokerage firms and independent financial planners. Institutional business includes BOLI and funding agreements (primarily included in FKLA).

     RSG: The RSG SBU has a sharp focus on its target customer. This SBU markets fixed and variable annuities to K-12 schoolteachers, administrators, and healthcare workers, along with college professors and certain employees of selected non-profit organizations. This target market is eligible for what the IRS designates as retirement-oriented savings or investment plans that qualify for special tax treatment.

INVESTMENTS

   Our principal investment strategy is to maintain a balanced, well-diversified portfolio supporting the insurance contracts written. We make shifts in our investment portfolio depending on, among other factors:

  . our evaluation of risk and return in various markets

  . consistency with our business strategy and investment guidelines approved by the board of directors

  . the interest rate environment

  . liability durations, and

  . changes in market and business conditions

Invested assets and cash
(in millions)

                               December 31,  December 31,
                                   2000          1999
                               ------------  ------------
Cash and short-term
 investments.................. $   50   1.4% $   54   1.4%
Fixed maturities:
  Investment-grade:
    NAIC(1) Class 1...........  2,080  56.4   2,164  56.5
    NAIC(1) Class 2...........    960  26.1     994  25.9
  Below investment grade (NAIC
   classes 3 through 6):
    Performing................    116   3.2     118   3.1
    Non-performing............      1   --      --    --
Joint venture mortgage loans..     67   1.8      67   1.8
Third-party mortgage loans....     64   1.7      64   1.7
Other real estate-related
 investments..................      9   0.2      21   0.5
Policy loans..................    256   6.9     262   6.8
Equity securities.............     64   1.7      62   1.6
Other.........................     22   0.6      25   0.7
                               ------ -----  ------ -----
      Total(2)................ $3,689 100.0% $3,831 100.0%
                               ====== =====  ====== =====

---------
(1) National Association of Insurance Commissioners ("NAIC").
  --Class 1 = A- and above
  --Class 2 = BBB- through BBB+
(2) See the note captioned "Financial Instruments--Off-Balance-Sheet Risk" in the Notes to Consolidated Financial Statements.

Fixed maturities

   We carry our fixed maturity investment portfolio, which is considered available for sale, at estimated fair value. The aggregate unrealized appreciation or depreciation is recorded as a component of accumulated other comprehensive income, net of any applicable income tax expense. The aggregate unrealized depreciation on fixed maturities was $32.6 million and $121.2 million at December 31, 2000 and 1999, respectively. We do not record tax benefits related to aggregate unrealized depreciation on investments. Fair values are sensitive to movements in interest rates and other economic developments and can be expected to fluctuate, at times significantly, from period to period.

   At December 31, 2000, investment-grade fixed maturities, cash and short-term investments accounted for 83.9 percent of invested assets and cash, compared with 83.8 percent at December 31, 1999. Approximately 43.4 percent of our NAIC Class 1 bonds were rated AAA or equivalent at year-end 2000, compared with 45.9 percent at December 31, 1999.

   Approximately 18.9 percent of the investment-grade fixed maturities at December 31, 2000 were mortgage-backed securities, down from 20.0 percent at December 31, 1999, due to sales and paydowns during 2000. These investments consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities. We have not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. Our mortgage-backed investments are generally of AAA credit quality, and the markets for these investments have been and are expected to remain liquid. We plan to continue to reduce our holdings of such investments over time.

   Approximately 15.1 percent and 16.8 percent of the investment-grade fixed maturities at December 31, 2000 and 1999, respectively, consisted of corporate asset-backed securities. The majority of investments in asset-backed securities were backed by commercial mortgage-backed securities (26.8%), home equity loans (26.3%), manufactured housing loans (11.3%), collateralized loan and bond obligations (11.2%), and other commercial assets (8.9%).

   Future investment income from mortgage-backed securities and other asset-backed securities may be affected by the timing of principal payments and the yields on reinvestment alternatives available at the time of such payments. As a result of purchase accounting adjustments to fixed maturities, most of the mortgage-backed securities are carried at a premium over par. Prepayment activity resulting from a decline in interest rates on such securities purchased at a premium would accelerate the amortization of the premiums. Accelerated amortization would result in reductions of investment income related to such securities.

   At December 31, 2000 and 1999, unamortized premiums and discounts related to mortgage-backed and asset-backed securities were as follows (in millions):

                                                                       December
                                                                         31,
                                                                      ----------
                                                                      2000 1999
                                                                      ---- -----
Unamortized premiums................................................. $9.0 $11.6
                                                                      ==== =====
Unamortized discounts................................................ $5.2 $ 6.5
                                                                      ==== =====

   Amortization of the discount or premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method. This method considers the estimated timing and amount of prepayments of the underlying loans and is adjusted to reflect differences between the prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of these securities change as a result of changes in prepayment rates, the adjustment is also included in net investment income.

   The table below provides information about the mortgage-backed and asset-backed securities that are sensitive to changes in interest rates. The expected maturity dates have been calculated on a security by security basis using prepayment assumptions obtained from a survey conducted by a securities information service. These assumptions are consistent with the current interest rate and economic environment.

                           Carrying                                                     Fair Value
                           Value at             Expected Maturity Date                      at
                         December 31, ------------------------------------------------ December 31,
     (in millions)           2000     2001   2002    2003    2004    2005   Thereafter     2000
     -------------       ------------ -----  -----  ------  ------  ------  ---------- ------------
Fixed Maturities:
 Mortgage-backed bonds..   $  575.7   $ 6.5  $39.5  $152.0  $131.9  $ 77.1    $168.7     $  575.7
   Average yield........       6.61%   6.61%  6.60%   6.62%   7.18%   7.60%     8.15%        6.61%
 Asset-backed bonds.....   $  339.3   $22.5  $37.6  $ 34.2  $ 39.9  $ 48.0    $157.1     $  339.3
   Average yield........       7.27%   7.32%  7.30%   7.21%   7.35%   7.57%     7.83%        7.27%
 CMBs...................   $  123.9   $ --   $ --   $  --   $  --   $  5.4    $118.5     $  123.9
   Average yield........       6.84%   6.84%  6.84%   6.84%   6.84%   6.82%     6.82%        6.84%
                           --------                                                      --------
                           $1,038.9                                                      $1,038.9
                           ========                                                      ========

                           Carrying                                                     Fair Value
                           Value at             Expected Maturity Date                      at
                         December 31, ------------------------------------------------ December 31,
     (in millions)           1999     2000   2001    2002    2003    2004   Thereafter     1999
     -------------       ------------ -----  -----  ------  ------  ------  ---------- ------------
Fixed Maturities:
 Mortgage-backed bonds..   $  630.4   $19.6  $21.6  $ 47.3  $149.5  $135.2    $257.2     $  630.4
   Average yield........       6.61%   6.61%  6.63%   6.63%   6.67%   7.09%     7.14%        6.61%
 Asset-backed bonds.....   $  409.8   $11.4  $27.0  $ 33.6  $ 48.8  $ 39.0    $250.0     $  409.8
   Average yield........       7.11%   7.17%  7.25%   7.18%   7.16%   7.34%     7.60%        7.11%
 CMBs...................   $  120.7   $ --   $ --   $  --   $  --   $  --     $120.7     $  120.7
   Average yield........       6.75%   6.75%  6.75%   6.75%   6.75%   6.75%     6.73%        6.75%
                           --------                                                      --------
                           $1,160.9                                                      $1,160.9
                           ========                                                      ========

   The current weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 2000, is 3.95 years. A 200 basis point increase in interest rates would extend the weighted average maturity by approximately .26 of a year, while a 200 basis point decrease in interest rates would decrease the weighted average maturity by approximately 1.15 of a year.

   The weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 1999, was 4.50 years. A 200 basis point increase in interest rates would have extended the weighted average maturity by approximately .26 of a year, while a 200 basis point decrease in interest rates would have decreased the weighted average maturity by approximately .93 of a year.

   Below investment-grade securities holdings (NAIC classes 3 through 6), representing securities of 44 issuers at December 31, 2000, totaled 3.2 percent of cash and invested assets at December 31, 2000 and 3.1 percent at December 31, 1999. Below investment-grade securities are generally unsecured and often subordinated to other creditors of the issuers. These issuers may have relatively higher levels of indebtedness and be more sensitive to adverse economic conditions than investment-grade issuers. Our strategy of limiting exposure to below investment-grade securities takes into account the more conservative nature of today's consumer and the resulting demand for higher-quality investments in the life insurance and annuity marketplace.

Real estate-related investments

   Our $140.4 million real estate-related portfolio consists of joint venture and third-party mortgage loans and other real estate-related investments. The real estate-related portfolio constituted 3.7 percent of cash and invested assets at December 31, 2000, compared with $151.6 million, or 3.9 percent, at December 31, 1999. The decrease in real estate-related investments during 2000 was primarily due to sales and loan paydowns.

   As reflected in the "Real estate portfolio" table below, we have continued to fund both existing projects and legal commitments. The future legal commitments were $29.8 million at December 31, 2000. This amount represented no change since December 31, 1999. As of December 31, 2000, we expect to fund approximately $0.1 million of these legal commitments, along with providing capital to existing projects. The disparity between total legal commitments and the amount expected to be funded relates principally to standby financing arrangements that provide credit enhancements to certain tax-exempt bonds. We do not currently expect to fund these commitments. The total legal commitments, along with estimated working capital requirements, are considered in management's evaluation of reserves and write-downs.

   Excluding the $1.0 million of net equity investments in joint ventures, real estate loans totaled $139.4 million at December 31, 2000, after reserves and write-downs. Of this amount, $75.1 million are on accrual status with a weighted average interest rate of approximately 7.85 percent. Of these accrual loans:

  . 15.7 percent have terms requiring current periodic payments of their full contractual interest

  . 84.3 percent require only partial payments or payments to the extent of borrowers' cash flow.

   The equity investments in real estate at December 31, 2000 consisted of other equity investments in joint ventures. These equity investments include our share of periodic operating results. As an equity owner or affiliate of an equity owner, we have the ability to fund, and historically have elected to fund, operating requirements of certain joint ventures.

Real estate portfolio
(in millions)

                                                Other Real Estate-
                               Mortgage Loans  Related Investments
                               --------------  --------------------
                                Joint  Third-   Other     Equity
                               Venture Party   Loans(2) Investments Total
                               ------- ------  -------- ----------- ------
Balance at December 31, 1999.   $67.2  $63.9    $ 19.6     $ 0.9    $151.6(1)
Additions (deductions):
Fundings.....................     0.2    --        --        --        0.2
Interest added to principal..     --     0.4       --        --        0.4
Sales/paydowns/distributions.     --    (0.8)    (12.3)     (0.1)    (13.2)
Operating gain...............     --     --        --        0.1       0.1
Net realized investments
 gains.......................     0.1    0.3       1.2       0.1       1.7(3)
Other transactions, net......     --    (0.3)     (0.1)      --       (0.4)(3)
                                -----  -----    ------     -----    ------
Balance at December 31, 2000.   $67.5  $63.5    $  8.4     $ 1.0    $140.4(4)
                                =====  =====    ======     =====    ======

-------
(1) Net of $23.7 million reserve and write-downs. Excludes $0.6 million of real estate-related accrued interest.
(2) The other real estate loans were notes receivable evidencing financing, primarily to joint ventures. These loans were issued generally to provide financing for Kemper's or our joint ventures for various purposes.
(3) Included in this amount were $0.4 million of contingent interest payments related to a 1995 real estate sale. These payments were recorded as realized investment gains and then deducted from other transactions because they did not affect the carrying value.

(4) Net of $22.4 million reserve and write-downs. Excludes $0.6 million of real estate-related accrued interest.

Real estate concentrations and outlook

   Our real estate portfolio is distributed by geographic location and property type. However, concentration exposures in certain states and in certain types of properties do exist. In addition to these exposures, exposures also exist as to certain real estate developers and partnerships.

   As a result of our ongoing strategy to reduce exposure to real estate-related investments, we had investments in three projects that accounted for approximately 91.0 percent of the $140.4 million real estate-related portfolio as of December 31, 2000.

   The largest of these investments at December 31, 2000 amounted to $63.5 million and consisted of second mortgages on nine hotel properties, one office building, and one retail property. Patrick M. Nesbitt or his affiliates, a third-party real estate developer, have ownership interests in these properties. These properties are geographically dispersed and the current market values of the underlying properties substantially exceed the balances due on the mortgages. These loans are on accrual status.

   Loans to a master limited partnership (the "MLP") between subsidiaries of Kemper and subsidiaries of Lumbermens, amounted to $55.7 million at December 31, 2000. The MLP's underlying investment primarily consists of a water development project located in California's Sacramento River Valley. On February 15, 2001, the State of California's State Water Resources Control Board ("SWRCB") approved the project's water right permit. The SWRCB is proceeding with the issuance of the permit. Additional permits must be obtained before development on this project can proceed. These additional permits are expected to be received during 2001. The final resolution of this permit process will impact the long-term economic viability of the project. Loans to the MLP were placed on non-accrual status at the beginning of 1999 to ensure that book value of the MLP did not increase over net realizable value.

   The remaining significant real estate-related investment amounted to $8.5 million at December 31, 2000 and consisted of various zoned and unzoned residential and commercial lots located in Hawaii. Due to certain negative zoning restriction developments in January 1997 and a continuing economic slump in Hawaii, these real estate-related investments were placed on nonaccrual status. As of March 12, 2001, all zoned properties have been sold. We are currently pursuing the zoning of all remaining unzoned properties. However, due to the state of Hawaii's economy, which has lagged behind the economic expansion of most of the rest of the United States, it is anticipated that it could be several additional years until we completely dispose of all investments in Hawaii.

   We evaluate our real estate-related investments (including accrued interest) using an estimate of the investments' observable market price, net of estimated selling costs. Because the real estate review process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time. Real estate-related investments are expected to continue to decline further through future sales and paydowns. Net income could be reduced in future periods if:

  . real estate market conditions worsen in areas where our portfolio is located

  . Kemper's and KILICO's plans with respect to certain projects change, or

  . necessary construction or zoning permits are not obtained.

   Our only troubled real estate-related investments consisted of loans on nonaccrual status, before reserves and write-downs, totaling $86.3 million and $98.3 million at December 31, 2000 and 1999, respectively. Interest does not accrue on real estate-related investments when it is judged that the likelihood of interest collection is doubtful. Loans on nonaccrual status after reserves and write-downs amounted to $64.3 million and $76.3 million at December 31, 2000 and 1999, respectively. The decrease in nonaccrual loans in 2000, compared with 1999, is due to primarily to sales and paydowns in 2000.

Net investment income

   Our pre-tax net investment income totaled $257.5 million in 2000, compared with $264.6 million in 1999 and $273.5 million in 1998. This includes our share of the operating results from equity investments in real estate consisting of other income less depreciation, interest and other expenses. Such operating results exclude interest expense on loans that are on nonaccrual status. As previously discussed, net investment income in 2000, 1999 and 1998, has been negatively impacted by purchase accounting adjustments.

   Our total foregone investment income before tax on both nonperforming fixed maturity investments and nonaccrual real estate-related investments was as follows:

     Foregone investment income
     (in millions)

                                                                   Year Ended
                                                                  December 31,
                                                                 --------------
                                                                 2000 1999 1998
                                                                 ---- ---- ----
      Fixed maturities.......................................... $--  $--  $0.3
      Real estate-related investments...........................  9.1  9.9  3.2
                                                                 ---- ---- ----
          Total................................................. $9.1 $9.9 $3.5
                                                                 ==== ==== ====

   Foregone investment income is primarily due to certain real estate-related investments that have been placed on nonaccrual status. Any increase in nonperforming securities, and either worsening or stagnant real estate conditions, would increase the expected adverse effect on future investment income and realized investment results.

Realized investment results

   Net income reflects after-tax realized investment losses of $5.4 million and $6.2 million in 2000 and 1999, respectively, and after-tax realized investment gains of $33.7 million in 1998. Included in the 1999 after-tax realized investment losses are trading account security losses of $4.7 million. As previously discussed, we segregated a portion of the General Account investment portfolio in the first eleven months of 1999 into a "trading" account under FAS 115. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. Also, as previously discussed, effective December 1, 1999, we no longer designated a portion of the General Account investment portfolio as "trading". As a result, all investments previously designated as "trading" are currently classified as available for sale and changes in fair value to the FWA and the assets supporting the FWA no longer flow through operating results.

   Unrealized gains and losses on fixed maturity investments that are available for sale are not reflected in net income. These changes in unrealized value are recorded as a component of accumulated other comprehensive income, net of any applicable income taxes. If, and to the extent, a fixed maturity investment suffers an other-than-temporary decline in value, however, the security is written down to net realizable value, and the write-down adversely impacts net income. Pre-tax write-downs due to other-than-temporary decline in value amounted to $11.4 million, $0.1 million and $4.4 million for the years ended December 31, 2000, 1999 and 1998, respectively.

   We regularly monitor our investment portfolio and as part of this process review the assets for possible impairments of carrying value. Because the review process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time.

   See Note 1, "Summary of Significant Accounting Policies", in the Notes to Consolidated Financial Statements for information regarding derivative investments.

Interest rates

   During 1998, the Federal Open Market Committee ("FOMC") lowered interest rates three times. This trend was reversed in 1999 when the FOMC raised rates three times over the course of the year, resulting in a flatter yield curve due to higher short-term interest rates. The FOMC continued its tightening campaign in 2000 by raising rates 100 basis points. The resultant slowing of the economy, combined with treasury buy back announcements, kept the yield curve inverted for most of the year. The curve began re-steepening near the end of the year as rates declined and the market began to price in future FOMC easings, resulting in a decrease in unrealized fixed maturity investment losses during 2000.

   When maturing or sold investments are reinvested at lower yields in a low interest rate environment, we can adjust crediting rates on fixed annuities and other interest-bearing liabilities. However, competitive conditions and contractual commitments do not always permit the reduction in crediting rates to fully or immediately reflect reductions in investment yield. This can result in narrower spreads.

   A rising interest rate environment can increase net investment income as well as contribute to both realized and unrealized fixed maturity investment losses. A declining interest rate environment can decrease net investment income as well as contribute to both realized and unrealized fixed maturity investment gains. Also, lower renewal crediting rates on annuities, compared with competitors' higher new money crediting rates, have influenced certain annuity holders to seek alternative products. We mitigate this risk somewhat by charging surrender fees, which decrease over time, when annuity holders withdraw funds prior to maturity on certain annuity products. Approximately 32 percent of the fixed and variable annuity liabilities as of December 31, 2000, however, were no longer subject to significant surrender fees.

LIQUIDITY AND CAPITAL RESOURCES

   We carefully monitor cash and short-term investments to maintain adequate balances for timely payment of policyholder benefits, expenses, taxes and policyholder's account balances. In addition, regulatory authorities establish minimum liquidity and capital standards. The major ongoing sources of liquidity are deposits for fixed annuities, premium income, investment income, separate account fees, other operating revenue and cash provided from maturing or sold investments.

Ratings

   Ratings are an important factor in establishing the competitive position of life insurance companies. Rating organizations continue to review the financial performance and condition of life insurers and their investment portfolios. Any reductions in our claims-paying ability or financial strength ratings could result in our products being less attractive to consumers. Any reductions in our parent's ratings could also adversely impact our financial flexibility.

   Ratings reductions for Kemper or its subsidiaries and other financial events can also trigger obligations to fund certain real estate-related commitments to take out other lenders. In such events, those lenders can be expected to renegotiate their loan terms, although they are not contractually obligated to do so.

   Each rating is subject to revision or withdrawal at any time by the assigning organization and should be evaluated independently of any other rating.

   During 1999, we received rating upgrades from both A.M. Best and Standard & Poor's, primarily due to the perceived long-term strategic benefit of the merger and the increased financial strength of Zurich and Zurich Life.

Stockholder's equity

   Stockholder's equity totaled $730.1 million at December 31, 2000, compared with $630.0 million at December 31, 1999 and $853.9 million at December 31, 1998. The increase in stockholder's equity in 2000 was primarily due to an increase in accumulated other comprehensive income of $88.1 million and net income of $48.3 million, offset by dividends of $36.3 million paid to Kemper. The increase in accumulated other comprehensive income was primarily related to unrealized appreciation of the fixed maturity investment portfolio due to declining interest rates during 2000.

   The decrease in stockholder's equity in 1999 was primarily due to a decrease in accumulated other comprehensive income (loss) of $153.8 million and dividends of $115.0 million paid to Kemper during 1999. This decrease was offset by net income of $44.9 million. The decrease in accumulated other comprehensive income (loss) was primarily related to the unrealized depreciation of the fixed maturity investment portfolio due to rising interest rates during 1999.

Emerging issues:

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard 133, ("SFAS 133") Accounting for Derivative Instruments and Hedging Activities. Statement of Financial Accounting Standard 137, Deferral of the Effective Date of FASB Statement No. 133 delayed implementation of SFAS 133 until fiscal years beginning January 1, 2001. Statement of Financial Accounting Standard 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities--an amendment of FASB Statement No. 133, ("SFAS 138"), further clarified the accounting treatment of certain derivative instruments. We have adopted SFAS 133 and SFAS 138 in the fourth quarter of 2000.

                   KILICO'S DIRECTORS AND EXECUTIVE OFFICERS

     Name and Age
 Position with KILICO
   Year of Election      Other Business Experience During Past 5 Years or More
 --------------------    -----------------------------------------------------
Gale K. Caruso (43)      President and Chief Executive Officer of Federal Kemper
 President and Chief     Life Assurance Company ("FKLA"), Fidelity Life
 Executive Officer       Association ("FLA") and Zurich Life Insurance Company of
 since June 1999.        America ("ZLICA"). President and Chief Executive Officer
 Director since July     of Zurich Direct, Incorporated ("ZD") since April 2000.
 1999.                   Director of FKLA, FLA and ZLICA since July 1999 and of ZD
                         since March 2000. President and Chief Executive Officer
                         of Zurich Kemper Life Insurance Company of New York
                         ("ZKLICONY") since April 2000 and Director since October
                         1999. Chairman and Director of Investors Brokerage
                         Services, Inc. ("IBS") since May 2000 and of Investors
                         Brokerage Services Insurance Agency, Inc. ("IBSIA") since
                         March 2000. Chairman and Director of PMG Asset
                         Management, Inc. ("PMGAM"), PMG Life Agency Inc.
                         ("PMGLA"), PMG Marketing, Inc. ("PMG Marketing") and PMG
                         Securities Corporation ("PMG Securities") since March
                         2000. Executive Vice President and Director of Kemper
                         Corporation ("Kemper") since February 2000. Chairman,
                         President and Chief Executive Officer of Scudder Canada
                         Investor Services, Ltd. from 1995 to June 1999. Managing
                         Director of Scudder Kemper Investments, Inc. from July
                         1986 to June 1999.
Eliane C. Frye (53)      Executive Vice President of FKLA and FLA since March
 Executive Vice          1995. Executive Vice President of ZLICA and ZD since
 President since March   March 1996. Executive Vice President of ZKLICONY since
 1995. Director since    April 2000 and Director since October 1999. Director of
 May 1998.               FLA since December 1997. Director of FKLA and ZLICA since
                         May 1998. Director of ZD from March 1996 to March 1997.
                         Director of IBS and IBSIA since 1995.
Frederick L. Blackmon    Executive Vice President of FKLA, FLA, ZLICA and ZD since
 (49)                    June 2000. Chief Financial Officer of FKLA since December
 Executive Vice          1995. Chief Financial Officer of FLA since January 1996.
 President since June    Chief Financial Officer of ZLICA and ZD since March 1996.
 2000. Chief Financial   Senior Vice President and Chief Financial Officer of
 Officer since December  ZKLICONY since April 2000. Director of FKLA and ZLICA
 1995.                   since January 2001. Senior Vice President of KILICO and
 Director since January  FKLA from December 1995 to June 2000. Senior Vice
 2001.                   President of FLA from January 1996 to June 2000. Senior
                         Vice President of ZLICA and ZD from March 1996 to June
                         2000. Director of FLA since May 1998. Director of ZD from
                         March 1996 to March 1997 and since January 2001. Chief
                         Financial Officer of Kemper since January 1996. Treasurer
                         of Kemper from January 1996 to February 2000.
Russell M. Bostick (43)  Executive Vice President of FKLA, FLA, ZLICA and ZD since
 Executive Vice          June 2000. Chief Information Officer of FKLA, FLA, ZLICA
 President since June    and ZD since April 1998. Senior Vice President and Chief
 2000. Chief             Information Officer of ZKLICONY since April 2000. Senior
 Information Officer     Vice President of FKLA, FLA, ZLICA and ZD from March 1999
 since April 1998.       to June 2000. Vice President of FKLA, FLA, KILICO, ZLICA
                         and ZD from April 1998 to March 1999. Chief Technology
                         Officer of Corporate Software & Technology from June 1997
                         to April 1998. Vice President, Information Technology
                         Department of CNA Insurance Companies from January 1995
                         to June 1997.

     Name and Age
 Position with KILICO
   Year of Election      Other Business Experience During Past 5 Years or More
 --------------------    -----------------------------------------------------
James C. Harkensee (42)  Executive Vice President of FKLA, FLA, ZLICA and ZD since
 Executive Vice          June 2000. Senior Vice President of ZKLICONY since April
 President since June    2000 and Director since October 1999. Senior Vice
 2000.                   President of KILICO, FKLA and FLA from January 1996 to
                         June 2000. Senior Vice President of ZLICA and ZD from
                         1995 to June 2000. Director of ZD from April 1993 to
                         March 1997 and since March 1998.
James E. Hohmann (45)    Executive Vice President of FKLA, FLA, ZLICA and ZD since
 Executive Vice          June 2000. Senior Vice President of ZKLICONY since April
 President since June    2000. Senior Vice President of KILICO and FKLA from
 2000.                   December 1995 to June 2000. Chief Actuary of KILICO and
 Director since May      FKLA from December 1995 to January 1999. Senior Vice
 1998.                   President of FLA from January 1996 to June 2000. Chief
                         Actuary of FLA from January 1996 to January 1999. Senior
                         Vice President of ZLICA and ZD from March 1996 to June
                         2000. Chief Actuary of ZLICA and ZD from March 1996 to
                         January 1999. Director of FLA since June 1997. Director
                         of FKLA and ZLICA since May 1998. Director of ZD from
                         March 1996 to March 1997.
Edward K. Loughridge     Executive Vice President of FKLA, FLA, ZLICA and ZD since
 (46)                    June 2000. Corporate Development Officer of FKLA and FLA
 Executive Vice          since January 1996. Corporate Development Officer for
 President since         ZLICA and ZD since March 1996. Senior Vice President and
 June 2000. Corporate    Corporate Development Officer of ZKLICONY since April
 Development Officer     2000. Senior Vice President of KILICO, FKLA and FLA from
 since January 1996.     January 1996 to June 2000. Senior Vice President of ZLICA
                         and ZD from March 1996 to June 2000.
Debra P. Rezabek (45)    Executive Vice President of FKLA, FLA, ZLICA and ZD since
 Executive Vice          June 2000. General Counsel of FKLA and FLA since 1992.
 President since         General Counsel ZLICA and ZD since March 1996. Corporate
 June 2000. General      Secretary of FKLA and FLA since January 1996. Corporate
 Counsel since           Secretary of ZLICA and ZD since March 1996. Director of
 May 1993. Corporate     FKLA and ZLICA since January 2001. Senior Vice President
 Secretary since         of KILICO, FKLA, FLA, ZLICA and ZD from March 1996 to
 January 1996. Director  June 2000. Director of FLA since May 1998. Director of ZD
 since January 2001.     from March 1996 to March 1997. Senior Vice President,
                         General Counsel and Corporate Secretary of ZKLICONY since
                         April 2000. Secretary of IBS and IBSIA since 1993.
                         Secretary of PMGAM, PMGLA, PMG Marketing and PMG
                         Securities since March 2000. Director of Government
                         Affairs of FKLA and FLA from 1992 to April 1997 and of
                         KILICO from 1993 to April 1997. Assistant Secretary of
                         Kemper since January 1996.
Edward L. Robbins (61)   Executive Vice President of FKLA, FLA, ZLICA and ZD since
 Executive Vice          June 2000. Chief Actuary of FKLA, FLA, ZLICA and ZD since
 President since         March 1999. Senior Vice President and Chief Actuary of
 June 2000. Chief        ZKLICONY since April 2000. Senior Vice President of
 Actuary since           KILICO, FKLA, FLA, ZLICA and ZD from March 1999 to June
 March 1999.             2000. Senior Actuary of FKLA, FLA, KILICO, ZLICA and ZD
                         from July 1998 to March 1999. Principal of KPMG Peat
                         Marwick LLP from May 1984 to July 1998.

      Name and Age
  Position with KILICO
    Year of Election      Other Business Experience During Past 5 Years or More
  --------------------    -----------------------------------------------------
Ivor K. H. Tham (38)      Executive Vice President of FKLA, FLA and ZLICA since
 Executive Vice           September 2000 and of ZD since January 2001. Vice
 President since          President of Mass Mutual Financial from 1999 to September
 September 2000.          2000. Assistant Vice President of Times Publishing Ltd.
                          from 1994 to 1999.
George Vlaisavljevich     Executive Vice President of FKLA, FLA, ZLICA and ZD since
 (58)                     June 2000. Senior Vice President of KILICO, FKLA, FLA and
 Executive Vice           ZLICA since October 1996. Senior Vice President of ZD
 President since          since March 1997. Senior Vice President of ZKLICONY since
 June 2000.               April 2000. Director of IBS and IBSIA since October 1996.
                          Director of PMGAM, PMGLA, PMG Marketing and PMG
                          Securities since March 2000. Executive Vice President of
                          The Copeland Companies from April 1983 to September 1996.
Martin D. Feinstein (52)  Chairman of the Board of FKLA, FLA and ZLICA since
 Chairman of the Board    January 2001. Chairman of the Board of Farmers Group,
 since January 2001.      Inc. ("FGI") since November 1997 and President since
                          January 1995. Chief Executive Officer of FGI since
                          January 1995 and Director since February 1995. Member of
                          Group Management Board of Zurich Financial Services since
                          March 1998. Director of Zurich Scudder Investments, Inc.
                          since January 2001. Director of Farmers New World Life.
                          Chief Operating Officer of FGI from January 1995 to
                          January 1997. Director of B.A.T. from January 1997 to
                          September 1998.

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

                                                                  Long Term
                                                                 Compensation
                              Annual Compensation                   Awards
                             ---------------------              --------------
                                                      Other       Long Term
                                                      Annual    Incentive Plan  All Other
Name and Principal                                 Compensation    Payouts     Compensation
Position                Year Salary($) Bonus($)(2)    ($)(3)        ($)(2)        ($)(4)
------------------      ---- --------- ----------- ------------ -------------- ------------
Gale K. Caruso......... 2000 $179,500   $ 91,920     $10,866       $126,720      $14,094
 Chief Executive
  Officer(1)            1999   91,636     93,840      23,088        117,600        4,800

Frederick L. Blackmon.. 2000  109,760     50,715       7,060         51,695       11,637
 Executive Vice
  President and         1999  113,420     62,805      20,545         90,630       13,640
 Chief Financial
  Officer(1)            1998   94,160     63,800         --          78,540        8,977

George Vlaisavljevich.. 2000  260,000    116,500      17,493        126,000       30,750
 Executive Vice
  President(1)          1999  260,000    152,500         --         208,000       30,600
                        1998  260,000    146,000         --         216,600       23,236

James E. Hohmann....... 2000  252,200    119,310      15,105        117,855       29,197
 Executive Vice
  President(1)          1999  237,650    141,620         --         190,120       31,767
                        1998   88,400     71,175         --          79,560        7,823

Edward Robbins......... 2000  110,250     52,185       6,382              0       11,937
 Executive Vice
  President and         1999   90,000        --        4,575            --         4,625
 Chief Actuary(1)       1998   29,538        --          --             --           --

-------
(1) Also served in same positions for FKLA, ZLICA and FLA. An allocation of the time devoted to duties as executive officer of KILICO has been made. All compensation items reported in the Summary Compensation Table reflect this allocation.
(2) Annual bonuses are paid pursuant to annual incentive plans.
(3) The amounts disclosed in this column include:
  (a) The taxable benefit from personal use of an employer-provided automobile and certain estate planning services facilitated for executives.
  (b) Relocation expense reimbursements of $18,574 in 1999 for Ms. Caruso.
(4) The amounts in this column include:
  (a) The amounts of employer contributions allocated to the accounts of the named persons under profit sharing plans or under supplemental plans maintained to provide benefits in excess of applicable ERISA limitations.
  (b) Distributions from the Kemper and FKLA supplemental plans.

            TABLE OF CONTENTS - STATEMENT OF ADDITIONAL INFORMATION

This Statement of Additional Information, Table of Contents is: Services to the Separate Account; Performance Information of Subaccounts; State Regulation; Experts; Financial Statements; Appendix A Table of Hypothetical Accumulation Unit Values and Performance Information; and Appendix B State Premium Tax Chart. Please read the Statement of Additional Information in conjunction with this Prospectus.

                             FINANCIAL STATEMENTS

                   [TO BE ADDED BY PRE-EFFECTIVE AMENDMENT]

APPENDIX A

                EXAMPLE OF GUARANTEED INTEREST RATE ACCUMULATION

        Purchase Payment:                     $   40,000
        Guarantee Period:                         5 Years
        Guaranteed Interest Rate:                 4.0% Effective Annual Rate

                                                                    Interest Credited       Cumulative
Year                                                                    During Year     Interest Credited
                                                                        ----------      -----------------
1.............................................................      $    1,600.00        $     1,600.00
2.............................................................           1,664.00              3,264.00
3.............................................................           1,730.56              4,994.56
4.............................................................           1,799.78              6,794.34
5.............................................................           1,871.77              8,666.11

Accumulated value at the end of 5 years is:

                       $40,000 + $8,666.11 = $48,666.11

Note: This example assumes that no withdrawals are made during the five-year period. If the Owner makes withdrawals or transfers during this period, Market Value Adjustments and withdrawal charges apply.

The hypothetical interest rate is not intended to predict future Guaranteed Interest Rates. Actual Guaranteed Interest Rates for any Guarantee Period may be more or less than those shown.

APPENDIX B

ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:                                  $40,000
Guarantee Period:                                  5 Years
Guaranteed Interest Rate:                   5% Annual Effective Rate

The following examples illustrate how the Market Value Adjustment and the withdrawal charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Date of Issue. The Market Value Adjustment operates in a similar manner for transfers. No withdrawal charge applies to transfers.

The Guarantee Period Value for this $40,000 Purchase Payment is $51,051.26 at the end of the five-year Guarantee Period. After one year, when the withdrawals occur in these examples, the Guarantee Period Value is $42,000.00. It is also assumed, for the purposes of these examples, that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment will be based on the rate we are then crediting (at the time of the withdrawal) on new Contracts with the same Guarantee Period as the time remaining in your Guarantee Period rounded to the next higher number of complete years. One year after the Purchase Payment there would have been four years remaining in your Guarantee Period. These examples also show the withdrawal charge (if any) which would be calculated separately after the Market Value Adjustment.

Example of a Downward Market Value Adjustment

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment and we are then crediting 6.5% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:

                       -.0551589*    =      (1 + .05)4
                                            ---------
                                           (1 + .065)-1

The Market Value Adjustment is a reduction of $2,316.67 from the Guarantee Period Value:

                       - 2,316.67 = -.0551589 x 42,000.00

The Market Adjusted Value would be:

                       $39,683.33 = $42,000.00 - $2,316.67

A withdrawal charge of 6% would be assessed against the Market Adjusted Value in excess of the amount available as a free withdrawal. In this case, there are no prior withdrawals, so 10% of the Market Adjusted Value is not subject to a withdrawal charge. The withdrawal charge is thus:

                       $2,142.90 = $39,683.33 x .90 x .06

Thus, the amount payable on a full withdrawal would be:

                       $37,540.43 = $39,683.33 - $2,142.90

    .      Actual calculation utilizes 10 decimal places.

If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be 50% of that of the full withdrawal:

                       -$1,158.34 = -.0551589 x $21,000.00

The Market Adjusted Value would be:

                       $19,841.66 = $21,000.00 - $1,158.34

The withdrawal charge of 6% would apply to the Market Adjusted Value being withdrawn, less 10% of the full Market Adjusted Value as there are no prior withdrawals:

                       $952.39 = ($19,841.46 - .10 x $39,683.33) x .06

     Thus, the amount payable on this partial withdrawal would be:

                       $18.889.07 = $19,841.46 - $952.39

Example of an Upward Market Value Adjustment

     An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year later and we are then crediting 4% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:

                       +.0390198 =   1 + .05)4
                                     ---------
                                    (1 + .04) - 1

     The Market Value Adjustment is an increase of $1638.83 to the Guarantee Period Value:

                       $1,638.83 = $42,000.00 x .0390198

     The Market Adjusted Value would be:

                       $43,638.33 = $42,000.00 + $1,638.83

     A withdrawal charge of 6% would apply to the Market Adjusted Value being withdrawn, less 10% of the full Market Adjusted Value, as there were no prior withdrawals:

                       $2,356.47 = $43,638.33 x .90 x .06

     Thus, the amount payable on withdrawal would be:

                       $41,281.85 = $43,638.33 - $2,356.47

     If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be:

                       $819.42 = $21,000.00 x .0390198

     The Market Adjusted Value of $21,000.00 would be:

                       $21,819.42 = $21,000.00 + $819.42

     The withdrawal charge of 6% would apply to the Market Adjusted Value being withdrawn, less 10% of the full Market Adjusted Value as there are no prior withdrawals:

                       $1,047.34 = ($21,819.42 - .1 x $43,638.33) x .06

     Thus, the amount payable on this partial withdrawal would be:

                       $20,772.08 = $21,819.42 - $1,047.34

     Actual Market Value Adjustment may have a greater or lesser impact than that shown in the Examples, depending on the actual change in interest crediting rates and the timing of the withdrawal or transfer in relation to the time remaining in the Guarantee Period.

   APPENDIX C

KEMPER INVESTORS LIFE INSURANCE COMPANY DEFERRED FIXED AND VARIABLE ANNUITY IRA, ROTH IRA AND SIMPLE IRA DISCLOSURE STATEMENT

     This Disclosure Statement describes the statutory and regulatory provisions applicable to the operation of traditional Individual Retirement Annuities
(IRAs), Roth Individual Retirement Annuities (Roth IRAs) and Simple Individual Retirement Annuities (SIMPLE IRAs). Internal Revenue Service regulations require that this be given to each person desiring to establish an IRA, Roth IRA or a SIMPLE IRA. Except where otherwise indicated, IRA discussion includes Simplified Employee Pension IRAs (SEP IRAs). Further information can be obtained from Kemper Investors Life Insurance Company and from any district office of the Internal Revenue Service.

A. REVOCATION

     Within seven days of the date you signed your enrollment application, you may revoke the Contract and receive back 100% of your money. To do so, wire Kemper Investors Life Insurance Company, 1 Kemper Drive, Long Grove, Illinois 60049, or call 1-800-621-5001.

B. STATUTORY REQUIREMENTS

     This Contract is intended to meet the requirements of Section 408(b) of the Internal Revenue Code (Code), Section 408A of the Code for use as a Roth IRA, or of Section 408(p) of the Code for use as a SIMPLE IRA, whichever is applicable. The Contract form has not been approved for use as an IRA, Roth IRA or a SIMPLE IRA by the Internal Revenue Service. Such approval by the Internal Revenue Service is a determination only on the form of the Contract, and does not represent a determination on the merits of the Contract.

     1. The amount in your IRA, Roth IRA, and SIMPLE IRA, whichever is applicable, must be fully vested at all times and the entire interest of the owner must be nonforfeitable.

     2. The Contract must be nontransferable by the owner.

     3. The Contract must have flexible premiums.

     4. For IRAs and SIMPLE IRAs, you must start receiving distributions on or before April 1 of the year following the year in which you reach age 70 1/2 (the required beginning date)(see "Required Distributions"). However, Section 401(a)(9)(A) of the Code (relating to minimum distributions required to commence at age 70 1/2), and the incidental death benefit requirements of Section 401(a) of the Code, do not apply to Roth IRAs.

     If you die before your entire interest in your Contract is distributed, unless otherwise permitted under applicable law, any remaining interest in the Contract must be distributed to your Beneficiary by December 31 of the calendar year containing the fifth anniversary of your death; except that: (1) if the interest is payable to an individual who is your designated Beneficiary (within the meaning of Section 401(a)(9) of the Code), the designated Beneficiary may elect to receive the entire interest over his or her life, or over a period certain not extending beyond his or her life expectancy, commencing on or before December 31 of the calendar year immediately following the calendar year in which you die; and (2) if the designated Beneficiary is your spouse, the Contract will be treated as his or her own IRA, or, where applicable, Roth IRA.

     5. Except in the case of a rollover contribution or a direct transfer (see "Rollovers and Direct Transfers"), or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP), (1) all contributions to an IRA, including a Roth IRA, must be cash contributions which do not exceed $2,000 for any taxable year, and (2) all contributions to a SIMPLE IRA must be cash contributions, including matching or nonelective employer contributions (see "SIMPLE IRAs"), which do not exceed $6,000 for any year (as adjusted for inflation).

     6. The Contract must be for the exclusive benefit of you and your beneficiaries.

C. ROLLOVERS AND DIRECT TRANSFERS FOR IRAs AND SIMPLE IRAs

     1. A rollover is a tax-free transfer from one retirement program to another that you cannot deduct on your tax return. There are two kinds of tax-free rollover payments under an IRA. In one, you transfer amounts from one IRA to another. With the other, you transfer amounts from a qualified employee benefit plan or tax-sheltered annuity to an IRA. Tax-free rollovers can be made from a SIMPLE IRA to another SIMPLE IRA or to a SIMPLE Individual Retirement Account under Section 408(p) of the Code. An individual can make a tax-free rollover to an IRA from a SIMPLE IRA after a two-year period has expired since the individual first participated in a SIMPLE plan.

     2. You must complete the transfer by the 60th day after the day you receive the distribution from your IRA or other qualified employee benefit plan or SIMPLE IRA.

     3. A rollover distribution may be made to you only once a year. The one-year period begins on the date you receive the rollover distribution, not on the date you roll it over (reinvest it).

     4. A direct transfer to an IRA of funds in an IRA from one trustee or insurance company to another is not a rollover. It is a transfer that is not affected by the one-year waiting period.

     5. All or a part of the premium for this Contract used as an IRA may be paid from a rollover from an IRA, qualified pension or profit-sharing plan or tax-sheltered annuity, or from a direct transfer from another IRA. All or part of the premium for this Contract used as a SIMPLE IRA may be paid from a rollover from a SIMPLE IRA or SIMPLE Individual Retirement Account or, to the extent permitted by law, from a direct transfer from a SIMPLE IRA or SIMPLE Individual Retirement Account.

     6. A distribution that is eligible for rollover treatment from a qualified employee benefit plan or tax-sheltered annuity will be subject to twenty percent (20%) withholding by the Internal Revenue Service even if you roll the distribution over within the 60-day rollover period. One way to avoid this withholding is to make the distribution as a direct transfer to the IRA trustee or insurance company.

D. CONTRIBUTION LIMITS AND ALLOWANCE OF DEDUCTION FOR IRAs

     1. In general, the amount you can contribute each year to an IRA is the lesser of $2,000 or your taxable compensation for the year. If you have more than one IRA, the limit applies to the total contributions made to your own IRAs for the year. Generally, if you work the amount that you earn is compensation. Wages, salaries, tips, professional fees, bonuses and other amounts you receive for providing personal services are compensation. If you own and operate your own business as a sole proprietor, your net earnings reduced by your deductible contributions on your behalf to self-employed retirement plans is compensation. If you are an active partner in a partnership and provide services to the partnership, your share of partnership income reduced by deductible contributions made on your behalf to qualified retirement plans is compensation. All taxable alimony and separate maintenance payments received under a decree of divorce or separate maintenance is compensation.

     2. In the case of a married couple filing a joint return, up to $2,000 can be contributed to each spouse's IRA, even if one spouse has little or no compensation. This means that the total combined contributions that can be made to both IRAs can be as much as $4,000 for the year. Previously, if one spouse had no compensation or elected to be treated as having no compensation, the total combined contributions to both IRAs could no be more than $2,250.

     3. In the case of a married couple with unequal compensation who file a joint return, the limit on the deductible contributions to the IRA of the spouse with less compensation is the smaller of:

        a.  $2,000, or

        b. The total compensation of both spouses, reduced by any deduction allowed for contributions to IRAs of the spouse with more compensation.

The deduction for contributions to both spouses' IRAs may be further limited if either spouse is covered by an employer retirement plan.

        4. Even if your spouse is covered by an employer retirement plan, you may be able to deduct your contributions to an IRA if you are not covered by an employer plan. The deduction is limited to $2,000 and it must be reduced if your adjusted gross income on a joint return is more than $150,000 but less than $160,000. Your deduction is eliminated if your income on a joint return is $160,000 or more.

        5. Contributions to your IRA can be made at any time. If you make the contribution between January 1 and April 15, however, you may elect to treat the contribution as made either in that year or in the preceding year. You may file a tax return claiming a deduction for your IRA contribution before the contribution is actually made. You must, however, make the contribution by the due date of your return not including extensions.

        6. You cannot make a contribution other than a rollover contribution to your IRA for the year in which you reach age 70 1/2 or thereafter.

E.  SEP IRAs

        1. SEP IRA rules concerning eligibility and contributions are governed by Code Section 408(k). The maximum deductible contribution for a SEP IRA is the lesser of $30,000 or 15% of compensation.

        2. A SEP must be established and maintained by an employer (corporation, partnership, sole proprietor). Information about the Kemper SEP is available upon request.

F. SIMPLE IRAs

        1. A SIMPLE IRA must be established with your employer using a qualified salary reduction agreement.

        2. You may elect to have your employer contribute to your SIMPLE IRA, under a qualified salary reduction agreement, an amount (expressed as a percentage of your compensation) not to exceed $6,000 (as adjusted for inflation) for the year. In addition to these employee elective contributions, your employer is required to make each year either (1) a matching contribution equal to up to 3 percent, and not less than 1 percent, of your SIMPLE IRA contribution for the year, or (2) a nonelective contribution equal to 2 percent of your compensation for the year (up to $150,000 of compensation, as adjusted for inflation). No other contributions may be made to a SIMPLE IRA.

        3. Employee elective contributions and employer contributions (i.e., matching contributions and nonelective contributions) to your SIMPLE IRA are excluded from your gross income.

        4. To the extent an individual with a SIMPLE IRA is no longer participating in a SIMPLE plan (e.g., the individual has terminated employment), and two years has passed since the individual first participated in the plan, the individual may treat the SIMPLE IRA as an IRA.

G. TAX STATUS OF THE CONTRACT AND DISTRIBUTIONS FOR IRAs AND SIMPLE IRAs

        1. Earnings of your IRA annuity contract are not taxed until they are distributed to you.

        2. In general, taxable distributions are included in your gross income in the year you receive them.

        3. Distributions under your IRA are non-taxable to the extent they represent a return of non-deductible contributions (if any). The non-taxable percentage of a distribution is determined by dividing your total undistributed, non-deductible IRA contributions by the value of all your IRAs (including SEPs and rollovers).

        4. You cannot choose the special five-year or ten-year averaging that may apply to lump sum distributions from qualified employer plans.

H.  REQUIRED DISTRIBUTIONS FOR IRAs AND SIMPLE IRAs

You must start receiving minimum distributions required under the Contract and
Section 401(a)(9) of the Code from your IRA and SIMPLE IRA starting with the year you reach age 70 1/2 (your 70 1/2 year). Ordinarily, the required minimum distribution for a particular year must be received by December 31 of that year. However, you may delay the required minimum distribution for the year you reach age 70 1/2 until April 1 of the following year (i.e., the required beginning date).

Annuity payments which begin by April 1 of the year following your 70 1/2 year satisfy the minimum distribution requirement if they provide for non-increasing payments over the life or the lives of you and your spouse, provided that, if installments are guaranteed, the guaranty period does not exceed the lesser of 20 years or the applicable life expectancy.

The applicable life expectancy is your remaining life expectancy or the remaining joint life and last survivor expectancy of you and your designated Beneficiary. Life expectancies are determined using the expected return multiple tables shown in IRS Publication 590 "Individual Retirement Arrangements." To obtain a free copy of IRS Publication 590 and other IRS forms, phone the IRS toll free at 1-800-729-3676 or write the IRS Forms Distribution Center for your area as shown in your income tax return instructions.

If you have more than one IRA, you must determine the required minimum distribution separately for each IRA; however, you can take the actual distributions of these amounts from any one or more of your IRAs.

If the actual distribution from your Contract is less than the minimum amount that should be distributed in accordance with the minimum distribution requirements mentioned above, the difference generally is an excess accumulation. There is a 50% excise tax on any excess accumulations. If the excess accumulation is due to reasonable error, and you have taken (or are taking) steps to remedy the insufficient distribution, you can request that this 50% excise tax be excused by filing with your tax return an IRS Form 5329, together with a letter of explanation and the excise tax payment.

I.  ROTH IRAs

        1. If your Contract is a special type of individual retirement plan known as a Roth IRA, it will be administered in accordance with the requirements of Section 408A of the Code. (Except as otherwise indicated, references herein to an "IRA" are to an "individual retirement plan," within the meaning of
Section 7701(a)(37) of the Code, other than a Roth IRA.) Roth IRAs are treated the same as other IRAs, except as described here. However, the provisions of the Code governing Roth IRAs may be modified by pending legislation. We will notify you of any such changes.

        2. The IRS is not presently accepting submissions for opinion letters approving annuities as Roth IRAs, but will issue in the future procedures for requesting such opinion letters. We will apply for approval as soon as possible after the IRS issues its procedures on this matter. Such approval will be a determination only on the form of the annuity, and will not represent a determination of the merits of the annuity.

        3. If your Contract is a Roth IRA, we will send you a Roth IRA endorsement to be attached to, and to amend, your Contract after we obtain approval of the endorsement from the IRS and your state insurance department. The Company reserves the right to amend the Contract as necessary or advisable from time to time to comply with future changes in the

Internal Revenue Code, regulations or other requirements imposed by the IRS to obtain or maintain its approval of the annuity as a Roth IRA.

      4. Earnings in your Roth IRA are not taxed until they are distributed to you, and will not be taxed if they are paid as a "qualified distribution," as described to you in section L, below.

J.  ELIGIBILITY AND CONTRIBUTIONS FOR ROTH IRAs

      1. Generally, you are eligible to establish or make a contribution to your Roth IRA only if you meet certain income limits. No deduction is allowed for contributions to your Roth IRA. Contributions to your Roth IRA may be made even after you attain age 70 1/2.

      2. The aggregate amount of contributions for any taxable year to all IRAs, including all Roth IRAs, maintained for your benefit (the "contribution limit") generally is the lesser of $2,000 and 100% of your compensation for the taxable year. However, if you file a joint return and receive less compensation for the taxable year than your spouse, the contribution limit for the taxable year is the lesser of $2,000 and the sum of (1) your compensation for the taxable year, and (2) your spouse's compensation for the taxable year reduced by any deductible contributions to an IRA of your spouse, and by any contributions to a Roth IRA for your spouse, for the taxable year.

The contribution limit for any taxable year is reduced (but not below zero) by the amount which bears the same ratio to such amount as:

      (a) the excess of (i) your adjusted gross income for the taxable year, over (ii) the "applicable dollar amount," bears to

      (b)  $15,000 (or $10,000 if you are married).

For this purpose, "adjusted gross income" is determined in accordance with
Section 219(g)(3) of the Code and (1) excludes any amount included in gross income as a result of any rollover from, transfer from, or conversion of an IRA to a Roth IRA, and (2) is reduced by any deductible IRA contribution. In addition, the "applicable dollar amount" is equal to $150,000 for a married individual filing a joint return, $0 for a married individual filing a separate return, and $95,000 for any other individual.

A "qualified rollover contribution" (discussed in section K, below), and a non-taxable transfer from another Roth IRA, are not taken into account for purposes of determining the contribution limit.

K. ROLLOVERS, TRANSFERS AND CONVERSIONS TO ROTH IRAs

      1. Rollovers and Transfers--A rollover may be made to a Roth IRA only if it is a "qualified rollover contribution." A "qualified rollover contribution" is a rollover to a Roth IRA from another Roth IRA or from an IRA, but only if such rollover contribution also meets the rollover requirements for IRAs under
Section 408(d)(3). In addition, a transfer may be made to a Roth IRA directly from another Roth IRA or from an IRA.

You may not make a qualified rollover contribution or transfer in a taxable year from an IRA to a Roth IRA if (a) your adjusted gross income for the taxable year exceeds $100,000 or (b) you are married and file a separate return.

The rollover requirements of Section 408(d)(3) are complex and should be carefully considered before you make a rollover. One of the requirements is that the amount received be paid into another IRA (or Roth IRA) within 60 days after receipt of the distribution. In addition, a rollover contribution from a Roth IRA may be made by you only once a year. The one-year period begins on the date you receive the Roth IRA distribution, not on the date you roll it over (reinvest it) into another Roth IRA. If you withdraw assets from a Roth IRA, you may roll over part of the withdrawal tax free into another Roth IRA and keep the rest of it. A portion of the amount you keep may be included in your gross income.

        2. Taxation of Rollovers and Transfers to Roth IRAs--A qualified rollover contribution or transfer from a Roth IRA maintained for your benefit to another Roth IRA maintained for your benefit which meets the rollover requirements for IRAs under Section 408(d)(3) is tax-free.

In the case of a qualified rollover contribution or a transfer from an IRA maintained for your benefit to a Roth IRA maintained for your benefit, any portion of the amount rolled over or transferred which would be includible in your gross income were it not part of a qualified rollover contribution or a nontaxable transfer will be includible in your gross income. However, Code
Section 72(t) (relating to the 10 percent penalty tax on premature distributions) will not apply. If such a rollover or transfer occurs before January 1, 1999, any portion of the amount rolled over or transferred which is required to be included in gross income will be so included ratably over the 4-taxable year period beginning with the taxable year in which the rollover or transfer is made.

Pending legislation may modify these rules retroactively to January 1, 1998.

        3. Transfers of Excess IRA Contributions to Roth IRAs--If, before the due date of your federal income tax return for any taxable year (not including extensions), you transfer, from an IRA, contributions for such taxable year (and earnings thereon) to a Roth IRA, such amounts will not be includible in gross income to the extent that no deduction was allowed with respect to such amount.

        4. Taxation of Conversions of IRAs to Roth IRAs--All or part of amounts in an IRA maintained for your benefit may be converted into a Roth IRA maintained for your benefit. The conversion of an IRA to a Roth IRA is treated as special type of qualified rollover contribution. Hence, you must be eligible to make a qualified rollover contribution in order to convert an IRA to a Roth IRA. A conversion typically will result in the inclusion of some or all of your IRA's value in gross income, as described above.

A conversion of an IRA to a Roth IRA can be made without taking an actual distribution from your IRA. For example, an individual may make a conversion by notifying the IRA issuer or trustee, whichever is applicable.

UNDER SOME CIRCUMSTANCES, IT MIGHT NOT BE ADVISABLE TO ROLLOVER, TRANSFER, OR CONVERT ALL OR PART OF AN IRA TO A ROTH IRA. WHETHER YOU SHOULD DO SO WILL DEPEND ON YOUR PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, SUCH FACTORS AS WHETHER YOU QUALIFY TO MAKE SUCH A ROLLOVER, TRANSFER, OR CONVERSION, YOUR FINANCIAL SITUATION, AGE, CURRENT AND FUTURE INCOME NEEDS, YEARS TO RETIREMENT, CURRENT AND FUTURE TAX RATES, YOUR ABILITY AND DESIRE TO PAY CURRENT INCOME TAXES WITH RESPECT TO AMOUNTS ROLLED OVER, TRANSFERRED, OR CONVERTED, AND WHETHER SUCH TAXES MIGHT NEED TO BE PAID WITH WITHDRAWALS FROM YOUR ROTH IRA (SEE DISCUSSION BELOW OF "NONQUALIFIED DISTRIBUTIONS"). YOU SHOULD CONSULT A QUALIFIED TAX ADVISER BEFORE ROLLING OVER, TRANSFERRING, OR CONVERTING ALL OR PART OF AN IRA TO A ROTH IRA.

        5. Separate Roth IRAs--Due to the complexity of, and proposed changes to, the tax law, it may be advantageous to maintain amounts rolled over, transferred, or converted from an IRA in separate Roth IRAs from those containing regular Roth IRA contributions. For the same reason, you should consider maintaining a separate Roth IRA for each amount rolled over, transferred, or converted from an IRA. These considerations should be balanced against the additional costs you may incur from maintaining multiple Roth IRAs. You should consult your tax adviser if you intend to contribute rollover, transfer, or conversion amounts to your Contract, or if you intend to roll over or transfer amounts from your Contract to another Roth IRA maintained for your benefit.

L.  INCOME TAX CONSEQUENCES OF ROTH IRAS

        1. Qualified Distributions--Any "qualified distribution" from a Roth IRA is excludible from gross income. A "qualified distribution" is a payment or distribution which satisfies two requirements. First, the payment or distribution must be (a) made after you attain 59 1/2, (b) made after your death, (c) attributable to your being disabled, or (d) a "qualified special purpose distribution" (i.e., a qualified first-time homebuyer distribution under Section 72(t)(2)(F) of the Code). Second, the payment or distribution must be made in a taxable year that is at least five years after (1) the first taxable year for which a contribution was made to any Roth IRA established for you, or
(2) in the case of a rollover from, or a conversion of, an IRA to a Roth IRA, the taxable year in which the rollover or conversion was made if the payment or distribution is allocable (as determined in the manner set forth in guidance issued by the IRS) to the rollover contribution or conversion (or to income allocable thereto).

        2. Nonqualified Distributions--A distribution from a Roth IRA which is not a qualified distribution is taxed under Section 72 (relating to annuities), except that such distribution is treated as made first from contributions to the Roth IRA to the extent that such distribution, when added to all previous distributions from the Roth IRA, does not exceed the aggregate amount of contributions to the Roth IRA. For purposes of determining the amount taxed, (a) all Roth IRAs established for you will be treated as one contract, (b) all distributions during any taxable year from Roth IRAs established for you will be treated as one distribution, and (c) the value of the contract, income on the contract, and investment in the contract, if applicable, will be computed as of the close of the calendar year in which the taxable year begins.

An additional tax of 10% is imposed on nonqualified distributions (including amounts deemed distributed as the result of a prohibited loan or use of your Roth IRA as security for a loan) made before the benefited individual has attained age 59 1/2, unless one of the exceptions discussed in Section N applies.

M.  TAX ON EXCESS CONTRIBUTIONS

        1. You must pay a 6% excise tax each year on excess contributions that remain in your Contract. Generally, an excess contribution is the amount contributed to your Contract that is more than you can contribute. The excess is taxed for the year of the excess contribution and for each year after that until you correct it.

        2. You will not have to pay the 6% excise tax if you withdraw the excess amount by the date your tax return is due including extensions for the year of the contribution. You do not have to include in your gross income an excess contribution that you withdraw from your Contract before your tax return is due if the income earned on the excess was also withdrawn and no deduction was allowed for the excess contribution. You must include in your gross income the income earned on the excess contribution.

N. TAX ON PREMATURE DISTRIBUTIONS

There is an additional tax on premature distributions from your IRA, Roth IRA, or SIMPLE IRA, equal to 10% of the taxable amount. For premature distributions from a SIMPLE IRA made within the first 2 years you participate in a SIMPLE plan, the additional tax is equal to 25% of the amount of the premature distribution that must be included in gross income. Premature distributions are generally amounts you withdraw before you are age 59 1/2. However, the tax on premature distributions does not apply:

        1.  To amounts that are rolled over tax free;

        2. To a distribution which is made on or after your death, or on account of you being disabled within the meaning of Code Section 72(m)(7);

        3. To a distribution which is part of a series of substantially equal periodic payments (made at least annually) over your life or your life expectancy or the joint life or joint life expectancy of you and your Beneficiary; or

        4. To a distribution which is used for qualified first-time homebuyer expenses, qualified higher education expenses, certain medical expenses, or by an unemployed individual to pay health insurance premiums.

O. EXCISE TAX REPORTING

Use Form 5329, Additional Taxes Attributable to Qualified Retirement Plans (Including IRAs), Annuities, and Modified Endowment Contracts, to report the excise taxes on excess contributions, premature distributions, and excess accumulations. If you do not owe any IRA, SIMPLE IRA or Roth IRA excise taxes, you do not need Form 5329. Further information can be obtained from any district office of the Internal Revenue Service.

P. BORROWING

If you borrow money against your Contract or use it as security for a loan, the Contract will lose its classification as an IRA, Roth IRA, or SIMPLE IRA, whichever is applicable, and you must include in gross income the fair market value of the Contract as of the first day of your tax year. In addition, you may be subject to the tax on premature distributions described above. (Note: This Contract does not allow borrowings against it, nor may it be assigned or pledged as collateral for a loan.)

Q.  REPORTING

We will provide you with any reports required by the Internal Revenue Service.

R.  ESTATE TAX

Generally, the value of your IRA, including your Roth IRA, is included in your gross estate for federal estate tax purposes.

S.  FINANCIAL DISCLOSURE

        1. If contributions to the Contract are made by other than rollover contributions and direct transfers, the following information based on the charts shown on the next pages, which assumes you were to make a level contribution to the fixed account at the beginning of each year of $1,000 must be completed prior to your signing the enrollment application.

End of     Lump Sum Termination     At     Lump Sum Termination
Year         Value of Contract*     Age     Value of Contract*
------------------------------------------------------------
   1                                 60
   2                                 65
   3                                 70
   4
   5

*       Includes applicable withdrawal charges as described in Item T below.

        2. If contributions to the Contract are made by rollover contributions and/or direct transfers, the following information, based on the charts shown on the next page, and all of which assumes you make one contribution to the fixed account of $1,000 at the beginning of this year, must be completed prior to your signing the enrollment application.

End of     Lump Sum Termination     At     Lump Sum Termination
Year         Value of Contract*     Age     Value of Contract*
-----------------------------------------------------------
   1                                 60
   2                                 65
   3                                 70
   4
   5

*       Includes applicable withdrawal charges as described in Item T below.
T.  FINANCIAL DISCLOSURE FOR THE SEPARATE ACCOUNT (VARIABLE ACCOUNT)

        1. If on the enrollment application you indicated an allocation to a Subaccount, this Contract will be assessed a daily charge of an amount which will equal an aggregate of 1.40% per year. If you elected the Guaranteed Retirement Income Benefit option with a seven-year waiting period, the Earnings Enhanced Death Benefit option, and the Value Credit option an additional charge of .40%, .25% (.85% if over age 80 at issue) and .40% of Contract Value, respectively, will be assessed against the Separate Account, Fixed Account and Guarantee Periods on a pro rata basis.

        2. An annual records maintenance charge of $30.00 will be assessed annually against the Separate Account, Fixed Account and Guarantee Periods on a pro rata basis. However, there is no records maintenance charge for Contracts with a Contract Value of at least $50,0000 on the Contract Anniversary.

        3. Withdrawal (early annuitization) charges will be assessed based on the years elapsed since the Purchase Payments (in a given Contract Year) were received by KILICO. If the Value Credit is not elected, the charges are as follows: under 1 year, 7%; over 1 to 2 years, 6%; over 2 to 3 years, 5%; over 3 to 4 years, 5%; over 4 to 5 years, 4%; over 5 to 6 years, 3%; over 6 to 7 years, 2%; over 7 years and thereafter, 0%. If the Value Credit is elected, the charges are as follows: under 1 year, 8.5%; over 1 to 2 years, 8.5%; over 2 to 3 years, 8.5%; over 3 to 4 years, 8.5%; over 4 to 5 years, 7.5%; over 5 to 6 years, 6.5%; over 6 to 7 years, 5.5%; over 7 to 8 years, 3.5%; over 8 to 9 years, 1.5%; over 9 and thereafter, 0%.

        4. The method used to compute and allocate the annual earnings is contained in the Prospectus under the heading "Accumulation Unit Value."

        5. The growth in value of your Contract is neither guaranteed nor projected but is based on the investment experience of the Separate Account.

GUARANTEED LUMP SUM TERMINATION OF DEFERRED FIXED AND VARIABLE ANNUITY COMPLETELY ALLOCATED TO THE GENERAL ACCOUNT WITH 3% GUARANTEED EACH YEAR. (TERMINATION VALUES ARE BASED ON $1,000 ANNUAL CONTRIBUTIONS AT THE BEGINNING OF EACH YEAR.)

   End of  Termination  End of Termination End of Termination End of Termination
    Year     Values*    Year     Values*    Year   Values*    Year       Values*
-------------------------------------------------------------------------------

     1    $    937.00   14  $ 16,798.32     27  $ 40,421.63     40   $ 75,113.26
     2       1,913.00   15    18,310.91     28    42,642.92     41     78,375.30
     3       2,928.90   16    19,868.88     29    44,930.85     42     81,735.20
     4       3,976.63   17    21,473.59     30    47,287.42     43     85,195.89
     5       5,066.14   18    23,126.44     31    49,714.68     44     88,760.41
     6       6,198.41   19    24,828.87     32    52,214.76     45     92,431.86
     7       7,374.46   20    26,582.37     33    54,789.84     46     96,213.46
     8       8,604.34   21    28,388.49     34    57,442.18     47    100,108.50
     9       9,871.11   22    30,248.78     35    60,174.08     48    104,120.40
    10      11,175.88   23    32,164.88     36    62,987.94     49    108,252.65
    11      12,519.80   24    34,138.47     37    65,886.22     50    112,508.87
    12      13,904.03   25    36,171.26     38    68,871.45
    13      15,329.79   26    38,265.04     39    71,946.23

GUARANTEED LUMP SUM TERMINATION OF DEFERRED FIXED AND VARIABLE ANNUITY COMPLETELY ALLOCATED TO THE GENERAL ACCOUNT WITH 3% GUARANTEED EACH YEAR. (TERMINATION VALUES ARE BASED ON $1,000 SINGLE PREMIUM.)

   End of Termination  End of Termination End of  Termination End of Termination
    Year   Values*     Year     Values*   Year     Values*     Year    Values*
------------------------------------------------------------------------------
     1    $     937   14     $ 1,000      27    $ 1,000       40    $   1,000
     2          946   15       1,000      28      1,000       41        1,000
     3          955   16       1,000      29      1,000       42        1,000
     4          955   17       1,000      30      1,000       43        1,000
     5          964   18       1,000      31      1,000       44        1,000
     6          973   19       1,000      32      1,000       45        1,000
     7          982   20       1,000      33      1,000       46        1,000
     8        1,000   21       1,000      34      1,000       47        1,000
     9        1,000   22       1,000      35      1,000       48        1,000
    10        1,000   23       1,000      36      1,000       49        1,000
    11        1,000   24       1,000      37      1,000       50        1,000
    12        1,000   25       1,000      38      1,000
    13        1,000   26       1,000      39      1,000

*       Includes applicable withdrawal charges.

                      STATEMENT OF ADDITIONAL INFORMATION

                            __________ _____, 2001

              GROUP FLEXIBLE PREMIUM FIXED, MARKET VALUE ADJUSTED
                    AND VARIABLE DEFERRED ANNUITY CONTRACTS

                            KEMPER DESTINATIONS II

                                   Issued By

                    KEMPER INVESTORS LIFE INSURANCE COMPANY

                                      and

                   KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

                   HOME OFFICE: 1 Kemper Drive, Long Grove,
                        Illinois 60049  (847) 550-5500

This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Prospectus of the Separate Account dated __________ __, 2001. The Prospectus may be obtained from Kemper Investors Life Insurance Company by writing or calling the address or telephone number listed above.


                               TABLE OF CONTENTS

                                                               Page
                                                               ----

             Services to the Separate Account...............     1
             Performance Information of Subaccounts.........     1
             State Regulation...............................     4
             Experts........................................     4
             Financial Statements...........................     4
             Appendix A Table of Hypothetical Accumulation
              Unit Values and Performance Information.......     5
             Appendix B State Premium Tax Chart.............    25

                       SERVICES TO THE SEPARATE ACCOUNT

Custodian and Independent Public Accountants for the KILICO Variable Annuity Separate Account

Kemper Investors Life Insurance Company ("KILICO") maintains the books and records of the KILICO Variable Annuity Separate Account (the "Separate Account"). KILICO holds the assets of the Separate Account. The assets are kept segregated and held separate and apart from the general funds of KILICO. KILICO maintains records of all purchases and redemptions of shares of each Fund by each of the Subaccounts. All expenses incurred in the operations of the Separate Account, except the charge for mortality and expense risk and administrative expenses, and records maintenance (as described in the Prospectus) are borne by KILICO.

[Information about the independent public accountants for the Separate Account will be added by pre-effective amendment.]

Distribution of the Contracts

The Contracts are sold by licensed insurance agents, where the Contracts may be lawfully sold, who are registered representatives of broker-dealers which are registered under the Securities Exchange Act of 1934 and are members of the National Association of Securities Dealers, Inc. The Contracts are continuously distributed through the principal underwriter for the Separate Account, Investors Brokerage Services, Inc. ("IBS"), a wholly-owned subsidiary of KILICO, which enters into selling group agreements with affiliated and unaffiliated broker-dealers.

KILICO pays commissions to the seller which may vary but are not anticipated to exceed in the aggregate an amount equal to six and one-quarter percent (6 1/4%) of Purchase Payments. KILICO has not paid any commissions in connection with the sale of these variable annuity contracts.

                    PERFORMANCE INFORMATION OF SUBACCOUNTS

As described in the Prospectus, a Subaccount's historical performance may be shown in the form of standardized "average annual total return" and nonstandardized "total return" calculations in the case of all Subaccounts. "Yield" information may be provided in the case of the Scudder High Yield (formerly Kemper High Yield) Subaccount, the Scudder Investment Grade Bond (formerly Kemper Investment Grade Bond) Subaccount, the Scudder Government Securities (formerly Kemper Government Securities) Subaccount and Scudder Strategic Income (formerly Kemper Strategic Income) Subaccount. "Current yield" and "effective yield" information may be provided in the case of the Scudder Money Market (formerly Kemper Money Market) Subaccount. These various measures of performance are described below.

A Subaccount's standardized average annual total return quotation is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The standardized average annual total return for a Subaccount for a specific period is found by first allocating a hypothetical $1,000 initial Purchase Payment to the Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment") and computing the ending redeemable value ("redeemable value") of that investment at the end of the period. The redeemable value reflects the effect of the applicable withdrawal charge that may be imposed at the end of the period based on the Owner's total withdrawal of the Subaccount as well as all other recurring charges and fees applicable under the Contract. The redeemable value does not reflect the effect of premium taxes. The redeemable value is then divided by the initial investment and this quotient is taken to the Nth root (N represents the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage carried to the nearest hundredth of one percent. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount over the applicable period.

In general, there is no standard formula prescribed for calculating nonstandardized total return performance. However, the staff of the Securities and Exchange Commission has determined that nonstandardized performance that reflects a variable annuity bonus feature must also reflect any applicable withdrawal charge. Accordingly, withdrawal charges will be reflected in any nonstandardized performance data other than certain data showing performance without the Bonus. Nonstandardized total return performance for a Subaccount for a specific period is calculated by first allocating an initial Purchase Payment, assumed to be $40,000, in the Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment") and computing the ending value ("ending value") of that investment at the end of the period. The ending value reflects the effect of the applicable withdrawal charge based on the Owner's total withdrawal of the Subaccount but does not include the effect of all other recurring charges and fees applicable under the Contract. The ending value does not reflect the effect of premium taxes. Thus, the ending value may be higher than if these charges were deducted. The nonstandardized total return percentage is then determined by subtracting the initial investment from the ending value and dividing the remainder by the initial investment and expressing the result as a percentage. An assumed investment of $40,000 was chosen because that approximates the size of a typical account. Both annualized and nonannualized (cumulative) nonstandardized total return figures may be provided. Annualized nonstandardized total return figures represent the average annual percentage change in the value of a Subaccount over the applicable period while nonannualized (cumulative) figures represent the actual percentage change over the applicable period.

Standardized average annual total return quotations will be current to the last day of the calendar quarter and nonstandardized total return quotations will be current to the last day of the calendar month preceding the date on which an advertisement is submitted for publication. Standardized average annual total return will cover periods of one, five and ten years, if applicable, and a period covering the time the underlying Portfolio has been held in a Subaccount (life of Subaccount). Nonstandardized total return may cover periods of one, five and ten years, if applicable, and a period covering the time the underlying Portfolio held in a Subaccount has been in existence (life of Portfolio). For those underlying Portfolios which have not been held as Subaccounts for one of the quoted periods, the nonstandardized total return quotations will show the investment performance such underlying Portfolios would have achieved (reduced by the applicable charges) had they been held as Subaccounts within the Separate Account for the period quoted.

The calculation of yield, current yield and effective yield does not normally reflect the effect of applicable withdrawal charges. However, as in nonstandardized total return, the Securities and Exchange Commission has determined that the calculation of yield, current yield and effective yield for a variable annuity which has a Bonus feature must reflect the applicable withdrawal charges.

The yield for the Scudder High Yield (formerly Kemper High Yield) Subaccount, the Scudder Investment Grade Bond (formerly Kemper Investment Grade Bond) Subaccount, the Scudder Government Securities (formerly Kemper Government Securities) Subaccount and the Scudder Strategic Income (formerly Kemper Strategic Income) Subaccount, is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The yields for the Scudder High Yield (formerly Kemper High Yield) Subaccount, the Scudder Investment Grade Bond (formerly Kemper Investment Grade Bond) Subaccount, the Scudder Government Securities (formerly Kemper Government Securities) Subaccount and the Scudder Strategic Income (formerly Kemper Strategic Income) Subaccount based upon the one month period ended December 31, 2000 were _____%, _____%, _____% and _____%. The yield quotation is computed by dividing the net investment income per unit earned during the specified one month or 30-day period by the Accumulation Unit value on the last day of the period, according to the following formula that assumes a semi-annual reinvestment of income:

                    YIELD  =  2{[(a - b
                                  -----
                                  cd  ) + 1]6-1}

a = net dividends and interest earned during the period by the Portfolio attributable to the Subaccount

b =  expenses accrued for the period (net of reimbursements)*

c = the average daily number of Accumulation Units outstanding during the period

d = the maximum offering price, which is the Accumulation Unit value per unit, on the last day of the period.

     * Expenses accrued include the deduction of all recurring fees and charges applicable to all Subaccounts as well as applicable withdrawal charges but not premium taxes.

The yields for the Scudder High Yield (formerly Kemper High Yield) Subaccount, the Scudder Investment Grade Bond (formerly Kemper Investment Grade Bond) Subaccount, the Scudder Government Securities (formerly Kemper Government Securities) Subaccount and the Scudder Strategic Income (formerly Kemper Strategic Income) Subaccount will be disclosed when available.

The Scudder Money Market (formerly Kemper Money Market) Subaccount's current yield is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. Under that method, the current yield quotation is based on a seven-day period and computed by determining the net change in value of a single Accumulation Unit during the period which is then divided by the Accumulation Unit value at the beginning of the period ("base period return"). The result is divided by 7 and multiplied by 365 with the resulting current yield figure carried to the nearest hundredth of one percent. The current yield for the seven-day period ended December 31, 2000 was _____% for the Scudder Money Market (formerly Kemper Money Market) Subaccount. The average portfolio maturity was _____ days.

The Scudder Money Market (formerly Kemper Money Market) Subaccount's effective yield is determined by using the same base period return (computed as described above), but when annualized, the earned income is assumed to be reinvested. Consequently, the effective yield will be slightly higher than the yield due to the compounding effect of this assumed reinvestment. The formula for the effective yield is:

                    (base period return +1)365/7 -1.

The effective yield for the seven-day period ended December 31, 2000 was _____% for the Scudder Money Market (formerly Kemper Money Market) Subaccount. The calculation of current and effective yield does not include realized capital gains or losses and unrealized appreciation or depreciation of the Portfolio or the effect of premium taxes. These calculations do reflect the effect of all other recurring charges and fees applicable under the Contract and the applicable withdrawal charge.

In computing yield, the Separate Account follows certain standard accounting practices specified by Securities and Exchange Commission rules. These practices are not necessarily consistent with the accounting practices that the Separate Account will use in the preparation of its annual and semi-annual financial statements.

A Subaccount's performance quotations are based upon historical earnings and are not necessarily representative of future performance. The Subaccount's units are sold at Accumulation Unit value. Performance figures and Accumulation Unit value will fluctuate. Factors affecting a Subaccount's performance include general market conditions, operating expenses and investment management. Units of a Subaccount are redeemable at Accumulation Unit value, which may be more or less than original cost. Redemptions within the first seven years after purchase may be subject to a withdrawal charge that ranges from 7% the first year to 0% after seven years, or if the Bonus is elected, 8.50% the first year to 0% after nine years. Standardized and nonstandardized total return figures reflect the effect of the withdrawal charge but not the premium taxes that may be imposed upon the redemption of units. Yield, current yield, effective yield and certain nonstandardized total return figures that omit the Bonus, do not reflect the withdrawal charge or premium taxes. In addition, nonstandardized total return figures may not include the effect of all other recurring expenses and fees, including a prorated portion of the records maintenance charge. Thus, nonstandardized total return figures may be higher than if these charges were deducted.

The Subaccounts may also provide comparative information on an annualized or nonannualized (cumulative) basis with regard to various indexes described in the Prospectus. In addition, the Subaccounts may provide performance analysis rankings of Lipper Analytical Services, Inc., the VARDS Report, Morningstar, Inc., Ibbotson Associates or Micropal. From time to time, the Separate Account may quote information from publications such as Morningstar, Inc., The Wall Street Journal, Money Magazine, Forbes, Barron's, Fortune, The Chicago Tribune, USA Today, Institutional Investor, National Underwriter, Selling Life Insurance, Broker World, Registered Representative, Investment Advisor and VARDS.

The table in Appendix A include standardized average annual total return and nonstandardized total return quotations for various periods as of December 31, 2000.

                               STATE REGULATION

KILICO is subject to the laws of Illinois governing insurance companies and to regulation by the Illinois Department of Insurance. An annual statement in a prescribed form is filed with the Illinois Department of Insurance each year. KILICO's books and accounts are subject to review by the Illinois Department of Insurance at all times, and a full examination of its operations is conducted periodically. Such regulation does not, however, involve any supervision of management or investment practices or policies. In addition, KILICO is subject to regulation under the insurance laws of other jurisdictions in which it may operate.

                                    EXPERTS

The financial statements of KILICO Variable Annuity Separate Account for the year ended __________ ___, _______ included in this Statement of Additional Information have been audited by _______________, independent accountants, as stated in their report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  [NOTE:  AUDITED FINANCIAL STATEMENTS AND AUDITOR'S CONSENT TO BE ADDED BY
                           PRE-EFFECTIVE AMENDMENT.]


                             FINANCIAL STATEMENTS

The Statement of Additional Information contains financial information for the Separate Account which reflects assets attributable to other variable annuity contracts offered by KILICO through the Separate Account.

APPENDIX A

TABLE OF HYPOTHETICAL ACCUMULATION UNIT VALUES
AND PERFORMANCE INFORMATION

The accumulation unit values are for the life of the Separate Account in its present organization as a unit investment trust and in its prior organization as several managed separate accounts based on current deductions and charges applicable to the Contracts. The Contracts will be initially offered __________, 2001. Values may vary had assets actually been allocated to the Separate Account under the Contracts. The actual performance of underlying Portfolios and actual contract charges and bonuses have been used to compute these hypothetical accumulation unit values.

HISTORICAL HYPOTHETICAL ACCUMULATION UNIT VALUES

                        Kemper Money Market Subaccount
                        ------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          04/06/82
          12/31/82
          12/31/83
          12/31/84
          12/31/85
          12/31/86
          12/31/87
          12/31/88
          12/31/89
          12/31/90
          12/31/91
          12/31/92
          12/31/93
          12/31/94
          12/31/95
          12/31/96
          12/31/97
          12/31/98
          12/31/99
          12/31/00

                    Kemper Government Securities Subaccount
                    ---------------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          11/03/89
          12/31/89
          12/31/90
          12/31/91
          12/31/92
          12/31/93
          12/31/94
          12/31/95
          12/31/96
          12/31/97
          12/31/98
          12/31/99
          12/31/00

                    Kemper Investment Grade Bond Subaccount
                    ---------------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          05/01/96
          12/31/96
          12/31/97
          12/31/98
          12/31/99
          12/31/00

                      Kemper Strategic Income Subaccount
                      ----------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          05/01/97
          12/31/97
          12/31/98
          12/31/99
          12/31/00

                         Kemper High Yield Subaccount
                         ----------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          04/06/82
          12/31/82
          12/31/83
          12/31/84
          12/31/85
          12/31/86
          12/31/87
          12/31/88
          12/31/89
          12/31/90
          12/31/91
          12/31/92
          12/31/93
          12/31/94
          12/31/95
          12/31/96
          12/31/97
          12/31/98
          12/31/99
          12/31/00

                        Kemper Total Return Subaccount
                        ------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          04/06/82
          12/31/82
          12/31/83
          12/31/84
          12/31/85
          12/31/86

          12/31/87
          12/31/88
          12/31/89
          12/31/90
          12/31/91
          12/31/92
          12/31/93
          12/31/94
          12/31/95
          12/31/96
          12/31/97
          12/31/98
          12/31/99
          12/31/00

                        Kemper Value+Growth Subaccount
                        ------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          05/01/96
          12/31/96
          12/31/97
          12/31/98
          12/31/99
          12/31/00


                          Kemper Blue Chip Subaccount
                          ---------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          05/01/97
          12/31/97
          12/31/98
          12/31/99
          12/31/00

                        Kemper International Subaccount
                        -------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          01/06/92
          12/31/92
          12/31/93
          12/31/94
          12/31/95
          12/31/96
          12/31/97
          12/31/98
          12/31/99
          12/31/00

                      Kemper Contrarian Value Subaccount
                      ----------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          05/01/96
          12/31/96
          12/31/97
          12/31/98
          12/31/99
          12/31/00

                       Kemper Small Cap Value Subaccount
                       ---------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          05/01/96
          12/31/96
          12/31/97
          12/31/98
          12/31/99
          12/31/00

                      Kemper Small Cap Growth Subaccount
                      ----------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          05/02/94
          12/31/94
          12/31/95
          12/31/96
          12/31/97
          12/31/98
          12/31/99
          12/31/00

                           Kemper Growth Subaccount
                           ------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          12/09/93
          12/31/93
          12/31/94
          12/31/95
          12/31/96
          12/31/97
          12/31/98
          12/31/99
          12/31/00

                      Kemper Aggressive Growth Subaccount
                      -----------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          05/03/99
          12/31/99
          12/31/00

                      Kemper Technology Growth Subaccount
                      -----------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          05/03/99
          12/31/99
          12/31/00

                      Kemper Global Blue Chip Subaccount
                      ----------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          06/01/98
          12/31/98
          12/31/99
          12/31/00

                         Kemper New Europe Subaccount
                         ----------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          06/01/98
          12/31/98
          12/31/99
          12/31/00

                   KVS Dreman High Return Equity  Subaccount
                   -----------------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          06/01/98
          12/31/98
          12/31/99
          12/31/00

                   KVS Dreman Financial Services Subaccount
                   ----------------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          06/01/98
          12/31/98
          12/31/99
          12/31/00

                           KVS Index 500 Subaccount
                           ------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          09/10/99
          12/31/99
          12/31/00

                    KVS Focused Large Cap Growth Subaccount
                    ---------------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          10/29/99
          12/31/99
          12/31/00

                      KVS Growth Opportunities Subaccount
                      -----------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          Need data.

                       KVS Growth And Income Subaccount
                       --------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          Need data.


                   Scudder VLIF Global Discovery Subaccount
                   ----------------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          06/01/98
          12/31/98
          12/31/99
          12/31/00


                   Scudder VLIF Growth and Income Subaccount
                   -----------------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          06/01/98
          12/31/98
          12/31/99
          12/31/00


                     Scudder VLIF International Subaccount
                     -------------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          06/01/98
          12/31/98
          12/31/99
          12/31/00


                    Scudder VLIF Capital Growth Subaccount
                    --------------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          06/01/98
          12/31/98
          12/31/99
          12/31/00


                  Scudder VLIF 21st Century Growth Subaccount
                  -------------------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          Need data.


                  Alger American Leveraged AllCap Subaccount
                  ------------------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          11/01/99
          12/31/99
          12/31/00


                      Alger American Balanced Subaccount
                      ----------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          11/01/99
          12/31/99
          12/31/00

             MidCap Stock ("Dreyfus I.P. MidCap Stock") Subaccount
             -----------------------------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          11/01/99
          12/31/99
          12/31/00


           Dreyfus Socially Responsible Growth Fund, Inc. Subaccount
           ---------------------------------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          05/03/99
          12/31/99
          12/31/00


               Warburg Pincus Trust-Emerging Markets Subaccount
               ------------------------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          06/01/98
          12/31/98
          12/31/99
          12/31/00


          Warburg Pincus Trust-Global Post-Venture Capital Subaccount
          -----------------------------------------------------------

          Date        Unit Values without Bonus  Unit Values with Bonus
          ----        -------------------------  ----------------------
          06/01/98
          12/31/98
          12/31/99
          12/31/00

                              PERFORMANCE FIGURES
                           (as of December 31, 2000)
           (Standardized and Non-Standardized without Bonus Feature)


                                                                                                                    AVERAGE
                                                                                                                     ANNUAL
                                                                                        TOTAL RETURN(1)              TOTAL
                                                                                      (Non-Standardized)            RETURN(2)
                                                      Year                        --------------------------      Standardized
                                                     to Date                      Cumulative                      ------------
                                                       (%)          Ending           (%)          Annualized       Annualized
                                                    Return(3)      Value(4)         Return        (%) Return       (%) Return
                                                    ---------      --------         ------        ----------       ----------
Kemper Contrarian Value Subaccount................  Life of Subaccount (from 05/01/96)
   Life of Portfolio (from 05/01/96)..............
   Three Years....................................
   One Year.......................................
Kemper Value+Growth Subaccount....................
   Life of Subaccount (from 05/01/96).............
   Life of Portfolio (from 05/01/96)..............
   Three Years....................................
   One Year.......................................
Kemper Money Market Subaccount #1(7)..............
   Life of Subaccount (from 04/06/82).............
   Life of Portfolio (from 04/06/82)..............
   Ten Years......................................
   Five Years.....................................
   Three Years....................................
   One Year.......................................
Kemper High Yield Subaccount(6)...................
   Life of Subaccount (from 04/06/82).............
   Life of Portfolio (from 04/06/82)..............
   Ten Years......................................
   Five Years.....................................
   Three Years....................................
   One Year.......................................
Kemper Government Securities Subaccount...........
   Life of Subaccount (from 11/03/89).............
   Life of Portfolio (from 09/03/87)..............
   Ten Years......................................
   Five Years.....................................
   Three Years....................................
   One Year.......................................
Kemper Investment Grade Bond Subaccount...........
   Life of Subaccount (from 05/01/96).............
   Life of Portfolio (from 05/01/96)..............
   Three Years....................................
   One Year.......................................


The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See page 17 for additional information.

                                                                                                                  AVERAGE
                                                                                                                  ANNUAL
                                                                                        TOTAL RETURN(1)            TOTAL
                                                                                      (Non-Standardized)          RETURN(2)
                                                                                  -------------------------      Standardized
                                                  Year to Date                    Cumulative                     ------------
                                                       (%)          Ending           (%)          Annualized       Annualized
                                                    Return(3)      Value(4)         Return        (%) Return       (%) Return
                                                    ---------      --------         ------        ----------       ----------
Kemper Growth Subaccount..........................
   Life of Subaccount (from 12/09/83).............
   Life of Portfolio (from 12/09/83)..............
   Ten Years......................................
   Five Years.....................................
   Three Years....................................
   One Year.......................................
Kemper Blue Chip Subaccount.......................
   Life of Subaccount (from 05/01/97).............
   Life of Portfolio (from 05/01/97)..............
   One Year.......................................
Scudder VLIF Capital Growth Subaccount............
   Life of Subaccount (from 06/01/98).............
   Life of Portfolio (from 07/16/85)..............
   Ten Years......................................
   Five Years.....................................
   Three Years....................................
   One Year.......................................
Warburg Pincus Trust-Global Post-Venture Capital..
   Subaccount.....................................
   Life of Subaccount (from 06/01/98).............
   Life of Portfolio (from 09/30/96)..............
   Three Years....................................
   One Year.......................................
KVS Dreman High Return Equity Subaccount..........
   Life of Subaccount (from 06/01/98).............
   Life of Portfolio (from 05/01/98)..............
   One Year.......................................
KVS Dreman Financial Services Subaccount..........
   Life of Subaccount (from 06/01/98).............
   Life of Portfolio (from 05/01/98)..............
   One Year.......................................
Kemper Small Cap Growth Subaccount................
   Life of Subaccount (from 05/02/94).............
   Life of Portfolio (from 05/02/94)..............
   Five Years.....................................
   Three Years....................................
   One Year.......................................
Kemper Small Cap Value Subaccount.................
   Life of Subaccount (from 05/01/96).............
   Life of Portfolio (from 05/01/96)..............
   Three Years....................................
   One Year.......................................


The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See page 17 for additional information.

                                                                                                                  AVERAGE
                                                                                                                  ANNUAL
                                                                                        TOTAL RETURN(1)            TOTAL
                                                                                      (Non-Standardized)          RETURN(2)
                                                                                  -------------------------      Standardized
                                                  Year to Date                    Cumulative                     ------------
                                                       (%)          Ending           (%)          Annualized       Annualized
                                                    Return(3)      Value(4)         Return        (%) Return       (%) Return
                                                    ---------      --------         ------        ----------       ----------
Kemper International Subaccount(5)................
   Life of Subaccount (from 01/06/92).............
   Life of Portfolio (from 01/06/92)..............
   Five Years.....................................
   Three Years....................................
   One Year.......................................
Kemper Strategic Income Subaccount................
   Life of Subaccount (from 05/01/97).............
   Life of Portfolio (from 05/01/97)..............
   One Year.......................................
Scudder VLIF Global Discovery Subaccount..........
   Life of Subaccount (from 06/01/98).............
   Life of Portfolio (from 05/01/96)..............
   Three Year.....................................
   One Year.......................................
Scudder VLIF International Subaccount.............
   Life of Subaccount (from 06/01/98).............
   Life of Portfolio (from 05/01/87)..............
   Ten Years......................................
   Five Years.....................................
   Three Years....................................
   One Year.......................................
Kemper New Europe Subaccount(5)...................
   Life of Subaccount (from 06/01/98).............
   Life of Portfolio (from 05/01/98)..............
   One Year.......................................
Kemper Global Blue Chip Subaccount................
   Life of Subaccount (from 06/01/98).............
   Life of Portfolio (from 05/01/98)..............
   One Year.......................................
Warburg Pincus Trust-Emerging Markets Subaccount..
   Life of Subaccount (from 06/01/98).............
   Life of Portfolio (from 12/31/97)..............
   One Year.......................................
Kemper Total Return Subaccount(16)................
   Life of Subaccount (from 04/06/82).............
   Life of Portfolio (from 04/06/82)..............
   Ten Years......................................
   Five Years.....................................
   Three Years....................................
   One Year.......................................


The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See page 17 for additional information.

                                                                                                                  AVERAGE
                                                                                                                  ANNUAL
                                                                                        TOTAL RETURN(1)            TOTAL
                                                                                      (Non-Standardized)          RETURN(2)
                                                                                  -------------------------      Standardized
                                                  Year to Date                    Cumulative                     ------------
                                                       (%)          Ending           (%)          Annualized       Annualized
                                                    Return(3)      Value(4)         Return        (%) Return       (%) Return
                                                    ---------      --------         ------        ----------       ----------
Scudder VLIF Growth and Income Subaccount...........
   Life of Subaccount (from 06/01/98)...............
   Life of Portfolio (from 05/02/94)................
   Five Years.......................................
   Three Years......................................
   One Year.........................................
Alger American Leveraged AllCap Subaccount..........
   Life of Subaccount (from 11/01/99)...............
   Life of Portfolio (from 01/24/95)................
   Three Years......................................
   One Year.........................................
Alger American Balanced Subaccount..................
   Life of Subaccount (from 11/01/99)...............
   Life of Portfolio (from 09/05/89)................
   Ten Years........................................
   Five Years.......................................
   Three Years......................................
   One Year.........................................
Dreyfus Socially Responsible Growth Subaccount......
   Life of Subaccount (from 05/03/99)...............
   Life of Portfolio (from 10/07/93)................
   Five Years.......................................
   Three Years......................................
   One Year.........................................
(Dreyfus) MidCap Stock Subaccount...................
   Life of Subaccount (from 11/01/99)...............
   Life of Portfolio (from 05/01/98)................
   One Year.........................................
Kemper Aggressive Growth Subaccount.................
   Life of Subaccount (from 05/03/99)...............
   Life of Portfolio (from 05/01/99)................

The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See page 17 for additional information.

                                                                                                                  AVERAGE
                                                                                                                  ANNUAL
                                                                                        TOTAL RETURN(1)            TOTAL
                                                                                      (Non-Standardized)          RETURN(2)
                                                                                  -------------------------      Standardized
                                                  Year to Date                    Cumulative                     ------------
                                                       (%)          Ending           (%)          Annualized       Annualized
                                                    Return(3)      Value(4)         Return        (%) Return       (%) Return
                                                    ---------      --------         ------        ----------       ----------
Kemper Technology Growth Subaccount................
   Life of Subaccount (from 05/03/99)..............
   Life of Portfolio (from 05/01/99)...............
KVS Index 500 Subaccount...........................
   Life of Subaccount (from 09/10/99)..............
   Life of Portfolio (from 09/01/99)...............
KVS Focused Large Cap Growth Subaccount............
   Life of Subaccount (from 10/29/99)..............
   Life of Portfolio (from 10/29/99)...............
KVS Growth Opportunities...........................
   Life of Subaccount (from _______)...............
   Life of Portfolio (from ________)...............
   One Year........................................
KVS Growth And Income..............................
   Life of Subaccount (from _______)...............
   Life of Portfolio (from ________)...............
   One Year........................................
Scudder VLIF 21st Century Growth...................
   Life of Subaccount (from _______)...............
   Life of Portfolio (from ________)...............
   One Year........................................

The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See page 17 for additional information.

                          PERFORMANCE FIGURES--NOTES

*  N/A Not Applicable

(1) The Non-Standardized Total Return figures quoted are based on a hypothetical $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except for the Withdrawal Charge and any charge for applicable premium taxes which may be imposed in certain states.

(2) The Standardized Average Annual Total Return figures quoted are based on a hypothetical $1,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract including the applicable Withdrawal Charge that may be imposed at the end of the quoted period. Premium taxes are not reflected.

(3) The Year to Date percentage return figures quoted are based on the change in unit values.

(4) The Ending Values quoted are based on a $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except for the Withdrawal Charge and any charge for applicable premium taxes which may be imposed in certain states.

(5) There are special risks associated with investing in non-U.S. companies, including fluctuating foreign currency exchange rates, foreign governmental regulations and differing degrees of liquidity that may adversely affect portfolio securities.

(6) The high yield potential offered by these Subaccounts reflect the substantial risks associated with investments in high-yield bonds.

(7) An investment in the Kemper Money Market Subaccount is neither insured nor guaranteed by the U.S. government. There can be no assurance that the Kemper Money Market Portfolio will be able to maintain a stable net asset value of $1.00 per share. Kemper Money Market Subaccount #2 is not shown because it is available only for dollar cost averaging that will deplete your Subaccount Value entirely at least by the end of the first Contribution Year.

                              PERFORMANCE FIGURES
                           (as of December 31, 2000)
            (Standardized and Non-Standardized with Bonus Features)

                                                                                                                  AVERAGE
                                                                                                                  ANNUAL
                                                                                        TOTAL RETURN(1)            TOTAL
                                                                                      (Non-Standardized)          RETURN(2)
                                                                                  -------------------------      Standardized
                                                  Year to Date                    Cumulative                     ------------
                                                       (%)          Ending           (%)          Annualized      Annualized
                                                    Return(3)      Value(4)         Return        (%) Return      (%) Return
                                                    ---------      --------         ------        ----------      ----------

Kemper Contrarian Value Subaccount...............
   Life of Subaccount (from 05/01/96)............
   Life of Portfolio (from 05/01/96).............
   Three Years...................................
   One Year......................................
Kemper Value+Growth Subaccount...................
   Life of Subaccount (from 05/01/96)............
   Life of Portfolio (from 05/01/96).............
   Three Years...................................
   One Year......................................
Kemper Money Market Subaccount #1(7).............
   Life of Subaccount (from 04/06/82)............
   Life of Portfolio (from 04/06/82).............
   Ten Years.....................................
   Five Years....................................
   Three Years...................................
   One Year......................................
Kemper High Yield Subaccount(6)..................
   Life of Subaccount (from 04/06/82)............
   Life of Portfolio (from 04/06/82).............
   Ten Years.....................................
   Five Years....................................
   Three Years...................................
   One Year......................................
Kemper Government Securities Subaccount..........
   Life of Subaccount (from 11/03/89)............
   Life of Portfolio (from 09/03/87).............
   Ten Years.....................................
   Five Years....................................
   Three Years...................................
   One Year......................................
Kemper Investment Grade Bond Subaccount..........
  Life of Subaccount (from 05/01/96).............
  Life of Portfolio (from 05/01/96)..............
  Three Years....................................
  One Year.......................................


The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See page 23 for additional information.

                                                                                                                  AVERAGE
                                                                                                                  ANNUAL
                                                                                        TOTAL RETURN(1)            TOTAL
                                                                                      (Non-Standardized)          RETURN(2)
                                                                                  -------------------------      Standardized
                                                  Year to Date                    Cumulative                     ------------
                                                       (%)          Ending           (%)          Annualized      Annualized
                                                    Return(3)      Value(4)         Return        (%) Return      (%) Return
                                                    ---------      --------         ------        ----------      ----------
Kemper Growth Subaccount.........................
   Life of Subaccount (from 12/09/83)............
   Life of Portfolio (from 12/09/83).............
   Ten Years.....................................
   Five Years....................................
   Three Years...................................
   One Year......................................
Kemper Blue Chip Subaccount......................
   Life of Subaccount (from 05/01/97)............
   Life of Portfolio (from 05/01/97).............
   One Year......................................
Scudder VLIF Capital Growth Subaccount...........
   Life of Subaccount (from 06/01/98)............
   Life of Portfolio (from 07/16/85).............
   Ten Years.....................................
   Five Years....................................
   Three Years...................................
   One Year......................................
Warburg Pincus Trust-Global Post-Venture Capital
 Subaccount......................................
   Life of Subaccount (from 06/01/98)............
   Life of Portfolio (from 09/30/96).............
   Three Years...................................
   One Year......................................
KVS Dreman High Return Equity Subaccount.........
   Life of Subaccount (from 06/01/98)............
   Life of Portfolio (from 05/01/98).............
   One Year......................................
KVS Dreman Financial Services Subaccount.........
   Life of Subaccount (from 06/01/98)............
   Life of Portfolio (from 05/01/98).............
   One Year......................................
Kemper Small Cap Growth Subaccount...............
   Life of Subaccount (from 05/02/94)............
   Life of Portfolio (from 05/02/94).............
   Five Years....................................
   Three Years...................................
   One Year......................................
Kemper Small Cap Value Subaccount................
   Life of Subaccount (from 05/01/96)............
   Life of Portfolio (from 05/01/96).............
   Three Years...................................
   One Year......................................

The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See page 23 for additional information.

                                                                                                                  AVERAGE
                                                                                                                  ANNUAL
                                                                                        TOTAL RETURN(1)            TOTAL
                                                                                      (Non-Standardized)          RETURN(2)
                                                                                  -------------------------      Standardized
                                                  Year to Date                    Cumulative                     ------------
                                                       (%)          Ending           (%)          Annualized      Annualized
                                                    Return(3)      Value(4)         Return        (%) Return      (%) Return
                                                    ---------      --------         ------        ----------      ----------
Kemper International Subaccount(5).................
   Life of Subaccount (from 01/06/92)..............
   Life of Portfolio (from 01/06/92)...............
   Five Years......................................
   Three Years.....................................
   One Year........................................
Kemper Strategic Income Subaccount.................
   Life of Subaccount (from 05/01/97)..............
   Life of Portfolio (from 05/01/97)...............
   One Year........................................
Scudder VLIF Global Discovery Subaccount...........
   Life of Subaccount (from 06/01/98)..............
   Life of Portfolio (from 05/01/96)...............
   Three Year......................................
   One Year........................................
Scudder VLIF International Subaccount..............
   Life of Subaccount (from 06/01/98)..............
   Life of Portfolio (from 05/01/87)...............
   Ten Years.......................................
   Five Years......................................
   Three Years.....................................
   One Year........................................
Kemper New Europe Subaccount(5)....................
   Life of Subaccount (from 06/01/98)..............
   Life of Portfolio (from 05/01/98)...............
   One Year........................................
Kemper Global Blue Chip Subaccount.................
   Life of Subaccount (from 06/01/98)..............
   Life of Portfolio (from 05/01/98)...............
   One Year........................................
Warburg Pincus Trust-Emerging Markets Subaccount...
   Life of Subaccount (from 06/01/98)..............
   Life of Portfolio (from 12/31/97)...............
   One Year........................................
Kemper Total Return Subaccount(16).................
   Life of Subaccount (from 04/06/82)..............
   Life of Portfolio (from 04/06/82)...............
   Ten Years.......................................
   Five Years......................................
   Three Years.....................................
   One Year........................................

The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See page 23 for additional information.

                                                                                                                  AVERAGE
                                                                                                                  ANNUAL
                                                                                        TOTAL RETURN(1)            TOTAL
                                                                                      (Non-Standardized)          RETURN(2)
                                                                                  -------------------------      Standardized
                                                  Year to Date                    Cumulative                     ------------
                                                       (%)          Ending           (%)          Annualized      Annualized
                                                    Return(3)      Value(4)         Return        (%) Return      (%) Return
                                                    ---------      --------         ------        ----------      ----------
Scudder VLIF Growth and Income Subaccount..........
   Life of Subaccount (from 06/01/98)..............
   Life of Portfolio (from 05/02/94)...............
   Five Years......................................
   Three Years.....................................
   One Year........................................
Alger American Leveraged AllCap Subaccount.........
   Life of Subaccount (from 11/01/99)..............
   Life of Portfolio (from 01/24/95)...............
   Three Years.....................................
   One Year........................................
Alger American Balanced Subaccount.................
   Life of Subaccount (from 11/01/99)..............
   Life of Portfolio (from 09/05/89)...............
   Ten Years.......................................
   Five Years......................................
   Three Years.....................................
   One Year........................................
Dreyfus Socially Responsible Growth Subaccount.....
   Life of Subaccount (from 05/03/99)..............
   Life of Portfolio (from 10/07/93)...............
   Five Years......................................
   Three Years.....................................
   One Year........................................
(Dreyfus) MidCap Stock Subaccount..................
   Life of Subaccount (from 11/01/99)..............
   Life of Portfolio (from 05/01/98)...............
   One Year........................................
Kemper Aggressive Growth Subaccount................
   Life of Subaccount (from 05/03/99)..............
   Life of Portfolio (from 05/01/99)...............

The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See page 23 for additional information.

                                                                                                                  AVERAGE
                                                                                                                  ANNUAL
                                                                                        TOTAL RETURN(1)            TOTAL
                                                                                      (Non-Standardized)          RETURN(2)
                                                                                  -------------------------      Standardized
                                                  Year to Date                    Cumulative                     ------------
                                                       (%)          Ending           (%)          Annualized      Annualized
                                                    Return(3)      Value(4)         Return        (%) Return      (%) Return
                                                    ---------      --------         ------        ----------      ----------
Kemper Technology Growth Subaccount...............
   Life of Subaccount (from 05/03/99).............
   Life of Portfolio (from 05/01/99)..............
KVS Index 500 Subaccount..........................
   Life of Subaccount (from 09/10/99).............
   Life of Portfolio (from 09/01/99)..............
KVS Focused Large Cap Growth Subaccount...........
   Life of Subaccount (from 10/29/99).............
   Life of Portfolio (from 10/29/99)..............
KVS Growth Opportunities..........................
   Life of Subaccount (from _______)..............
   Life of Portfolio (from ________)..............
   One Year.......................................
KVS Growth And Income.............................
   Life of Subaccount (from _______)..............
   Life of Portfolio (from ________)..............
   One Year.......................................
Scudder VLIF 21st Century Growth..................
   Life of Subaccount (from _______)..............
   Life of Portfolio (from ________)..............
   One Year.......................................

The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See page 23 for additional information.

                          PERFORMANCE FIGURES--NOTES

*  N/A Not Applicable

(1) The Non-Standardized Total Return figures quoted are based on a hypothetical $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract as well as the applicable Withdrawal Charge but not premium taxes which may be imposed in certain states.

(2) The Standardized Average Annual Total Return figures quoted are based on a hypothetical $1,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract including the applicable Withdrawal Charge that may be imposed at the end of the quoted period. Premium taxes are not reflected.

(3) The Year to Date percentage return figures quoted are based on the change in unit values.

(4) The Ending Values quoted are based on a $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract as well as the applicable Withdrawal Charge but not premium taxes which may be imposed in certain states.

(5) There are special risks associated with investing in non-U.S. companies, including fluctuating foreign currency exchange rates, foreign governmental regulations and differing degrees of liquidity that may adversely affect portfolio securities.

(6) The high yield potential offered by these Subaccounts reflect the substantial risks associated with investments in high-yield bonds.

(7) An investment in the Kemper Money Market Subaccount is neither insured nor guaranteed by the U.S. government. There can be no assurance that the Kemper Money Market Portfolio will be able to maintain a stable net asset value of $1.00 per share. Kemper Money Market Subaccount #2 is not shown because it is available only for dollar cost averaging that will deplete your Subaccount Value entirely at least by the end of the first Contribution Year.

TAX-DEFERRED ACCUMULATION

                                                 NON-QUALIFIED
                                                   ANNUITY                CONVENTIONAL
                                           After-tax contributions        SAVINGS PLAN
                                           and tax-deferred earnings        After-tax
                                           -------------------------      contributions
                                                          Taxable Lump     and taxable
                                         No Withdrawals  Sum Withdrawal     earnings
                                         --------------  --------------     --------
10 Years..............................      $107,946        $ 86,448       $ 81,693
20 Years..............................       233,048         165,137        133,476
30 Years..............................       503,133         335,021        218,082

This chart compares the accumulation of a $50,000 initial investment into a Non-Qualified Annuity and a Conventional Savings Plan. Contributions to the Non-Qualified Annuity and the Conventional Savings Plan are made after-tax. Only the gain in the Non-Qualified Annuity will be subject to income tax in a taxable lump sum withdrawal. The chart assumes a 37.1% federal marginal tax rate and an 8% annual return. The 37.1% federal marginal tax is based on a marginal tax rate of 36%, representative of the target market, adjusted to reflect a decrease of $3 of itemized deductions for each $100 of income over $117,950. Tax rates are subject to change as is the tax-deferred treatment of the Contracts. Income on Non-Qualified Annuities is taxed as ordinary income upon withdrawal. A 10% tax penalty may apply to early withdrawals. See "Federal Income Taxes" in the Prospectus. The chart does not reflect the following annuity charges and expenses: 1.25% mortality and expense risk; .15% administration charges; 8.5% maximum deferred withdrawal charge if Bonus elected; and $30 annual records maintenance charge. The tax-deferred accumulation would be reduced if these charges were reflected. No implication is intended by the use of these assumptions that the return shown is guaranteed in any way or that the return shown represents an average or expected rate of return over the period of the Contracts. [IMPORTANT--THIS IS NOT AN ILLUSTRATION OF YIELD OR RETURN].

Unlike savings plans, contributions to Non-Qualified Annuities provide tax-deferred treatment on earnings. In addition, contributions to tax-deferred retirement annuities are not subject to current tax in the year of contribution. When monies are received from a Non-Qualified Annuity (and you have many different options on how you receive your funds), they are subject to income tax. At the time of receipt, if the person receiving the monies is retired, not working or has additional tax exemptions, these monies may be taxed at a lesser rate.

APPENDIX B

STATE PREMIUM TAX CHART

                                                 Rate of Tax
                                                 -----------
                                         Qualified         Non-Qualified
State                                      Plans              Plans
-----                                      -----              -----

California.........................        0.50%              2.35%*
Maine..............................          --                2.00%
Mississippi........................          --               1.00%*
Nevada.............................          --               3.50%*
North Carolina.....................          --                1.90%
Pennsylvania.......................          --                2.00%
South Dakota.......................          --                1.25%
Washington D.C.....................        2.25%               2.25%
West Virginia......................        1.00%               1.00%
Wyoming............................          --                1.00%

* Taxes become due when annuity benefits commence, rather than when the premiums are collected. At the time of annuitization, the premium tax payable will be charged against the Contract Value. KILICO reserves the right to deduct taxes when assessed.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The expenses of issuance and distribution of the Contracts and Certificates, other than any underwriting discounts and commissions, are as follows:


                                                                        AMOUNT*
                                                                        ------

Securities and Exchange Commission Registration Fees.................  $ 12,500
Printing and Engraving...............................................  $ 50,000
Accounting Fees and Expenses.........................................  $ 15,000
Legal Fees and Expenses..............................................  $ 75,000
                                                                       --------
     Total Expenses..................................................  $152,500

_______________

* Expenses are estimated and are for the period ending May 1, 2002 for the continuous offering of interests pursuant to Rule 415 but are not deducted from proceeds.

Item 14.  Indemnification of Directors and Officers.

Article VI, Section 1. of the Bylaws of Kemper Investors Life Insurance Company provides for indemnification of Directors and Officers as follows:

     SECTION 1. The company shall indemnify any person against all expenses (including attorneys fees), judgments, fines, amounts paid in settlement and other costs actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) in which he is a party or is threatened to be made party by reason of his being or having been a director, officer, employee or agent of the company, or serving or having served, at the request of the company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of his holding a fiduciary position in connection with the management or administration of retirement, pension, profit sharing or other benefit plans including, but not limited to, any fiduciary liability under the Employee Retirement Income Security Act of 1974 and any amendment thereof, if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Article VI also provides that no indemnification shall be made in respect of any claim, issue or matter as to which a director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the company, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Item 15.  Recent Sales of Unregistered Securities.

Within the past three years, Registrant has sold, in reliance on Rule 506 of Regulation D under the Securities Act of 1933, as amended, unregistered Private Placement Group and Individual Variable Life Insurance Policies ("Policies") to banks and other corporations as a financing or cost recovery vehicle for pre-and post-retirement employee benefits and related liabilities. There was no predetermined aggregate offering price as purchase amounts are premium payments under life insurance policies which are based on the lives insured and insurance underwriting. Certain offerings of the Policies were made directly by the Registrant and not through a principal underwriter. When offered directly by the Registrant, no commissions were paid for the sale of the Policies. Certain offerings of the Policies were made through Zurich Capital Markets Securities Inc. or BFP Securities, LLC, affiliates of Registrant, and Benefit Finance Securities, LLC, as distributors for the Policies. In these instances, compensation of up to 3% of premium may be paid to registered broker-dealers for distribution-related activities involving the Policies. Registrant has also sold, in reliance on Rule 506 of Regulation D under the Securities Act of 1933, as amended, unregistered Private Placement Individual Variable Life Insurance Policies and Group Flexible Premium Variable Deferred Annuity Contracts (collectively "HNW Policies") to certain high net worth "accredited investors", as that term is defined under Regulation D of the Securities Act of 1933. There was no predetermined aggregate offering price as purchase amounts are premium payments under life insurance policies which are based on the lives insured and insurance underwriting or purchase payments under annuity contracts. BFP Securities, LLC or Investors Brokerage Services, Inc., affiliates of Registrant, serves as distributors of these offerings. Compensation up to 3% of premium may be paid to registered broker-dealers for distribution-related activities involving the HNW Policies.

Item 16.  Exhibits and Financial Statement Schedules.

(a)  Exhibits

Exhibit No.    Description
----------     -----------

11(a)          Distribution Agreement

/4/1(b) Fund Participation Agreement among KILICO, Kemper Investors Fund (now known as Scudder Variable Series II), Zurich Kemper Investments, Inc. (now known as Zurich Scudder Investments, Inc.) and Kemper Distributors, Inc. (now known as Scudder Distributors, Inc.)

/4/1(c)(i)     Participation Agreement by and among KILICO and Warburg, Pincus
               Trust and Credit Suisse Asset Management, LLC (successor to
               Warburg Pincus Asset Management, Inc.) and Credit Suisse Asset
               Management Securities, Inc. (f/k/a Counsellors Securities Inc.)

/3/1(c)(ii)    Service Agreement between Credit Suisse Asset Management, LLC
               (successor to Warburg Pincus Asset Management, Inc.) and Federal
               Kemper Life Assurance Company and Kemper Investors Life Insurance
               Company

/10/1(c)(iii)  Restatement of Participation Agreement among Counsellors
               Securities Inc., Warburg Pincus Asset Management, Inc. and/or the Warburg Pincus Funds and Kemper Investors Life Insurance Company

/2/1(d)        Specimen Selling Group Agreement of Investors Brokerage Services,
               Inc.

/2/1(e)        General Agent Agreement

/8/1(f)(i)     Participation Agreement between KILICO and Scudder Variable Life
               Investment Fund (now known as Scudder Variable Series I)

/8/1(f)(ii)    Participating Contract and Policy Agreement between KILICO and
               Scudder Kemper Investments, Inc. (now known as Zurich Scudder
               Investments, Inc.)

/8/1(f)(iii)   Indemnification Agreement between KILICO and Scudder Kemper
               Investments, Inc. (now known as Zurich Scudder Investments, Inc.)

/9/1(g)(i)     Fund Participation Agreement between KILICO and The Dreyfus
               Socially Responsible Growth Fund, Inc.

/11/1(g)(ii)   November 1, 1999 Amendment to Fund Participation Agreement
               between KILICO and The Dreyfus Socially Responsible Growth Fund,
               Inc.

/11/1(g)(iii)  Administrative Services Agreement by and between The Dreyfus
               Corporation and KILICO (redacted)

/11/1(g)(iv)   November 1, 1999 Amendment to Administrative Services Agreement
               by and between The Dreyfus Corporation and KILICO (redacted)

/11/1(h)(i)    Fund Participation Agreement by and among The Alger American
               Fund, KILICO and Fred Alger & Company, Incorporated

/11/1(h)(ii)   Service Agreement between Fred Alger Management, Inc. and KILICO
               (redacted)

/13/1(i)(1)    Form of Fund Participation Agreement by and among KILICO, INVESCO
               Variable Investment Funds, Inc., INVESCO Funds Group, Inc. and
               INVESCO Distributors, Inc.

/13/1(i)(2)    Form of Administrative Services Agreement by and between INVESCO
               Funds Group, Inc., INVESCO Variable Investment Funds, Inc. and
               KILICO (redacted)

2              Not Applicable

/1/3(a)        Articles of Incorporation

/1/3(b)        Bylaws

4 (a) Form of Group Flexible Premium Fixed, Market Value Adjusted and Variable Deferred Annuity Contract.

4 (b) Form of Certificate to Group Flexible Premium Fixed, Market Value Adjusted and Variable Deferred Annuity Contract.

4 (c) Form of Individual Flexible Premium Fixed, Market Value Adjusted and Variable Deferred Annuity Contract.

4 (d)          Unisex Rider.

4 (e)          Form of Qualified Plan Rider.

4 (f)          Form of SIMPLE IRA - Individual Retirement Annuity Supplemental
               Rider.

4 (g) Form of Amendment to Contract to Qualify a Roth Individual Retirement Annuity.

4 (h)          Form of 457 Deferred Compensation Rider.

4 (i)          Form of Group Master Application.

4 (j)          Form of Application.

4 (k)          Form of Individual Retirement Annuity Supplemental Rider.

5 Opinion and Consent of Counsel regarding legality (to be filed by pre-effective amendment).

8              Not Applicable.

9              Not Applicable.

10             Not Applicable.

11             Not Applicable.

12             Not Applicable.

13             Not Applicable.

14             Not Applicable.

15             Not Applicable.

16             Not Applicable.

/12/21         Organizational Chart.

23 (a) Consents of Independent Accountants (to be filed by pre-effective amendment).

23 (b)         Consent of Counsel (See Exhibit 5).

/5/99(a) Schedule III: Supplementary Insurance Information (years ended December 31, 2000 and 1999)

/5/99(b)       Schedule IV: Reinsurance (year ended December 31, 2000)

/6/99(c)       Schedule IV: Reinsurance (year ended December 31, 1999)

/7/99(d)       Schedule IV: Reinsurance (year ended December 31, 1998)

/5/99(e) Schedule V: Valuation and qualifying accounts (year ended December 31, 2000)

/6/99(f) Schedule V: Valuation and qualifying accounts (year ended December 31, 1999)

/7/99(g) Schedule V: Valuation and qualifying accounts (year ended December 31, 1998)

_____________________

1 Incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 12, 1996.

2 Incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 23, 1997.

3 Incorporated herein by reference to Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 (File No. 33-79808) filed on or about April 30, 1997.

4 Incorporated herein by reference to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-22389) filed on or about April 8, 1998.

5 Incorporated herein by reference to Form 10-K for Kemper Investors Life Insurance Company for fiscal year ended December 31, 2000 filed on or about March 28, 2001.

6 Incorporated herein by reference to Form 10-K for Kemper Investors Life Insurance Company for fiscal year ended December 31, 1999 filed on or about March 29, 2000.

7 Incorporated herein by reference to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 20, 1999.

8 Incorporated herein by reference to Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-22389) filed on or about April 20, 1999.

9 Incorporated herein by reference to Post-Effective Amendment No. 28 to the Registration Statement on Form N-4 (File No. 2-72671) filed on or about April 28, 1999.

10 Incorporated herein by reference to Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 (File No. 333-22375) on or about September 14, 1999.

11 Incorporated herein by reference to Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-22389) filed on or about April 17, 2000.

12 Incorporated herein by reference to Post-Effective Amendment No. 29 to the Registration Statement on Form N-4 (File No. 2- 72671) filed on or about April 26, 2000.

13 Incorporated herein by reference to Amendment No. 7 to the Registration Statement on Form S-1 (File No. 333-22389) filed on or about April 26, 2001.


(b)  Financial Statements

     [The following Financial Statements are to be included by pre-effective amendment.]

Report of Independent Accountants

KILICO and Subsidiaries Consolidated Balance Sheets, as of December 31, 2000 and 1999.

KILICO and Subsidiaries Consolidated Statements of Operations, years ended December 31, 2000, 1999 and 1998.

KILICO and Subsidiaries Consolidated Statements of Comprehensive Income, years ended December 31, 2000, 1999 and 1998.

KILICO and Subsidiaries Consolidated Statements of Stockholder's Equity, years ended December 31, 2000, 1999 and 1998.

KILICO and Subsidiaries Consolidated Statements of Cash Flows, years ended December 31, 2000, 1999 and 1998.

Notes to Consolidated Financial Statements.

ITEM 17.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Grove and State of Illinois on the 16th day of May, 2001.

                           KEMPER INVESTORS LIFE INSURANCE COMPANY
                           (Registrant)

                           BY: /s/ GALE K. CARUSO
                           ----------------------------------------
                           Gale K. Caruso, President and Chief Executive Officer


As required by the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Kemper Investors Life Insurance Company in the capacities indicated on the 16th day of May, 2001.

Signature                      Title

/s/ GALE K. CARUSO           President, Chief Executive Officer and Director
-------------------------    (Principal Executive Officer)
Gale K. Caruso

/s/ MARTIN D. FEINSTEIN      Chairman of the Board
-------------------------
Martin D. Feinstein

/s/ FREDERICK L. BLACKMON    Executive Vice President, Chief Financial Officer
-------------------------    and Director (Principal Financial Officer
Frederick L. Blackmon        and Principal Accounting Officer)

/s/ ELIANE C. FRYE           Director
-------------------------
Eliane C. Frye

/s/ DEBRA P. REZABEK         Director
-------------------------
Debra P. Rezabek

/s/ GEORGE VLAISAVLJEVICH    Director
-------------------------
George Vlaisavljevich

                                  EXHIBIT LIST

                                                                 Sequentially
Exhibit                                                            Numbered
Number                           Description                         Pages
------                           -----------                         -----
4 (a)        Form of Group Flexible Premium Fixed, Market Value Adjusted and Variable Deferred
             Annuity Contract.

4 (b)        Form of Certificate to Group Flexible Premium Fixed, Market Value Adjusted and
             Variable Deferred Annuity Contract.

4 (c)        Form of Individual Flexible Premium Fixed, Market Value Adjusted and Variable
             Deferred Annuity Contract.

4 (d)        Unisex Rider.

4 (e)        Form of Qualified Plan Rider.

4 (f)        Form of SIMPLE IRA - Individual Retirement Annuity Supplemental Rider.

4 (g)        Form of Amendment to Contract to Qualify a Roth Individual Retirement Annuity.

4 (h)        Form of 457 Deferred Compensation Rider.

4 (i)        Form of Group Master Application.

4 (j)        Form of Application.

4 (k)        Form of Individual Retirement Annuity Supplemental Rider.

5            Opinion and Consent of Counsel regarding legality*

23 (a)       Consents of Independent Accountants*

* - To be filed by pre-effective amendment.


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